   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1996



                          AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-64261

           POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-49965 POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT NO. 33-57104 POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-53306

           POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-47105


           POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT NO. 33-45228


           POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-36164


           POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-15230


           POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-13062


            POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 2-98344


            POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-4031


            POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-7299


           POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-15266


           POST-EFFECTIVE AMENDMENT NO. 5 TO REGISTRATION STATEMENT NO. 33-20950


           POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-40485


           POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-42367


           POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-45266


           POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-58144


           POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-55295


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


                        THE CHASE MANHATTAN CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                      270 PARK AVENUE                      13-2624428
   (STATE OR OTHER JURISDICTION        NEW YORK, NEW YORK 10017              (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)           (212) 270-6000                 IDENTIFICATION NO.)

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------


                             ANTHONY J. HORAN, ESQ.


                        THE CHASE MANHATTAN CORPORATION

                                270 PARK AVENUE
                            NEW YORK, NEW YORK 10017

                                 (212) 270-4040

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:


                     PETER J. TOBIN                                WILLIAM H. MCDAVID, ESQ.
            THE CHASE MANHATTAN CORPORATION                     THE CHASE MANHATTAN CORPORATION
                    270 PARK AVENUE                                     270 PARK AVENUE
                NEW YORK, NEW YORK 10017                           NEW YORK, NEW YORK 10017
                JEREMIAH L. THOMAS, ESQ.                             C. ALLEN PARKER, ESQ.
               SIMPSON THACHER & BARTLETT                           CRAVATH, SWAINE & MOORE
                  425 LEXINGTON AVENUE                                  WORLDWIDE PLAZA
                NEW YORK, NEW YORK 10017                               825 EIGHTH AVENUE
                                                                   NEW YORK, NEW YORK 10019


                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
                            ------------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]



     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective
Registration Statement for the same offering.   [ ]



     If this form is a Post-Effective Amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. [ ]



     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED            PROPOSED
                                             AMOUNT             MAXIMUM             MAXIMUM
TITLE OF EACH CLASS OF                       TO BE         OFFERING PRICE PER      AGGREGATE           AMOUNT OF
SECURITIES TO BE REGISTERED             REGISTERED(1)(2)  UNIT OR SHARE(2)(3) OFFERING PRICE(3)(4)   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Debt Securities, Debt Warrants,
  Preferred Stock, Depositary
  Shares(5), Preferred Stock Warrants,
  Common Stock, Common Stock Warrants
  and Currency Warrants(6)(7).........          --                 --            $3,000,000,000     $1,034,483(8)(9)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------




 (1) If any Debt Securities are issued at an original issue discount, then such greater principal amount as shall result in an aggregate initial offering price of $3,000,000,000. In no event will the aggregate initial offering price of Debt Securities, Debt Warrants, Preferred Stock, Depositary Shares, Preferred Stock Warrants, Common Stock, Common Stock Warrants and Currency Warrants issued under this Registration Statement and not previously registered under the Securities Act of 1933, as amended (the "Securities Act"), exceed $3,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units.



 (2) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.



 (3) The proposed maximum offering price per unit or share will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.



 (4) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act.



 (5) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and such shares will be issued to the Depositary under the Deposit Agreement.



 (6) No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, other securities registered hereunder.



 (7) This Registration Statement also covers an indeterminate amount of Debt Securities and Warrants that may be offered by affiliates of the Registrant, including Chase Securities Inc., in connection with offers and sales related to secondary market transactions in securities that have previously been registered by the Registrant or its predecessors pursuant to the below-referenced registration statements. Accordingly, this Registration Statement constitutes Post-Effective Amendment No. 4 to Registration Statement No. 33-57104, Post-Effective Amendment No. 3 to Registration Statement No. 33-53306, Post-Effective Amendment No. 3 to Registration Statement No. 33-47105, Post-Effective Amendment No. 4 to Registration Statement No. 33-45228, Post-Effective Amendment No. 3 to Registration Statement No. 33-36164, Post-Effective Amendment No. 3 to Registration Statement No. 33-15230, Post-Effective Amendment No. 3 to Registration Statement No. 33-13062, Post-Effective Amendment No. 3 to Registration Statement No. 2-98344, Post-Effective Amendment No. 3 to Registration Statement No. 33-4031, Post-Effective Amendment No. 1 to Registration Statement No. 33-7299, Post-Effective Amendment No. 2 to Registration Statement No. 33-15266, Post-Effective Amendment No. 5 to Registration Statement No. 33-20950, Post-Effective Amendment No. 3 to Registration Statement No. 33-40485, Post-Effective Amendment No. 2 to Registration Statement No. 33-42367, Post-Effective Amendment No. 2 to Registration Statement No. 33-45266, Post-Effective Amendment No. 2 to Registration Statement No. 33-58144, Post-Effective Amendment No. 1 to Registration Statement No. 33-55295.



 (8) Previously paid.



 (9) Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act, this Registration Statement contains a Prospectus that also relates to the $1,538,800,000 of Debt Securities, Debt Warrants, Preferred Stock, Depositary Shares, Preferred Stock Warrants, Common Stock, Common Stock Warrants and Currency Warrants registered on the Registration Statement on Form S-3 (No. 33-49965) (relating to an aggregate $2,500,000,000 of debt securities, debt warrants, preferred stock, depositary shares, preferred stock warrants, common stock, common stock warrants and currency warrants) previously filed by the Registrant and declared effective on November 12, 1993 and as to which a filing fee of $781,250 was paid; and the $150,000,000 initial offering price of Preferred Stock registered on the Registration Statement on Form S-3 (No. 33-53306) (relating to, among other securities, an aggregate initial offering price of $750,000,000 of preferred stock) previously filed by the Registrant and declared effective on January 22, 1993 and as to which a filing fee of $234,375 was paid. This Registration Statement constitutes Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-3 (No. 33-49965) and Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-3 (No. 33-53306) and each such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.


    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     The second prospectus filed with this Registration Statement is a form of market maker prospectus intended for use by direct or indirect wholly-owned subsidiaries of The Chase Manhattan Corporation, including Chase Securities Inc., in connection with offers and sales related to secondary market transactions in debt securities and warrants that have been previously registered by The Chase Manhattan Corporation or its predecessors under the Securities Act of 1933 pursuant to the above-referenced registration statements and in certain debt securities and warrants that are initially offered and sold by or on behalf of The Chase Manhattan Corporation after the effective date of this Registration Statement. The market maker prospectus is in addition to, and not in substitution for, the prospectuses relating to the above-referenced registration statements currently on file with the Securities and Exchange Commission.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 25, 1996


PROSPECTUS
                                      LOGO

                        THE CHASE MANHATTAN CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK

                               DEPOSITARY SHARES

                                  COMMON STOCK
                                    WARRANTS


    The Chase Manhattan Corporation (the "Company") intends to issue from time to time in one or more series its (i) unsecured debt securities, which may either be senior (the "Senior Securities") or subordinated (the "Subordinated Securities"; the Senior Securities and the Subordinated Securities being referred to herein collectively as the "Debt Securities"), (ii) warrants to purchase the Debt Securities (the "Debt Warrants"), (iii) shares of preferred stock, par value $1 per share (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iv) warrants to purchase the Preferred Stock or Depositary Shares (the "Preferred Stock Warrants"), (v) shares of common stock, par value $1 per share (the "Common Stock"), (vi) warrants to purchase shares of Common Stock (the "Common Stock Warrants"; the Debt Warrants, Preferred Stock Warrants and Common Stock Warrants being referred to herein collectively as the "Securities Warrants"); and (vii) currency warrants entitling the holder to receive the cash value in U.S. dollars of the right to purchase or the right to sell foreign currencies or composite currencies, including European Currency Units ("ECU") (the "Currency Warrants"), having an aggregate initial public offering price not to exceed $4,688,800,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including ECU, on terms to be determined at the time of sale. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Securities Warrants and Currency Warrants offered hereby (collectively, the "Offered Securities") may be offered, separately or as units with other Offered Securities, in separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").



    The Senior Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Company. The Subordinated Securities will be subordinate to all existing and future Senior Indebtedness and, under certain circumstances, Additional Senior Obligations (each as defined herein). The holders of Subordinated Securities of any series may be obligated at maturity to exchange such Subordinated Securities for Capital Securities of the Company (as defined herein). Unless otherwise indicated in the applicable Prospectus Supplement, the maturity of the Subordinated Securities will be subject to acceleration only in the event of certain events of bankruptcy or reorganization of the Company. See "Description of Debt Securities".



    The specific terms of the Offered Securities in respect of which this Prospectus is being delivered, such as, where applicable (i) in the case of Debt Securities, the specific designation, aggregate principal amount, currency, denomination, maturity, priority, interest rate (which may be variable or fixed), time of payment of interest, terms for optional redemption or repayment or for sinking fund payments, terms for conversion into or exchange for Capital Securities or other Offered Securities, the designation of the Trustee acting under the applicable Indenture and the initial public offering price; (ii) in the case of Preferred Stock, the specific title and stated value, the number of shares or fractional interests therein, and the dividend, liquidation, redemption, conversion, voting and other rights, the initial public offering price, and whether interests in the Preferred Stock will be represented by Depositary Shares; (iii) in the case of Common Stock, the initial offering price; (iv) in the case of Securities Warrants, the exercise period, offering price, exercise price and detachability thereof; (v) in the case of Currency Warrants, whether the Currency Warrants are call warrants or put warrants, the currency to which U.S. dollars will be compared, the method of determining the cash value payable upon exercise of such Currency Warrants, the aggregate amount, offering price and exercise period of such Currency Warrants, the risks associated with such Currency Warrants and the manner of and any restrictions on the exercise of such Currency Warrants (see "Risk Factors Relating to Currency Warrants"); and (vi) in the case of all Offered Securities, whether such Offered Securities will be offered separately or as a unit with other Offered Securities, will be set forth in the accompanying Prospectus Supplement. The Prospectus Supplement will also contain information, where applicable, about certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by the Prospectus Supplement.



    The Offered Securities may be sold for public offering to underwriters or dealers, which may be a group of underwriters represented by one or more managing underwriters. In addition, the Offered Securities may be sold directly by the Company or through agents designated from time to time. See "Plan of Distribution". The names of any such agents, dealers or managing underwriters, and of any underwriters, involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered and the applicable agent's commission, dealer's purchase price or underwriter's discount will be set forth in the Prospectus Supplement. The net proceeds to the Company from such sale will also be set forth in the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering of Offered Securities may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution".



    This Prospectus and the related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of the Company, including Chase Securities Inc., in connection with offers and sales related to secondary market transactions in Offered Securities. Such sales will be made at prices related to prevailing market prices at the time of sale.


THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF OFFERED SECURITIES UNLESS
     ACCOMPANIED BY A PROSPECTUS SUPPLEMENT. THE DEBT SECURITIES WILL BE UNSECURED OBLIGATIONS OF THE COMPANY, WILL NOT BE OBLIGATIONS OF A
        DEPOSITORY INSTITUTION AND WILL NOT BE INSURED BY THE FEDERAL
          DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
               AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
    CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


                The date of this Prospectus is           ,199  .


     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices of the
Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of the Company's securities are listed on the New York Stock Exchange, and reports, proxy material and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Company is an electronic filer, and the Commission maintains a website (located at http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company are incorporated by reference in this Prospectus:


          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;



          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;



          (c) The Company's Current Reports on Form 8-K dated January 12, 1996, January 18, 1996, January 19, 1996, February 5, 1996, March 25, 1996, March 31, 1996, April 16, 1996, July 17, 1996, September 30, 1996, October 7,
     1996 and October 15, 1996; and



          (d) The descriptions of the Common Stock and the Preferred Stock set forth in the Company's Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Offered Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in the accompanying Prospectus Supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO: THE CHASE MANHATTAN CORPORATION, 270 PARK AVENUE, NEW YORK, NEW YORK 10017, ATTENTION: OFFICE OF THE SECRETARY, TELEPHONE (212) 270-4040.


     Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$", "dollars", "U.S. dollars" or "U.S.$").

                        THE CHASE MANHATTAN CORPORATION


GENERAL


     The Company is a bank holding company organized under the laws of Delaware in 1968 and registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). On March 31, 1996, The Chase Manhattan Corporation ("Old Chase") merged with and into the Company, and the Company changed its name to "The Chase Manhattan Corporation". As a result of the merger, the Company has become the largest banking institution in the United States, with over $300 billion in assets and $20 billion in stockholders' equity.



     The principal bank subsidiaries of the Company are The Chase Manhattan Bank, a New York banking corporation (the "Bank"), Chase Manhattan Bank USA, National Association ("Chase USA"), headquartered in Wilmington, Delaware, and Texas Commerce Bank National Association ("Texas Commerce"), headquartered in Houston, Texas.



     The merger of Old Chase with and into the Company was accounted for as a pooling-of-interests and, accordingly, the information presented in this Prospectus reflects the combined results of Old Chase and the Company as if the merger had been in effect for all periods presented.



     The Company's principal executive office is located at 270 Park Avenue, New York, New York 10017. The Company's telephone number is (212) 270-6000.


BUSINESS


     The activities of the Company and its subsidiaries are internally organized, for management information purposes, into five principal lines of business. A brief description of each principal line of business is presented below.


Global Bank


     The Global Bank provides banking, financial advisory, trading and investment services to corporations and public-sector clients worldwide through a network of offices in 52 countries, including major operations in all key international financial centers. This network enables the Company to identify users and sources of capital on a global basis and to serve the cross-border requirements of clients through integrated delivery across all its businesses. The Global Bank includes Corporate Lending (focusing on corporate clients, both credit and general advisory); Investment Banking (including acquisition finance, syndicated finance, high yield finance, private placements, leasing, mergers and acquisitions, and other global investment banking activities); Global Markets (foreign exchange dealing and trading, derivatives trading and structuring, including equity and commodity derivatives, securities structuring, underwriting, trading and sales, and the Company's funding and securities investment activities); and Chase Capital Partners (venture capital and mezzanine finance). In addition, the Global Asset Management and Private Banking group serves high net worth individuals worldwide with banking and investment services, including the Vista family of mutual funds and Vista unit trust funds.



Regional and Nationwide Consumer Bank



     Regional and Nationwide Consumer Bank includes: Credit Cards (Chase cardmember services); Deposits and Investments (consumer banking and commercial and professional banking); Mortgage Banking; National Consumer Finance (home equity secured lending, student lending, and other consumer lending); International Consumer (consumer activities in Asia and Latin America); Middle Market (regional commercial banking); Texas Commerce; and the Company's franchise in northeastern New Jersey, where its banking subsidiary has 39 branches and private banking operations. The Company maintains a leading market share position in serving the financial needs of consumers, middle market commercial enterprises and small businesses in the New York metropolitan area. Texas Commerce is a leader in providing financial products and services to businesses and individuals throughout Texas and is the primary bank for more large corporations and middle market companies than any other bank in Texas.

Global Services



     Global Services includes custody, cash management, payments, trade, trust and other fiduciary services. At September 30, 1996, the Company was custodian or trustee for approximately $4.1 trillion of assets.



Terminal Businesses; Corporate



     Terminal Businesses represent discontinued portfolios, which are primarily refinancing country debt and the Company's commercial real estate problem asset and nonperforming portfolio, primarily at the Bank. Corporate includes the management results attributed to the parent company; the Company's investment in The CIT Group Holdings, Inc.; the impact of credit card securitizations; and some effects remaining at the corporate level after the implementation of management accounting policies, including residual credit provision and tax expense.


                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS


     The following are the consolidated ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated:


                                                  NINE
                                                 MONTHS
                                                 ENDED
                                               SEPTEMBER
                                                  30,                YEAR ENDED DECEMBER 31,
                                               ----------   -----------------------------------------
                                                  1996      1995      1994     1993     1992     1991
                                               ----------   -----     ----     ----     ----     ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits..............    1.59      1.90      1.86     1.62     1.50     1.20
  Including Interest on Deposits..............    1.28      1.41      1.42     1.31     1.21     1.07
Earnings to Combined Fixed Charges and
  Preferred
  Stock Dividend Requirements:
  Excluding Interest on Deposits..............    1.53      1.82      1.76     1.52     1.41     1.14
  Including Interest on Deposits..............    1.26      1.38      1.38     1.27     1.18     1.05


     For purposes of computing the ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                                USE OF PROCEEDS


     The net proceeds to be received by the Company from the sale of the Offered Securities offered hereby will be added to the general funds of the Company and will be available for general corporate purposes, which may include the reduction of short-term indebtedness, equity investments in or extensions of credit to its bank and non-bank subsidiaries, the reduction of outstanding long-term indebtedness of the Company, the redemption of certain of the Company's outstanding preferred stock, or the financing of possible business expansion. Pending specific application, the net proceeds will be invested temporarily or applied to the reduction of short-term indebtedness. Except as otherwise described in a Prospectus Supplement, specific application of the net proceeds to such purposes will not have been made at the date of the applicable Prospectus Supplement, although the management of the Company will have determined that funds should be raised at that time in anticipation of the future funding requirements of the Company or its subsidiaries or in anticipation of repayments of borrowings or redemptions of preferred stock.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of any Debt Securities and the extent, if any, to which such general provisions may apply to such Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities.


     The Senior Securities will be issued from time to time in series under an Indenture dated as of December 1, 1989, as amended, between the Company and Bankers Trust Company, as Trustee (the "Senior Indenture"). The Subordinated Securities will be issued from time to time in series under an Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992, and as further amended, between the Company and First Trust of New York, National Association, as Trustee (the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are herein referred to collectively as the "Indentures".


     The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not purport to be complete and are qualified in their entirety by reference to the Indentures, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. Numerical references in parentheses below are to sections of the applicable Indenture. Wherever capitalized terms are used but not defined herein, such terms shall have the meanings assigned to them in the applicable Indenture, it being intended that such referenced sections of the Indentures and such defined terms shall be incorporated herein by reference.


     Neither Indenture limits the amount of Debt Securities which may be issued thereunder and Debt Securities may be issued under either of the Indentures up to the aggregate principal amount which may be authorized from time to time by the Company. The Senior Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Securities will be unsecured and will be subordinated and junior to all Senior Indebtedness (as defined below under "Subordinated
Securities -- Subordination") and, in certain circumstances relating to the dissolution, winding-up, liquidation or reorganization of the Company, to all Additional Senior Obligations (as defined below under "Subordinated
Securities -- Subordination") to the extent set forth below under "Subordinated Securities". Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, including the Bank, Chase USA and Texas Commerce, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Debt Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations with respect to deposit liabilities, Federal funds purchased, securities sold under repurchase agreements, commercial paper, and other short-term borrowings.



     The Debt Securities may be issued in one or more separate series of Senior Securities and/or one or more separate series of Subordinated Securities. Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the terms of such Debt Securities, including, where applicable: (i) the specific title of such Debt Securities;
(ii) any limit on the aggregate principal amount or aggregate initial offering price of such Debt Securities; (iii) the purchase price of such Debt Securities (expressed as a percentage of the principal amount thereof); (iv) the date or dates on which the principal of such Debt Securities will be payable and the provisions, if any, for extension of such payment date or dates; (v) the rate or rates per annum at which such Debt Securities will bear interest, if any, including the rate of interest, if any, applicable to overdue payments of principal, or the method by which any such rate or rates will be determined and the dates on which such interest, if any, will be payable, the record dates for such interest payment dates, and the date from which such interest, if any, will accrue; (vi) the place or places where the principal of (and premium, if any) and interest, if any, with respect to the Debt Securities will be payable; (vii) the terms of any mandatory or optional redemption provisions applicable to the Debt Securities; (viii) the terms of any sinking fund and analogous provisions with respect to the Debt Securities;

(ix) authorized denominations of the Debt Securities (if other than denominations of $1,000 and integral multiples thereof); (x) if other than the currency of the United States, the currency or currencies, including ECU and other composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable (which may be different for principal, premium and interest); (xi) if the principal of (and premium, if any) or interest, if any, on such Debt Securities are to be payable at the election of the Company or a holder thereof in one or more currencies or composite currencies, the currencies or composite currencies in which payment may be made and the manner of making such election; (xii) any provisions relating to the conversion or exchange of such Debt Securities; (xiii) the index, if any, with reference to which the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities will be determined; (xiv) whether such Debt Securities are Senior Securities or Subordinated Securities, or include both; (xv) the portion of the principal amount of such Debt Securities which will be payable upon declaration of acceleration of the maturity thereof, if other than the principal amount thereof; (xvi) any Events of Default applicable to such Debt Securities (if not set forth in the applicable Indenture); (xvii) if such Debt Securities are Senior Securities, whether the provisions of the Senior Indenture relating to "Defeasance and Covenant Defeasance" will be applicable to such Debt Securities; (xviii) whether any of such Debt Securities are to be issuable in permanent global form; (xix) the terms of any Currency Warrants or Securities Warrants being offered with such Debt Securities; and (xx) any other specific terms of such Debt Securities (including any covenants applicable to the Debt Securities if not set forth in the applicable Indenture).


     The Debt Securities offered hereby will be issued only in fully registered form without coupons. The Indentures also provide that Debt Securities of a series may be issued as permanent global Debt Securities. See "Permanent Global Debt Securities" below. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


     Unless otherwise provided in the applicable Prospectus Supplement, principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable, and the Debt Securities offered hereby will be transferable or exchangeable, at the corporate trust office of the Bank in New York City, provided that payment of interest on any Debt Securities may be made at the option of the Company by check mailed to the registered holders of the Debt Securities at their registered addresses. The Company will have the right to require a holder of any Debt Security, in connection with the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security, to certify information to the Company or, in the absence of such certification, the Company will be entitled to rely on any legal presumption to enable the Company to determine its duties and liabilities, if any, to deduct or withhold taxes, assessments or governmental charges from such payment.


     If the principal of (and premium, if any) or interest, if any, on any Debt Securities are to be payable in any currency other than U.S. dollars or, at the election of the Company or a holder thereof, in one or more currencies or composite currencies, or if any index is used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on any series of Debt Securities, any special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

     Some of the Debt Securities may be issued as original issue discount Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates), to be sold at a discount below their stated principal amount. Federal income tax, accounting and other special considerations applicable to any such original issue discount Debt Securities will be described in the Prospectus Supplement relating thereto.

     Neither Indenture contains any restriction on the Company's ability to enter into a highly leveraged transaction or any provision affording special protection to holders of Debt Securities in the event the Company engages in a highly leveraged transaction. Further, neither Indenture contains any provisions that would provide protection to holders of Debt Securities upon a sudden and dramatic decline in the credit quality of the Company resulting from a takeover, recapitalization or similar restructuring of the Company.

     The Debt Securities of certain series may be issued under the Indentures upon the exercise of Debt Warrants issued with other Debt Securities or upon exchange or conversion of exchangeable or convertible Debt Securities. The specific terms of any such Debt Warrants, the specific terms of exchange or conversion of any such Debt Securities and the specific terms of the Debt Securities issuable upon the exercise of any such Debt Warrants or upon any such exchange or conversion will be described in the Prospectus Supplement relating to any Debt Securities issued with Debt Warrants or any such exchangeable or convertible Debt Securities. See "Description of Securities Warrants" below.


SENIOR SECURITIES


     The Senior Securities will be direct, unsecured obligations of the Company and will constitute Senior Indebtedness issued on a parity with the other Senior Indebtedness of the Company. As of September 30, 1996, Senior Indebtedness and Additional Senior Obligations of the Company aggregated approximately $10 billion. See "Subordinated Securities -- Subordination" below.



     Limitation on Disposition of Stock of the Bank. The Senior Indenture contains a covenant by the Company that, so long as any of the Senior Securities are outstanding, but subject to the rights of the Company in connection with its consolidation with or merger into another person or a sale of the Company's assets, neither the Company nor any Intermediate Subsidiary will sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank (except to the Company or an Intermediate Subsidiary), nor will the Company or any Intermediate Subsidiary permit the Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, nor will the Company permit any Intermediate Subsidiary that owns any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank to cease to be an Intermediate Subsidiary, unless (i) any such sale, assignment, transfer, grant of a security interest or other disposition is made for fair market value, as determined by the Board of Directors of the Company (the "Board of Directors") or such Intermediate Subsidiary, and (ii) the Company and any one or more Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding Voting Stock of the Bank (or any successor to the Bank) free and clear of any security interest after giving effect to such transaction. The foregoing, however, shall not preclude the Bank from being consolidated with or merged into another domestic banking corporation, if after such merger or consolidation the Company, or any successor thereto in a permissible merger, and any one or more Intermediate Subsidiaries own or owns at least 80% of the Voting Stock of the resulting bank and, giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing. An Intermediate Subsidiary is defined in the Senior Indenture as a Subsidiary (i) that is organized under the laws of any domestic jurisdiction and (ii) of which all the shares of each class of capital stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of, such capital stock, are owned directly by the Company, free and clear of any security interest. The limitation on the disposition of the Voting Stock of the Bank does not prevent the Bank from engaging in a sale of assets to the extent otherwise permitted by the Senior Indenture. (Section 1006).


     Events of Default. The Senior Indenture defines an Event of Default with respect to any series of Senior Securities as any one of the following events:
(i) default in payment of interest on any Senior Security of that series and continuance of such default for 30 days; (ii) default in the payment of principal of (or premium, if any, on) any Senior Security of that series at Maturity; (iii) default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Security of that series, and continuance of such default for 5 days; (iv) failure by the Company for 60 days after due notice in performance of any other of the covenants or warranties in the Senior Indenture (other than a covenant or warranty included in the Senior Indenture solely for the benefit of a series of Senior Securities other than that series); (v)(A) failure by the Company to pay indebtedness for money borrowed, including Senior Securities of other series, in an aggregate principal amount exceeding $25,000,000, at the later of final maturity or upon the expiration of any applicable period of grace with respect to such principal amount or (B) acceleration of the maturity of any of the Company's indebtedness for money borrowed, including Senior Securities of other series, in an aggregate principal amount exceeding $25,000,000, if such failure to pay or acceleration results from a default under the instrument giving rise to, or securing, such indebtedness for money borrowed and is not rescinded or annulled within 30 days after due notice, unless such default is contested in good faith by appropriate proceedings; (vi) certain events of bankruptcy, insolvency or reorganization of the Company or the Bank; and (vii) any other Event of Default provided with respect to Senior Securities of that series. (Section 501).


     If any Event of Default with respect to Senior Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the Outstanding Senior Securities of that series may declare the principal amount (or, if the Senior Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Senior Securities of that series to be due and payable immediately (provided that no such declaration is required upon certain events of bankruptcy); but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any) or interest on the Senior Securities of that series and certain other specified defaults) may be waived by the holders of a majority in principal amount of the Outstanding Senior Securities of that series on behalf of the holders of all Senior Securities of that series. (Sections 502 and 513).


     Reference is made to the Prospectus Supplement relating to each series of Senior Securities that are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.


     The Senior Indenture provides that the Trustee will, within 90 days after the occurrence of a default known to it with respect to Senior Securities of any series at the time Outstanding with respect to which it is trustee, give to the holders of the Outstanding Senior Securities of that series notice of such default if uncured or not waived, provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any Senior Security of that series, or in the payment of any sinking fund installment which is provided for such series, such Trustee will be protected in withholding such notice if such Trustee in good faith determines that the withholding of such notice is in the interest of the holders of the Outstanding Senior Securities of such series and, provided further, that such notice shall not be given until 60 days after the occurrence of a default with respect to outstanding Senior Securities of any series in the performance of a covenant in the Senior Indenture other than for the payment of the principal of (or premium, if any) or interest, if any, on any Senior Security of such series or the deposit of any sinking fund payment with respect to the Senior Securities of such series. The term "default" with respect to any series of Outstanding Senior Securities for the purpose only of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Senior Securities of such series. (Section 602).

     The Senior Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will not be under any obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable security or indemnity. (Section
603). The Senior Indenture provides that the holders of a majority in principal amount of Outstanding Senior Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or other power conferred on such Trustee, provided that such Trustee may decline to act if such direction is contrary to law or the Senior Indenture. (Section 512).

     The Senior Indenture includes a covenant that the Company will file annually with the Trustee a certificate of no default, or specifying any default that exists. (Section 1007).

     Defeasance and Covenant Defeasance. The Senior Indenture provides, if such provision is made applicable to the Senior Securities of any series pursuant to
Section 301 of the Senior Indenture (which will be indicated in the Prospectus Supplement applicable thereto), that the Company may elect (i) to defease and be discharged from all of its obligations with respect to such Senior Securities then outstanding (except for the obligations to register the transfer or exchange of such Senior Securities, to replace temporary or mutilated, destroyed, lost or stolen Senior Securities, to maintain an office or agency in respect of the Senior Securities and to hold moneys for payment in trust) ("defeasance") and/or (ii) to be released from its obligations with respect to such Senior Securities then outstanding under
Section 1005 and Section 1006 (and any other sections applicable to such Senior Securities that are determined pursuant to Section 301 to be subject to covenant defeasance) and the consequences of the occurrence of an event of default specified in Section 501(4) (insofar as it is with respect to Section 1005, Section 1006 or any other section applicable to such Senior Securities that is determined pursuant to Section 301 to be subject to covenant defeasance) or
Section 501(5) of the Senior Indenture (Section 1005 containing the covenant to pay taxes and other claims, Section 1006 containing the restrictions described above under "Limitation on Disposition of Stock of the Bank" and Sections 501(4) and 501(5) containing the provisions described above under "Events of Default" relating to covenant defaults and cross-defaults, respectively) ("covenant defeasance"), in either case upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) and interest, if any, on such Senior Securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Company must deliver to the Trustee an Opinion of Counsel (as specified in the Senior Indenture) to the effect that the holders of such Senior Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or upon a change in applicable Federal income tax law, in any such case after the date of the Senior Indenture.


     Under current Federal income tax law, defeasance would likely be treated as a taxable exchange of such Senior Securities for interests in the defeasance trust. As a consequence, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such Senior Securities and the value of the holder's proportionate interest in the defeasance trust, and thereafter would be required to include in income a proportionate share of the income, gain or loss, as the case may be, of the defeasance trust. Under current Federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Senior Securities. Purchasers of such Senior Securities should consult their own advisors with respect to the tax consequences to them of such defeasance and covenant defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

     If the Company exercises its covenant defeasance option with respect to any series of Senior Securities, payment of such Senior Securities may not be accelerated by reference to the covenants relating to covenant defeasance described above. The Company may exercise its defeasance option with respect to such Senior Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Senior Securities may not be accelerated because of any Event of Default. If the Company exercises its defeasance option or covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Senior Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

     The Prospectus Supplement may further describe the provisions, if any, applicable to defeasance or covenant defeasance with respect to the Senior Securities of a particular series.


     Modification of the Indenture. Modifications and amendments of the Senior Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in principal amount of each series of Outstanding Senior Securities affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Senior Indenture or modifying the rights of the holders of Outstanding Senior Securities of such series, except that no such supplemental indenture may (i) change the Stated Maturity of any Senior Security of any series, or reduce the principal amount thereof (or premium, if any, thereon), or reduce the rate of payment of interest thereon, or change certain other provisions relating to the yield of the Senior Securities or change the currency or currencies in which the same is payable; (ii) reduce the aforesaid percentage of Outstanding Senior Securities of any series, the consent of the holders of which is required for any supplemental indenture, or reduce the percentage of principal amount of Outstanding Senior Securities necessary for waiver of compliance with certain provisions of the Senior Indenture or for waiver of certain covenants and defaults; or (iii) modify the provisions of the Senior Indenture relating to modification and amendment of the Senior Indenture. The Senior Indenture provides, however, that each of the amendments and modifications listed in clauses (i) through (iii) above may be made with the consent of the holder of each Outstanding Senior Security affected thereby. (Section 902).


     The Senior Indenture permits the Company and the Trustee to amend the Senior Indenture in certain circumstances without the consent of the holders of Senior Securities to evidence the merger of the Company or the replacement of the Trustee and to effect modifications that do not affect any series of Senior Securities already outstanding and for certain other purposes.


     Consolidation, Merger and Sale of Assets. The Company, without the consent of the holders of any of the Senior Securities under the Senior Indenture, may consolidate with or merge into any other person or transfer or lease its assets substantially as an entirety to any person or may permit any corporation to merge into the Company, provided that: (i) the successor is a person organized under the laws of any domestic jurisdiction; (ii) the successor person, if other than the Company, assumes the Company's obligations on the Senior Securities and under the Senior Indenture; (iii) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
(iv) certain other conditions are met. (Section 801).

     Outstanding Senior Securities. The Senior Indenture provides that, in determining whether the holders of the requisite principal amount of Outstanding Senior Securities have given any request, demand, authorization, direction, notice, consent or waiver, (i) the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purpose shall be that portion of the principal amount thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof; (ii) the portion of the principal amount of a Senior Security denominated in a foreign or composite currency or currencies that shall be deemed to be Outstanding for such purpose shall be the U.S. dollar equivalent, determined on the date of original issuance of such Senior Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Senior Security of the amount determined as provided in (i) above) of such Senior Security;
(iii) the portion of the principal amount of a Senior Security for which the amount of payments of principal of and any premium or interest on such Senior Security may be determined with reference to an index that shall be deemed to be Outstanding for such purpose shall be determined as of the date of original issuance of such Senior Security; and (iv) Senior Securities owned by the Company, any of its Affiliates or any other obligor upon the Senior Securities shall not be deemed to be Outstanding. (Section 101).

SUBORDINATED SECURITIES

     The Subordinated Securities will be direct, unsecured obligations of the Company. The obligations of the Company pursuant to the Subordinated Securities will be subordinate in right of payment to all Senior Indebtedness and, in certain circumstances relating to the dissolution, winding-up, liquidation or reorganization of the Company, to all Additional Senior Obligations, whether outstanding as of the date hereof or hereafter created, assumed or incurred, as discussed below under "Subordination". The Subordinated Indenture does not contain any restriction on the amount of Senior Indebtedness or Additional Senior Obligations which the Company may incur.

     Unless otherwise indicated in the applicable Prospectus Supplement, the maturity of the Subordinated Securities will be subject to acceleration only in the event of certain events of bankruptcy or reorganization of the Company. See "Defaults and Waiver Thereof" below.

     The holders of Subordinated Securities of a specified series that are convertible into Common Stock ("Subordinated Convertible Securities") will be entitled at certain times specified in the Prospectus Supplement relating to such Subordinated Convertible Securities, subject to prior redemption, repayment or repurchase, to convert any Subordinated Convertible Securities of such series into Common Stock, at the conversion price set forth in such Prospectus Supplement, subject to adjustment and to such other terms as are set forth in such Prospectus Supplement.


     The holders of Subordinated Securities of any series may be obligated at maturity, or at any earlier time as set forth in the Prospectus Supplement relating to such series, to exchange them for Capital Securities of the Company. The terms of any such exchange and the Capital Securities issuable upon such exchange will be described in the Prospectus Supplement relating to such series of Subordinated Securities. (Article Seventeen). "Capital Securities" may consist of Common Stock, perpetual preferred stock or other capital securities of the Company acceptable to its primary Federal banking regulator. Currently, the Company's primary Federal banking regulator is the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Whenever Subordinated Securities are exchangeable for Capital Securities, the Company will be obligated to deliver Capital Securities with a market value equal to the principal amount of such Subordinated Securities. In addition, the Company will unconditionally undertake, at the expense of the Company, to sell the Capital Securities in a sale (the "Secondary Offering") on behalf of any holders who elect to receive cash for the Capital Securities. The Common Stock is described below under "Description of Common Stock". A general description of the preferred stock of the Company is set forth below under "Description of Preferred Stock".


     Subordination. The Subordinated Securities will be subordinate in right of payment as provided in the Subordinated Indenture to all Senior Indebtedness and, under certain circumstances, to all Additional Senior Obligations.


     The Subordinated Indenture provides that "Senior Indebtedness" shall mean the principal of (and premium, if any) and interest on (i) all indebtedness of the Company for money borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except
(A) Subordinated Securities issued under the Subordinated Indenture, (B) Antecedent CBC Subordinated Indebtedness (as hereinafter defined), (C) Assumed MHC Subordinated Indebtedness (as hereinafter defined), (D) Assumed Old Chase Subordinated Indebtedness (as hereinafter defined) and (E) such other indebtedness of the Company which by its terms is expressly stated to be not superior in right of payment to the Subordinated Securities or to rank pari passu in right of payment with the Subordinated Securities (such other indebtedness hereinafter referred to as "Other Subordinated Indebtedness") and
(ii) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness of the Company for money borrowed" shall mean any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for payment of the purchase price of property or assets.


     The Subordinated Indenture also provides that "Additional Senior Obligations" shall mean all indebtedness of the Company, whether outstanding on December 15, 1992 or thereafter created, assumed or incurred, for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Additional Senior Obligations do not include claims in respect of Senior Indebtedness or obligations which, by their terms, are expressly stated to be not superior in right of payment to the Subordinated Securities or to rank pari passu in right of payment with the Subordinated Securities. For purposes of this definition, "claim" shall have the meaning assigned thereto in Section 101(4) of the United States Bankruptcy Code of 1978, as amended and in effect on December 15, 1992.


     At September 30, 1996, an aggregate principal amount of approximately $1.02 billion of securities issued pursuant to the Subordinated Indenture after December 15, 1992 was outstanding and an aggregate principal amount of approximately $100 million of Other Subordinated Indebtedness was outstanding.



     Antecedent CBC Subordinated Indebtedness means all outstanding subordinated indebtedness of the Company issued prior to December 15, 1992 (other than Assumed MHC Subordinated Indebtedness and Assumed Old Chase Subordinated Indebtedness). At September 30, 1996, an aggregate principal amount of approximately $1.05 billion of Antecedent CBC Subordinated Indebtedness was outstanding.



     Assumed MHC Subordinated Indebtedness means all outstanding subordinated indebtedness of the Company which was assumed by the Company as a result of the merger of Manufacturers Hanover

Corporation into the Company on December 31, 1991. At September 30, 1996, an aggregate principal amount of approximately $243 million of Assumed MHC Subordinated Indebtedness was outstanding.



     Assumed Old Chase Subordinated Indebtedness means all outstanding subordinated indebtedness of Old Chase which was assumed by the Company as a result of the merger of Old Chase into the Company. At September 30, 1996, an aggregate principal amount of approximately $4.55 billion of Assumed Old Chase Subordinated Indebtedness was outstanding.



     The Subordinated Securities will be subordinate in right of payment as provided in the Subordinated Indenture to all Senior Indebtedness. No payment pursuant to the Subordinated Securities or exchange for Capital Securities may be made, and no holder of the Subordinated Securities shall be entitled to demand or receive any such payment or exchange, unless all amounts of principal (and premium, if any) and interest, if any, then due with respect to all Senior Indebtedness shall have been paid in full or duly provided for, and unless at the time of such payment or exchange and immediately after giving effect thereto, there shall not exist with respect to any such Senior Indebtedness any event of default permitting the holders thereof to accelerate the maturity thereof or any event which, with notice or lapse of time or both, would become such an event of default. Such subordination will not prevent the occurrence of any default in respect of the Subordinated Securities. See "Defaults and Waivers Thereof " below for limitations on the rights of acceleration. (Article Sixteen).


     Upon any distribution of the assets of the Company upon dissolution, winding-up, liquidation or reorganization, (i) the holders of Senior Indebtedness will be entitled to receive payment in full of principal (and premium, if any) and interest, if any, before any payment or distribution is made on the Subordinated Securities, and (ii) if, after giving effect to the operation of clause (i) above, (A) amounts remain available for payment or distribution in respect of the Subordinated Securities and (B) creditors in respect of Additional Senior Obligations have not received payment in full of amounts due or to become due thereon or payment of such amounts has not been duly provided for, then such amounts available for payment or distribution in respect of the Subordinated Securities shall first be applied to pay or provide for the payment in full of all such Additional Senior Obligations before any payment may be made on the Subordinated Securities.

     The Subordinated Securities will not be subordinated to indebtedness of the Company which is not Senior Indebtedness or Additional Senior Obligations, and the creditors of the Company who do not hold Senior Indebtedness or Additional Senior Obligations will not benefit from the subordination provisions described herein. In the event of the bankruptcy or reorganization of the Company before or after maturity of the Subordinated Securities (and prior to any exchange or conversion thereof), such other creditors would rank pari passu in right of payment with holders of the Subordinated Securities, subject, however, to the broad equity powers of a Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of holders of any series of Subordinated Securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against the Company.


     No series of subordinated securities of the Company will be subordinated to any other series of subordinated securities of the Company. However, Antecedent CBC Subordinated Indebtedness is subordinated, by its terms, only to Senior Indebtedness; Subordinated Securities and Other Subordinated Indebtedness will be subordinated, by their terms, to Senior Indebtedness and, in certain circumstances relating to the dissolution, winding-up, liquidation or reorganization of the Company, to Additional Senior Obligations; Assumed MHC Subordinated Indebtedness is subordinated, by its terms, to Senior Indebtedness, Additional Senior Obligations and all other obligations of the Company to its creditors other than any obligation of the Company as is by its terms expressly stated to be not superior in right of payment to or to rank pari passu in right of payment with such Assumed MHC Subordinated Indebtedness; and Assumed Old Chase Subordinated Indebtedness is subordinated, by its terms, to Senior Indebtedness, Additional Senior Obligations and all other obligations of the Company to its creditors, except obligations ranking on a parity with or ranking junior to such Assumed Old Chase Subordinated Indebtedness. As a result of the differences between the subordination provisions applicable to the Subordinated Securities, the Antecedent CBC Subordinated Indebtedness, the Other Subordinated Indebtedness, the Assumed MHC Subordinated Indebtedness and the

Assumed Old Chase Subordinated Indebtedness, in the event of a dissolution, winding-up, liquidation or reorganization of the Company, the holders of Subordinated Securities and Other Subordinated Indebtedness may receive less, ratably, than the holders of Antecedent CBC Subordinated Indebtedness, but more, ratably, than the holders of Assumed MHC Subordinated Indebtedness and Assumed Old Chase Subordinated Indebtedness.



     Limitation on Disposition of Voting Stock of the Bank. With respect to Subordinated Securities, the Subordinated Indenture contains no covenant that the Company will not sell, transfer or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the Bank, nor does it prohibit the Bank from issuing any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the Bank. However, the Subordinated Indenture does contain a covenant by the Company, for the exclusive benefit of the Antecedent CBC Subordinated Indebtedness and subject to the provisions described below under "Consolidation, Merger and Sale of Assets," that the Company will not sell, transfer or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the Bank, nor will it permit the Bank to issue any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the Bank, with the following exceptions: (i) issuances or sales of directors' qualifying shares; (ii) issuances or sales of shares to the Company; (iii) sales or other dispositions or issuances for fair market value, as determined by the Board of Directors, if after giving effect to such sales, dispositions or issuances and to the issuance of any shares issuable upon conversion of convertible securities or upon the exercise of options, warrants or rights, the Company would own directly or indirectly through subsidiaries not less than 80% of the issued and outstanding shares of voting stock of the Bank; (iv) sales or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; and (v) sales of voting stock by the Bank to its shareholders if such sales do not reduce the percentage of shares of voting stock owned by the Company. (Section 5.07).


     Defaults and Waiver Thereof. The Subordinated Indenture defines an Event of Default with respect to any series of Subordinated Securities as (i) any one of certain events of bankruptcy or reorganization affecting the Company and (ii) any other Event of Default specifically provided for by the terms of such series of Subordinated Securities, as described in the Prospectus Supplement relating thereto. (Section 7.01). In case an Event of Default shall have occurred and be continuing with respect to any series of Subordinated Securities then outstanding under the Subordinated Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Subordinated Securities of that series which are then outstanding may declare the principal (or, in the case of original issue discount Subordinated Securities, such lesser amount of principal as may be provided therein) of all Subordinated Securities of that series to be due and payable immediately in cash, but such declaration may be annulled, and certain past defaults may be waived, by the holders of not less than a majority in aggregate principal amount of the Subordinated Securities of that series, upon the conditions provided in the Subordinated Indenture. (Section 7.01). The right of the holders of Subordinated Securities of a series to demand payment in cash would exist upon the occurrence and continuance of an Event of Default before or after the stated maturity of the Subordinated Securities of such series, so long as the Subordinated Securities of such series have not been exchanged or converted as provided in the Subordinated Indenture. Any such right to payment in cash would, in the event of the bankruptcy or reorganization of the Company, be subject as to enforcement to the broad equity powers of a Federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the Subordinated Securities. Prior to any declaration accelerating the maturity of the Subordinated Securities of any series, the holders of a majority in aggregate principal amount of the Subordinated Securities of that series at the time outstanding may on behalf of the holders of all Subordinated Securities of that series waive any past default or Event of Default and its consequences, except a default in the payment of the principal of (or premium, if any) or interest, if any, on the Subordinated Securities of that series. (Section 7.07).

     Unless otherwise provided in the terms of a series of Subordinated Securities, there will be no right of acceleration of the payment of principal of the Subordinated Securities of such series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the

Subordinated Securities or the Subordinated Indenture. In the event of a default in the payment of interest or principal (including the delivery of any Capital Securities in exchange for Subordinated Securities) or the performance of any covenant or agreement in the Subordinated Securities or the Subordinated Indenture, the Trustee may, subject to certain limitations and conditions, seek to enforce payment of such interest or principal (including the delivery of any Capital Securities in exchange for Subordinated Securities) or the performance of such covenant or agreement.

     The Subordinated Indenture provides that the Trustee shall, within 90 days after the occurrence of a default with respect to the Subordinated Securities of any series, give to the holders of the Subordinated Securities of that series notice of all uncured defaults known to it (the term "default" being defined to include the events specified above without grace periods or notice), provided, that except in the case of an Event of Default that relates to the bankruptcy or reorganization of the Company or a default in payment of principal (or premium, if any) or interest, if any, in respect of the Subordinated Securities of that series, or the obligation to deliver Capital Securities in exchange for such Subordinated Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors or trustees, the executive committee or a trust committee of directors or responsible officers or both, of the Trustee, in good faith determines that the withholding of such notice is in the interest of such holders. (Section 7.08). The Company will be required to furnish to the Trustee annually an officers' certificate as to the absence of defaults under the Subordinated Indenture. (Section 5.06).

     Subject to the provisions of the Subordinated Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request, order or direction of any of the holders of the Subordinated Securities, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to such provision for security or indemnification, the holders of a majority in principal amount of the Subordinated Securities of any series then outstanding under the Subordinated Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to the Subordinated Securities of such series. (Sections 7.07 and 8.02).

     Modification of the Indenture. The Subordinated Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Securities at the time outstanding of each series affected by such modification, to modify the Subordinated Indenture or any supplemental indenture or the rights of the holders of the Subordinated Securities, provided that no such modification shall, without the consent of the holder of each Subordinated Security affected thereby: (i) change the stated maturity date of the principal of, or any installment of principal of or interest on, any such Subordinated Security; (ii) reduce the principal amount of (or premium, if any) or interest, if any, on any such Subordinated Security; (iii) reduce the portion of the principal amount of an original issue discount Subordinated Security payable upon acceleration of the maturity thereof; (iv) reduce any amount payable upon redemption of any Subordinated Security; (v) change the place or places where, or the coin or currency in which, any Subordinated Security or any premium or the interest thereon is payable; (vi) change the definition of "Market Value";
(vii) impair the right of any holders of Subordinated Securities of any series to receive on any Exchange Date for Subordinated Securities of such series Capital Securities with a Market Value equal to that required by the terms of the Subordinated Securities; (viii) impair the conversion rights of any holders of Subordinated Securities of a series entitled to the conversion rights set forth in Article Nineteen of the Subordinated Indenture; (ix) impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any such Subordinated Security (including any right of redemption at the option of the holder of such Subordinated Security) or impair any rights to the delivery of Capital Securities in exchange for any Subordinated Security or to require the Company to sell Capital Securities in a Secondary Offering or to require the delivery of Common Stock, Debt Securities or other property upon conversion of Subordinated Securities; (x) reduce the above-stated percentage of Subordinated Securities of any series the consent of the holders of which is necessary to modify or amend the Subordinated Indenture or reduce the percentage of Subordinated Securities of any series the holders of which are required to waive any past default or Event of Default; or (xi) modify the foregoing requirements. (Section 11.02).

     The Subordinated Indenture permits the Company and the Trustee to amend the Subordinated Indenture in certain circumstances without the consent of the holders of Subordinated Securities to evidence the merger of the Company or the replacement of the Trustee, to effect modifications which do not affect any series of Subordinated Securities already outstanding and for certain other purposes. (Section 11.01).

     Consolidation, Merger and Sale of Assets. The Company may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets as an entirety to any other corporation, unless (i) either the Company shall be the continuing corporation or the successor corporation shall expressly assume the payment of the principal of (including issuance and delivery of Capital Securities) (and premium, if any) and interest, if any, on the Subordinated Securities and the performance and observance of all the covenants and conditions of the Subordinated Indenture binding upon the Company, and (ii) the Company or such successor corporation shall not, immediately after such merger or consolidation or such sale or conveyance, be in default in the performance of any such covenant or condition. (Article Twelve).


     Outstanding Subordinated Securities. The Subordinated Indenture provides that, in determining whether the holders of the requisite principal amount of outstanding Subordinated Securities have given any request, demand, authorization, direction, notice, consent or waiver, the portion of the principal amount of a Discounted Security that shall be deemed to be outstanding for such purpose shall be that portion of the principal amount thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof and Subordinated Securities owned by the Company, any of its affiliates or any other obligor upon the Subordinated Securities shall not be deemed to be outstanding. (Sections 1.01 and 9.04).


PERMANENT GLOBAL DEBT SECURITIES

     If any Debt Securities are to be issued in permanent global form, the Prospectus Supplement relating thereto will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Debt Security may exchange such interests for Debt Securities of such series and like tenor of any authorized form and denomination. Principal of (and premium, if any) and interest, if any, on a permanent global Debt Security will be payable in the manner described in the Prospectus Supplement relating thereto. Persons holding beneficial interests in such a permanent global Debt Security will, pursuant to arrangements between such persons and the depository (the record holder of the global Debt Security), be treated as holders of the Debt Security for other purposes to the extent specified in writing by such depository.

INFORMATION CONCERNING THE TRUSTEES


     The Company, the Bank and certain other subsidiaries of the Company maintain deposits with, and conduct other banking transactions with, the Trustees under each of the Indentures in the ordinary course of business.


                         DESCRIPTION OF PREFERRED STOCK


     The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of the Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of the Preferred Stock. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designations relating to such series of the Preferred Stock, which will be filed with the Commission promptly after the offering of such series of Preferred Stock. A form of Certificate of Designations is filed as an exhibit to the Registration Statement to which this Prospectus relates.

GENERAL


     Under the Company's Restated Certificate of Incorporation (the "Charter"), the Board of Directors of the Company (the "Board of Directors") is authorized, without further stockholder action, to provide for the issuance of up to 200,000,000 shares of preferred stock, $1 par value per share, in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be set forth in resolutions providing for the issue thereof adopted by the Board of Directors or a duly authorized committee thereof. The Company may amend from time to time the Charter to increase the number of authorized shares of preferred stock in the manner provided in the Charter and the Delaware General Corporation Law ("DGCL"). As of the date of this Prospectus the Company had fourteen series of preferred stock outstanding, which are described below under "Outstanding Preferred Stock".


     Under regulations adopted by the Federal Reserve Board, if the holders of any series of Preferred Stock become entitled to vote for the election of directors because dividends on such series are in arrears as described below under "Voting Rights", such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over the Company) may then be subject to regulation as a bank holding company in accordance with the BHCA. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board under the BHCA to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of such series.


     The Preferred Stock shall have the dividend, liquidation, redemption, voting and conversion rights set forth below, except as otherwise provided in the Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (i) the title and liquidation preference per share of such Preferred Stock and the number of shares offered; (ii) the price at which such Preferred Stock will be issued; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate; (iv) any redemption or sinking fund provisions of such Preferred Stock; (v) any conversion provisions of such Preferred Stock; (vi) whether the Company has elected to offer Depositary Shares with respect to such Preferred Stock as described below under "Depositary Shares"; and (vii) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.


     The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the Prospectus Supplement relating to a particular series of the Preferred Stock, each series of the Preferred Stock will rank on a parity as to dividends and distributions in the event of a liquidation with the outstanding preferred stock of the Company and each other series of the Preferred Stock. See "Outstanding Preferred Stock" below.

DIVIDEND RIGHTS

     Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Company legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of the Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company (or, if applicable, the records of the Depositary referred to below under "Depositary Shares") on such record dates as will be fixed by the Board of Directors or a duly authorized committee thereof. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Prospectus Supplement relating thereto. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and the Company shall have no obligation to pay the dividend accrued for that period, whether or not dividends are declared for any future period.

     No full dividends will be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to any other series of preferred stock for any period unless full dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on such other series of preferred stock for the then-current dividend payment period and, if such other preferred stock is cumulative, all other dividend payment periods terminating on or before the date of payment of such full dividends. When dividends are not paid in full upon any series of the Preferred Stock and any other preferred stock ranking on a parity as to dividends with such series of the Preferred Stock, all dividends declared upon such series of the Preferred Stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of the Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on such series of the Preferred Stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends, including, in the case of cumulative Preferred Stock, accumulations, if any, in respect of prior dividend payment periods, on all outstanding shares of any series of the Preferred Stock have been paid, no dividends (other than in shares of Common Stock or another stock ranking junior to such series of the Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment or other distributions made upon the Common Stock or any other stock of the Company ranking junior to or on a parity with the Preferred Stock as to dividends or upon liquidation, nor will any Common Stock or any other stock of the Company ranking junior to or on a parity with such series of the Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to such series of the Preferred Stock as to dividends and upon liquidation). No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

     The amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

     Each series of Preferred Stock will be entitled to dividends as described in the Prospectus Supplement relating to such series, which may be based upon one or more methods of determination. Different series of the Preferred Stock may be entitled to dividends at different dividend rates or based upon different methods of determination.

RIGHTS UPON LIQUIDATION

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of the Preferred Stock upon liquidation, liquidating distributions in the amount set forth in the Prospectus Supplement relating to such series of the Preferred Stock plus an amount equal to accrued and unpaid dividends for the then-current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other shares of stock of the Company ranking as to any such distribution on a parity with such series of the Preferred Stock are not paid in full, the holders of the Preferred Stock of such series and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of such series of Preferred Stock will have no right or claim to any of the remaining assets of the Company. Neither the sale of all or substantially all the property or business of the Company nor the merger or consolidation of the Company into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Company.

REDEMPTION

     A series of the Preferred Stock may be redeemable, in whole or in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series.

     The Prospectus Supplement relating to a series of Preferred Stock which is subject to mandatory redemption shall specify the number of shares of such series of Preferred Stock which shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption. The redemption price may be payable in cash, capital stock or in cash received from the net proceeds of the issuance of capital stock of the Company, as specified in the Prospectus Supplement relating to such series of Preferred Stock. If the redemption price is payable only from the net proceeds of the issuance of capital stock of the Company, the terms of such series may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuances are insufficient to pay in full the aggregate redemption price then due, the applicable shares of such series of Preferred Stock shall automatically and mandatorily be converted into shares of the applicable capital stock of the Company pursuant to conversion provisions specified in the Prospectus Supplement relating to such series of Preferred Stock.

     If fewer than all the outstanding shares of any series of the Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or a duly authorized committee thereof, or by any other method which may be determined by the Board of Directors or such committee to be equitable. From and after the date of redemption (unless default shall be made by the Company in providing for the payment of the redemption price), dividends shall cease to accrue on the shares of Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price) shall cease.

     In the event that full dividends, including accumulations in the case of cumulative Preferred Stock, on any series of the Preferred Stock have not been paid, such series of the Preferred Stock may not be redeemed in part and the Company may not purchase or acquire any shares of such series of the Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of such series of the Preferred Stock.

CONVERSION RIGHTS

     The Prospectus Supplement for any series of the Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of Common Stock or another series of preferred stock of the Company. As described under "Redemption" above, under certain circumstances, the Preferred Stock may be mandatorily converted into Common Stock or another series of preferred stock of the Company. The Preferred Stock will have no preemptive rights.

VOTING RIGHTS


     Except as indicated below or in the Prospectus Supplement relating to a particular series of Preferred Stock, or except as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to vote. Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Stock, in the event the Company issues full shares of any series of Preferred Stock, each such share will be entitled to one vote on matters on which holders of such series of the Preferred Stock are entitled to vote. However, as more fully described below under "Depositary Shares", if the Company elects to issue Depositary Shares representing a fraction of a share of a series of Preferred Stock, each such Depositary Share will, in effect, be entitled to such fraction of a vote, rather than a full vote. Because each full share of any series of Preferred Stock shall be entitled to one vote, the voting power of such series, on matters on which holders of such series and holders of other series of preferred stock are entitled to vote as a single class, shall depend on the number of shares in such series, not the aggregate liquidation preference or initial offering price of the shares of such series of Preferred Stock.


     If at the time of any annual meeting of the Company's stockholders the equivalent of six quarterly dividends payable on any series of the Preferred Stock or any other series of preferred stock is in default, the number of directors of the Company will be increased by two and the holders of all outstanding series of preferred stock, voting as a single class without regard to series, will be entitled to elect those additional two directors at each such annual meeting. Each director elected by the holders of shares of the preferred stock shall continue to serve as such director for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term such default shall cease to exist.



     Unless otherwise specified in the applicable Prospectus Supplement, each series of Preferred Stock will provide that the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of all series of preferred stock (including all series of Preferred Stock), voting together as a single class, will be required to (a) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of preferred stock other than a series which shall not have any right to object to such creation or (b) alter or change the provisions of the Charter so as to adversely affect the voting powers, preferences or special rights of the holders of a series of preferred stock; provided that if such amendment shall not adversely affect all series of preferred stock, such amendment need only be approved by holders of at least two-thirds of the shares of all series of preferred stock adversely affected thereby, voting together as a single class without regard to series.


OUTSTANDING PREFERRED STOCK


     As of September 30, 1996, there were issued and outstanding: (i) 4,000,000 shares of 10.96% Preferred Stock (the "10.96% Preferred"); (ii) 14,000,000 shares of 8 3/8% Preferred Stock (the "8 3/8% Preferred"); (iii) 2,000,000 shares of 7.92% Cumulative Preferred Stock (the "7.92% Preferred"); (iv) 2,000,000 shares of 7.58% Cumulative Preferred Stock (the "7.58% Preferred");
(v) 2,000,000 shares of 7 1/2% Cumulative Preferred Stock (the "7 1/2% Preferred"); (vi) 2,000,000 shares of Adjustable Rate Cumulative Preferred Stock, Series L (the "Series L Preferred"); (vii) 5,600,000 shares of 10 1/2% Cumulative Preferred Stock (the "10 1/2% Preferred"); (viii) 4,000,000 shares of 9.76% Cumulative Preferred Stock (the "9.76% Preferred"); (ix) 8,000,000 shares of 10.84% Cumulative Preferred Stock (the "10.84% Preferred"); (x) 6,000,000 shares of 9.08% Cumulative Preferred Stock (the "9.08% Preferred"); (xi) 6,800,000 shares of 8 1/2% Cumulative Preferred Stock (the "8 1/2% Preferred");
(xii) 9,600,000 shares of 8.32% Cumulative Preferred Stock (the "8.32% Preferred"); (xiii) 6,900,000 shares of 8.40% Cumulative Preferred Stock (the "8.40% Preferred"); and (xiv) 9,100,000 shares of Adjustable Rate Preferred Stock, Series N (the "Series N Preferred"). The shares of 7.92% Preferred, 7.58% Preferred and 7 1/2% Preferred are represented by Depositary Shares each representing 0.25 of a share. The series of preferred stock referred to in clauses (i) through (vi) are sometimes referred to below as the "Pre-Merger Preferred Stock", and the series of preferred stock listed in clauses (vii) through (xiv) are sometimes referred to below as the "Merger Preferred Stock".



     All series of outstanding preferred stock rank on a parity with each other such series and all have preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation or dissolution of the Company. Unless otherwise specified in the Prospectus Supplement relating to a particular series of the Preferred Stock, all such series of outstanding preferred stock will rank on a parity with the Preferred Stock as to dividends and liquidation.



     Dividends. Dividends on all outstanding series of preferred stock are cumulative. The amounts of the cumulative dividends on the Series L Preferred and the Series N Preferred vary with the interest rates on certain U.S. Government obligations.



     Rights Upon Liquidation; Redemption. In the event of a liquidation, dissolution or winding-up of the Company, the holders of each series of outstanding preferred stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of outstanding preferred stock upon liquidation, liquidating distributions, in the amount set forth opposite such series in the table below, plus accrued and unpaid dividends, if any. Each series of outstanding preferred stock is redeemable at the option of the Company, in each case at a redemption price equal to its liquidation value, plus accrued and unpaid dividends thereon, if any, to the date fixed for redemption, as set forth in the table below.



                                                                     LIQUIDATION
                                                                   VALUE/REDEMPTION
                                                                   PRICE PER SHARE
                                        REDEEMABLE ON OR     (PLUS, IN EACH CASE, ACCRUED
           SERIES OF PREFERRED STOCK          AFTER         AND UNPAID DIVIDENDS, IF ANY)
          ---------------------------  -------------------  ------------------------------
          10.96% Preferred             June 30, 2000                 $ 25
          8 3/8% Preferred             June 1, 1997                  $ 25
          7.92% Preferred              October 1, 1997               $100
          7.58% Preferred              April 1, 1998                 $100
          7 1/2% Preferred             June 1, 1998                  $100
          Series L Preferred           June 30, 1999                 $100
          10 1/2% Preferred            September 30, 1998            $ 25
          9.76% Preferred              September 30, 1999            $ 25
          10.84% Preferred             June 30, 2001                 $ 25
          9.08% Preferred              March 31, 1997                $ 25
          8 1/2% Preferred             June 30, 1997                 $ 25
          8.32% Preferred              September 30, 1997            $ 25
          8.40% Preferred              March 31, 1998                $ 25
          Series N Preferred           June 30, 1999                 $ 25



     Voting Rights. If at the time of any annual meeting of the Company's stockholders the equivalent of six quarterly dividends payable on any series of preferred stock is in default, the number of directors of the Company will be increased by two and the holders of all outstanding series of preferred stock, voting as a single class without regard to series, will be entitled to elect those additional two directors at each such annual meeting. Each director elected by the holders of shares of preferred stock shall continue to serve as such director for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term such default shall cease to exist.



     The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of any series of Pre-Merger Preferred Stock, voting as a separate class, is required for any amendment of the Charter that would adversely affect the powers, preferences, privileges or rights of such series of Pre-Merger Preferred Stock. The affirmative vote or consent of the holders of shares representing at least two-thirds of the voting power of the outstanding shares of any series of Pre-Merger Preferred Stock and any other series of preferred stock ranking on a parity with such series of Pre-Merger Preferred Stock as to dividends or upon liquidation, voting as a single class without regard to series, is required to create, authorize or issue, or reclassify any stock of the Company into, any additional class or series of stock ranking prior to such series of Pre-Merger Preferred Stock as to dividends or upon liquidation, or to create, authorize or issue any obligation or security convertible into or exercisable for any such prior ranking preferred stock.



     Each series of Merger Preferred Stock provides that the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of all series of preferred stock, voting together as a single class without regard to series, will be required to (a) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of preferred stock other than a series which shall not have any right to object to such creation or (b) alter or change the provisions of the Charter so as to adversely affect the voting powers, preferences or special rights of the holders of a series of preferred stock; provided that if such amendment shall not adversely affect all series of preferred stock, such amendment need only be approved by the holders of at least two-thirds of the shares of all series of preferred stock adversely affected thereby, voting together as a single class without regard to series.

     Miscellaneous. No series of outstanding preferred stock is convertible into shares of Common Stock or other securities. No series of outstanding preferred stock is subject to preemptive rights.


TRANSFER AGENT AND REGISTRAR


     ChaseMellon Shareholder Services, L.L.C. will be the transfer agent, registrar and dividend disbursement agent for the Preferred Stock and any Depositary Shares representing an interest therein. The registrar for shares of Preferred Stock will send notices to shareholders of any meetings at which holders of the Preferred Stock have the right to elect directors of the Company or to vote on any other matter.


DEPOSITARY SHARES

     General. The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

     The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering. Copies of the forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.


     Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense. In addition, subject to the terms of the Deposit Agreement, holders of Depositary Shares are entitled to withdraw and receive, upon surrender of Depositary Receipts, certificates evidencing the fractional number of shares of Preferred Stock represented by such Depositary Receipts.


     Dividends and Other Distributions. The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

     Redemption of Depositary Shares. If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. If fewer than all the

Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

     Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.


     Amendment and Termination of the Depositary Agreement. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.


     Charges of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of Preferred Stock upon surrender of Depositary Receipts, as are expressly provided in the Deposit Agreement to be for their accounts.


     Miscellaneous. The Depositary will forward to holders of Depository Receipts all reports and communications from the Company that are delivered to the Depositary and which the Company is required to furnish to the holders of the Preferred Stock.


     Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

     Resignation and Removal of Depositary. The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                          DESCRIPTION OF COMMON STOCK


     The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the DGCL and the Charter, including the Certificates of Designations pursuant to which the outstanding series of preferred stock were issued.



     General. The Company is authorized to issue up to 750,000,000 shares of Common Stock. At September 30, 1996, the Company had outstanding 439,936,546 shares of Common Stock (including 61,530 shares held in its treasury) and had reserved approximately 60,196,883 shares of Common Stock for issuance under various employee or non-employee director incentive, compensation and option plans and under the Company's Dividend Reinvestment Plan.



     Dividends. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, provided that, so long as any shares of preferred stock are outstanding, no dividends (other than dividends payable in Common Stock) or other distributions (including redemptions and purchases) may be made with respect to the Common Stock unless full dividends on the shares of preferred stock, including accumulations in the case of cumulative preferred stock, have been paid.



     Voting Rights. Subject to the rights, if any, of the holders of any series of preferred stock, all voting rights are vested in the holders of shares of Common Stock, each share being entitled to one vote on all matters presented for a vote, including the election of directors. Holders of shares of Common Stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and, in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any directors.



     Rights Upon Liquidation. In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after there have been paid to or set aside for the holders of all series of preferred stock the full preferential amounts to which such holders are entitled, the holders of Common Stock will be entitled to share equally and ratably in any assets remaining after the payment of all debts and liabilities of the Company.



     Miscellaneous. The issued and outstanding shares of Common Stock are fully paid and nonassessable. Holders of shares of Common Stock are not entitled to preemptive rights. Shares of Common Stock are not convertible into shares of any other class of capital stock. ChaseMellon Shareholder Services, L.L.C. is the transfer agent, registrar and dividend disbursement agent for the Common Stock.


                       DESCRIPTION OF SECURITIES WARRANTS


     The Company may issue Securities Warrants for the purchase of Debt Securities, Preferred Stock or Common Stock. Securities Warrants may be issued independently or together with Debt Securities, Preferred Stock or Common Stock offered by any Prospectus Supplement and may be attached to or separate from any such Offered Securities. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") to be entered into between the Company and the Bank or another bank or trust company, as warrant agent (the "Securities Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of offered Securities Warrants. The Securities Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrants or beneficial owners of Securities Warrants. Copies of the forms of Securities Warrant Agreements, including the forms of Securities Warrant Certificates representing the Securities Warrants, are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the Securities Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Securities Warrant Agreements.


     Reference is made to the Prospectus Supplement relating to the particular issue of Securities Warrants offered thereby for the terms of such Securities Warrants, including, where applicable: (i) the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities purchasable upon exercise of Debt Warrants and the price at which Debt Securities may be purchased upon such exercise; (ii) the designation, number of shares, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of Preferred Stock purchasable upon exercise of Preferred Stock Warrants and the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise; (iii) the number of shares of Common Stock purchasable upon the exercise of Common Stock Warrants and the price at which such number of shares of Common Stock may be purchased upon such exercise; (iv) the date on which the right to exercise such Securities Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (v) United States Federal income tax consequences applicable to such Securities Warrants; and (vi) any other terms of such Securities Warrants. Preferred Stock Warrants and Common Stock Warrants will be offered and exercisable for U.S. dollars only.


     Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or such number of shares of Preferred Stock or Common Stock at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such Prospectus Supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void. The place or places where, and the manner in which, Securities Warrants may be exercised shall be specified in the Prospectus Supplement relating to such Securities Warrants.

     Prior to the exercise of any Securities Warrants to purchase Debt Securities, Preferred Stock or Common Stock, holders of such Securities Warrants will not have any of the rights of holders of the Debt Securities, Preferred Stock or Common Stock, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the Preferred Stock or Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

                   RISK FACTORS RELATING TO CURRENCY WARRANTS


     THE CURRENCY WARRANTS INVOLVE A HIGH DEGREE OF RISK, INCLUDING RISKS ARISING FROM FLUCTUATIONS IN THE PRICE OF THE UNDERLYING CURRENCY, FOREIGN EXCHANGE RISKS AND THE RISK OF EXPIRING WORTHLESS. FURTHER, THE CASH SETTLEMENT VALUE OF THE CURRENCY WARRANTS AT ANY TIME PRIOR TO EXERCISE OR EXPIRATION MAY BE LESS THAN THE TRADING VALUE OF THE CURRENCY WARRANTS. THE TRADING VALUE OF THE CURRENCY WARRANTS WILL FLUCTUATE BECAUSE SUCH VALUE IS DEPENDENT, AT ANY TIME, ON A NUMBER OF FACTORS, INCLUDING THE TIME REMAINING TO EXERCISE THE CURRENCY WARRANTS, THE RELATIONSHIP BETWEEN THE EXERCISE PRICE OF THE CURRENCY WARRANTS AND THE PRICE AT SUCH TIME OF THE DESIGNATED CURRENCY AND THE EXCHANGE RATE ASSOCIATED WITH THE DESIGNATED CURRENCY. BECAUSE THE CURRENCY WARRANTS ARE UNSECURED OBLIGATIONS OF THE COMPANY, CHANGES IN THE PERCEIVED CREDITWORTHINESS OF THE COMPANY MAY ALSO BE EXPECTED TO AFFECT THE TRADING PRICES OF THE CURRENCY WARRANTS. FINALLY, THE AMOUNT OF ACTUAL CASH SETTLEMENT OF A CURRENCY WARRANT MAY VARY AS A RESULT OF FLUCTUATIONS IN THE PRICE OF THE DESIGNATED CURRENCY BETWEEN THE TIME INSTRUCTIONS ARE GIVEN TO EXERCISE THE CURRENCY WARRANT AND THE TIME SUCH EXERCISE IS ACTUALLY EFFECTED.



     PURCHASERS SHOULD BE PREPARED TO SUSTAIN A LOSS OF SOME OR ALL OF THE PURCHASE PRICE OF THEIR CURRENCY WARRANTS. PROSPECTIVE PURCHASERS OF CURRENCY WARRANTS SHOULD BE EXPERIENCED WITH RESPECT TO OPTIONS AND OPTION TRANSACTIONS AND SHOULD REACH AN INVESTMENT DECISION ONLY AFTER CAREFUL CONSIDERATION WITH THEIR ADVISERS OF THE SUITABILITY OF THE CURRENCY WARRANTS IN LIGHT OF THEIR PARTICULAR FINANCIAL CIRCUMSTANCES, THE INFORMATION SET FORTH UNDER "DESCRIPTION OF CURRENCY WARRANTS" BELOW, THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS SUPPLEMENT RELATING TO THE PARTICULAR ISSUE OF CURRENCY WARRANTS AND TO THE OTHER INFORMATION REGARDING THE CURRENCY WARRANTS AND THE DESIGNATED CURRENCY SET FORTH IN SUCH PROSPECTUS SUPPLEMENT.

                        DESCRIPTION OF CURRENCY WARRANTS

     The following description of the terms of the Currency Warrants sets forth certain general terms and provisions of the Currency Warrants to which any Prospectus Supplement may relate. The particular terms of the Currency Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Currency Warrants so offered will be described in the Prospectus Supplement relating to such Currency Warrants.


     Each issue of Currency Warrants will be issued under a warrant agreement (each, a "Currency Warrant Agreement") to be entered into between the Company and the Bank or another bank or trust company, as warrant agent (the "Currency Warrant Agent"), all as described in the Prospectus Supplement relating to such Currency Warrants. The Currency Warrant Agent will act solely as the agent of the Company under the applicable Currency Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any holders of such Currency Warrants. A copy of the form of Currency Warrant Agreement, including the form of warrant certificate, is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the Currency Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the particular Currency Warrants and Currency Warrant Agreement.


     The Company may issue Currency Warrants either in the form of currency put warrants entitling the holders thereof to receive from the Company the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or composite currency (the "Designated Currency") for a specified amount of U.S. dollars (each, a "Currency Put Warrant"), or in the form of currency call warrants entitling the holders thereof to receive from the Company the cash settlement value in U.S. dollars of the right to purchase a specified amount of a Designated Currency for a specified amount of U.S. dollars (each, a "Currency Call Warrant").

     Reference is hereby made to the Prospectus Supplement relating to the particular issue of Currency Warrants offered thereby for the terms of such Currency Warrants, including, where applicable: (i) whether such Currency Warrants shall be Currency Put Warrants, Currency Call Warrants or both; (ii) the aggregate amount of such Currency Warrants; (iii) the offering price of such Currency Warrants; (iv) the Designated Currency, which currency may be a foreign currency or a composite currency, including ECU, and information regarding such currency or composite currency; (v) the date on which the right to exercise such Currency Warrants commences and the date on which such right expires; (vi) the manner in which such Currency Warrants may be exercised; (vii) the circumstances which will cause the Currency Warrants to be deemed automatically exercised;
(viii) the minimum number, if any, of such Currency Warrants exercisable at any one time and any other restrictions on exercise; (ix) the method of determining the amount payable in connection with the exercise of such Currency Warrants;
(x) the national securities exchange on which such Currency Warrants will be listed; (xi) whether such Currency Warrants will be represented by certificates or issued in book-entry form; (xii) the place or places at which payment of the cash settlement value of such Currency Warrants is to be made by the Company, if applicable; (xiii) information with respect to book-entry procedures, if any;
(xiv) the plan of distribution of such Currency Warrants; and (xv) any other terms of such Currency Warrants.

     Prospective purchasers of Currency Warrants should be aware of special United States Federal income tax considerations applicable to instruments such as the Currency Warrants. The Prospectus Supplement relating to each issue of Currency Warrants will describe such tax considerations.


     Except as may otherwise be provided in the applicable Prospectus Supplement, the Currency Warrants will be issued in the form of global Currency Warrant Certificates, registered in the name of a depositary or its nominee. Holders will not be entitled to receive definitive certificates representing Currency Warrants. A holder's ownership of a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such holder's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling holder's brokerage firm.

     Each issue of Currency Warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of such issue of Currency Warrants. In the event that the Currency Warrants are delisted from, or permanently suspended from trading on, such exchange, the expiration date for such Currency Warrants will be the date such delisting or trading suspension becomes effective, and Currency Warrants not previously exercised will be deemed automatically exercised on such expiration date. The applicable Currency Warrant Agreement will contain a covenant of the Company not to seek delisting of the Currency Warrants, or suspension of their trading, on such exchange unless the Company has concurrently arranged for listing on another national securities exchange.

                              PLAN OF DISTRIBUTION


     The Company may sell the Offered Securities being offered hereby (i) through underwriters, (ii) through dealers, (iii) through agents or (iv) directly to purchasers. The applicable Prospectus Supplements will set forth the terms of the offerings of any Offered Securities, including the name or names of the underwriters, dealers or agents, the purchase price of the Offered Securities and the proceeds to the Company from the sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or paid to dealers or agents. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.


     If an underwriter or underwriters are utilized in the sale of the Offered Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The underwriter or underwriters with respect to an underwritten offering of Offered Securities will be set forth in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. If any underwriter or underwriters are utilized in the sale of the Offered Securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities if any are purchased. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     If an underwriter or underwriters are utilized in the sale of any Offered Securities, the applicable Prospectus Supplement will contain a statement as to the intention, if any, of such underwriters at the date of such Prospectus Supplement to make a market in the Offered Securities.

     If a dealer is utilized directly by the Company in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale will be set forth in the Prospectus Supplement relating thereto.

     Offered Securities may be offered and sold through agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named in, and any commissions payable by the Company to such agent will be set forth in, the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Underwriters, dealers or agents participating in the distribution of Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

     Underwriters, dealers or agents who participate in the distribution of Offered Securities may be entitled, under agreements which may be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution by the Company to payments such underwriters, dealers or agents may be required to make in respect thereof.

     The Offered Securities may be sold either at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.


     Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company, the Bank, Chase USA, Texas Commerce or certain other subsidiaries of the Company in the ordinary course of business.


     Offers to purchase Offered Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Except as set forth in the applicable Prospectus Supplement, no director, officer or employee of the Company or its bank subsidiaries will solicit or receive a commission in connection with direct sales by the Company of the Offered Securities, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.


     Under Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), when an NASD member, such as Chase Securities Inc. ("CSI"), participates in the distribution of an affiliated company's securities, the offering must be conducted in accordance with the applicable provisions of Section 2720. CSI is considered to be an "affiliate" (as such term is defined in Section 2720 of the Company by virtue of the fact that the Company is the parent of CSI. The offer and sale of any Offered Securities by CSI or any other qualified affiliate of the Company will comply with the requirements of Section 2720 regarding the underwriting of securities of affiliates and with any restrictions as may be imposed on CSI or such other affiliate of the Company by the Federal Reserve Board.


     This Prospectus and the related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of the Company, including CSI, in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts (each a "Contract") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Debt Securities or number of shares of Preferred Stock or Common Stock sold pursuant to Contracts shall be neither less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of the Company. The obligations of any purchaser under any Contract will not be subject to any conditions except that any related sale of Offered Securities to underwriters shall have occurred and the purchase by an institution of the Offered Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Offered Securities pursuant to Contracts accepted by the Company.

     The expected time of delivery of the Offered Securities in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                                    EXPERTS



     The financial statements of the Company incorporated in this Prospectus by reference to the 1995 Annual Report of the Company (which are included in the Company's Current Report on Form 8-K dated April 16, 1996) and the Annual Report on Form 10-K for the year ended December 31, 1995 of Chemical Banking Corporation have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                 LEGAL OPINIONS

     The validity of the Offered Securities being offered hereby will be passed upon for the Company by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York, and for any underwriters by Cravath, Swaine & Moore, New York, New York. Cravath, Swaine & Moore has represented and continues to represent the Company and its subsidiaries in a substantial number of matters on a regular basis.

PROSPECTUS
                                  [LOGO] CHASE
                        THE CHASE MANHATTAN CORPORATION
                                DEBT SECURITIES
                                    WARRANTS

     The Chase Manhattan Corporation (the "Company") may offer from time to time in one or more series its debt securities (the "Company Debt Securities"), which may be either senior (the "Company Senior Securities") or subordinated (the "Company Subordinated Securities").

     In connection with the merger of The Chase Manhattan Corporation (the "Old Chase") with and into the Company (which was known as Chemical Banking Corporation) on March 31, 1996, the Company assumed the obligations of the Old Chase with respect to certain senior (the "Old Chase Senior Securities") and certain subordinated debt securities (the "Old Chase Subordinated Securities" and, collectively with the Old Chase Senior Securities, the "Old Chase Debt Securities").

     In addition, in connection with the merger of Manufacturers Hanover Corporation ("MHC") with and into the Company on December 31, 1991, the Company assumed the obligations of MHC with respect to certain senior (the "MHC Senior Securities") and certain subordinated (the "MHC Subordinated Securities") series of debt securities (collectively, the "MHC Debt Securities"). The Company Senior Securities, the Old Chase Senior Securities and the MHC Senior Securities are collectively referred to as the "Senior Securities." The Company Subordinated Securities, the Old Chase Subordinated Securities and the MHC Subordinated Securities are collectively referred to as the "Subordinated Securities."

     The Senior Securities rank equally with all other unsubordinated and unsecured indebtedness of the Company. The Company Subordinated Securities are subordinate to all existing and future Senior Indebtedness of the Company (as defined herein) and, except for certain Company Subordinated Securities, Additional Senior Obligations (as defined herein). The MHC Subordinated Securities are subordinate to Senior Indebtedness, Additional Senior Obligations and all other obligations of the Company to its creditors other than any obligation of the Company as is by its terms expressly stated to be not superior in right of payment to or to rank pari passu in right of payment with or junior to the MHC Subordinated Securities. The Old Chase Subordinated Securities are subordinate to Senior Indebtedness, Additional Senior Obligations and all other obligations of the Company to its creditors other than the Old Chase Subordinated Securities, except obligations ranking on a parity with or ranking junior to such Old Chase Subordinated Securities. The holders of the Subordinated Securities of any series may be obligated at maturity to exchange such securities for Capital Securities (as defined herein) of the Company. Unless otherwise indicated in this Prospectus, the maturity of the Subordinated Securities will be subject to acceleration only in the event of certain events of bankruptcy or reorganization of the Company.

     The Company may from time to time issue warrants (the "Securities Warrants") to purchase Company Debt Securities, preferred stock, par value $1 per share (the "Preferred Stock"), or Common Stock, par value $1 per share (the "Common Stock"), or currency warrants entitling the holder to receive the cash value in U.S. dollars of the right to purchase or the right to sell foreign currencies or composite currencies, including European Currency Units ("ECU") ("Currency Warrants").

     The following Company Debt Securities are issued and outstanding as of the date of this Prospectus with respect to which offers and sales relating to secondary market transactions may be made by direct or indirect wholly-owned subsidiaries of the Company:

     $100,000,000 aggregate principal amount of 7 3/8% Senior Notes Due 1997 $300,000,000 aggregate principal amount of 6 5/8% Senior Notes Due 1998 $100,000,000 aggregate principal amount of 10 3/8% Subordinated Notes Due 1999
     $300,000,000 aggregate principal amount of 9 3/4% Subordinated Capital Notes Due 1999
     $150,000,000 aggregate principal amount of 10 1/8% Subordinated Capital Notes Due 2000
     $200,000,000 aggregate principal amount of 8 1/2% Subordinated Notes Due
     2002
     $150,000,000 aggregate principal amount of 8 5/8% Subordinated Debentures Due 2002
     $100,000,000 aggregate principal amount of 8 1/8% Subordinated Notes Due June 15, 2002
     $200,000,000 aggregate principal amount of 7 5/8% Subordinated Notes Due
     2003
     $200,000,000 aggregate principal amount of 7 1/8% Subordinated Debentures Due 2005
     $150,000,000 aggregate principal amount of 7 7/8% Subordinated Debentures Due 2006
     $200,000,000 aggregate principal amount of 6 1/2% Subordinated Debentures Due 2009

     $1,203,000,000 aggregate principal amount of Senior Medium-Term Notes, Series C Due from 9 months to 30 Years from Date of Issue
     $272,250,000 aggregate principal amount of Subordinated Medium-Term Notes, Series A and Series B, Due from 9 months to 30 Years from Date of Issue

     The following Old Chase Debt Securities are issued and outstanding as of the date of this Prospectus with respect to which offers and sales relating to secondary market transactions may be made by direct or indirect wholly-owned subsidiaries of the Company:

     $250,000,000 aggregate principal amount of 7 7/8% Notes Due 1997 $200,000,000 aggregate principal amount of 7 1/2% Subordinated Notes Due 1997
     $275,000,000 aggregate principal amount of 10% Subordinated Notes Due 1999 $200,000,000 aggregate principal amount of 8% Subordinated Notes Due 1999 $200,000,000 aggregate principal amount of 7 3/4% Subordinated Notes Due 1999
     $150,000,000 aggregate principal amount of 8.80% Subordinated Notes Due
     2000
     $200,000,000 aggregate principal amount of 5 1/2% Senior Notes Due 2001 $200,000,000 aggregate principal amount of 9 3/8% Subordinated Notes Due 2001
     $150,000,000 aggregate principal amount of 9 3/4% Subordinated Notes Due
     2001
     $100,000,000 aggregate principal amount of 9.05% Subordinated Notes Due
     2002
     $150,000,000 aggregate principal amount of 8% Subordinated Notes Due 2002 $200,000,000 aggregate principal amount of 7 1/2% Subordinated Notes Due 2003
     $150,000,000 aggregate principal amount of Floating Rate Subordinated Notes Due 2003
     $100,000,000 aggregate principal amount of Floating Rate Subordinated Notes Due August 1, 2003
     $150,000,000 aggregate principal amount of 8% Subordinated Notes Due 2004 $150,000,000 aggregate principal amount of 7 7/8% Subordinated Notes Due 2004
     $150,000,000 aggregate principal amount of 8% Subordinated Notes Due 2005 $200,000,000 aggregate principal amount of 6 1/2% Subordinated Notes Due 2005
     $200,000,000 aggregate principal amount of 6 1/4% Subordinated Notes Due
     2006
     $200,000,000 aggregate principal amount of 6 3/4% Subordinated Notes Due
     2008
     $100,000,000 aggregate principal amount of 6 1/8% Subordinated Notes Due
     2008
     $150,000,000 aggregate principal amount of 6 1/2% Subordinated Notes Due
     2009
     $400,995,000 aggregate principal amount of Senior Medium-Term Notes, Series A, B and C, Due from 9 Months to 30 Years from Date of Issue
     $477,930,000 aggregate principal amount of Subordinated Notes, Series A, B and C, Due from 9 months to 30 years from Date of Issue

     The following MHC Debt Securities are issued and outstanding as of the date of this Prospectus with respect to which offers and sales relating to secondary market transactions may be made by direct or indirect wholly-owned subsidiaries of the Company:

     $150,000,000 aggregate principal amount of 8 1/8% Notes Due 1997 $150,000,000 aggregate principal amount of 8 1/2% Subordinated Capital Notes Due 1999

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

                            ------------------------

     This Prospectus has been prepared by Chase Securities Inc. ("CSI") in connection with offers and sales related to secondary market transactions in the Company Debt Securities, Old Chase Debt Securities and MHC Debt Securities (the "Debt Securities"). CSI may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

               THE DATE OF THIS PROSPECTUS IS ________, 199__.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files, reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of the Company's securities are listed on the New York Stock Exchange, and reports, proxy material and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Company is an electronic filer, and the Commission maintains a Web site (located at http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company are incorporated by reference in this Prospectus:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

          (c) The Company's Current Reports on Form 8-K dated January 12, 1996, January 18, 1996, January 19, 1996, February 5, 1996, March 25, 1996, March 31, 1996, April 16, 1996, July 17, 1996, September 30, 1996, October 7,
     1996 and October 15, 1996; and

          (d) The descriptions of the Common Stock and the Preferred Stock set forth in the Company's Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions.

     All documents filed by the Company pursuant to Section 13 (a), 13 (c), 14 or 15 (d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO: THE CHASE MANHATTAN CORPORATION, 270 PARK AVENUE, NEW YORK, NEW YORK 10017, ATTENTION: OFFICE OF THE SECRETARY, TELEPHONE (212) 270-4040.

     Unless otherwise indicated, currency amounts in this Prospectus are stated in United States dollars ("$", "dollars", "U.S. dollars" or "U.S.$").

                        THE CHASE MANHATTAN CORPORATION

GENERAL

     The Company is a bank holding company organized under the laws of Delaware in 1968 and registered under the Bank Holding Company Act of 1956, as amended (the "BNCA"). On March 31, 1996, Old Chase merged with and into the Company, and the Company changed its name from "Chemical Banking Corporation" to "The Chase Manhattan Corporation". As a result of the merger, the Company has become the largest banking institution in the United States, with over $300 billion in assets and $20 billion in stockholders' equity.

     The principal bank subsidiaries of the Company are The Chase Manhattan Bank, a New York banking corporation (the "Bank"), Chase Manhattan Bank USA, National Association ("Chase USA"), headquartered in Wilmington, Delaware, and Texas Commerce Bank National Association ("Texas Commerce"), headquartered in Houston, Texas.

     The merger of Old Chase with and into the Company was accounted for as a pooling-of-interests and, accordingly, the information presented in this Prospectus reflects the combined results of Old Chase and the Company as if the merger had been in effect for all periods presented.

     The Company's principal executive office is located at 270 Park Avenue, New York, New York 10017. The Company's telephone number is (212) 275-6000.

BUSINESS

     The activities of the Company and its subsidiaries are internally organized, for management information purposes, into five principal lines of business. A brief description of each principal line of business is presented below.

GLOBAL BANK

     The Global Bank provides banking, financial advisory, trading and investment services to corporations and public-sector clients world-wide through a network of offices in 52 countries, including major operations in all key international financial centers. This network enables the Company to identify users and sources of capital on a global basis and to serve the cross-border requirements of clients through integrated delivery across all its businesses. The Global Bank includes Corporate Lending (focusing on corporate clients, both credit and general advisory); Investment Banking (including acquisition finance, syndicated finance, high yield finance, private placements, leasing, mergers and acquisitions, and other global investment banking activities); Global Markets (foreign exchange dealing and trading, derivatives trading and structuring, including equity and commodity derivatives, securities structuring, underwriting, trading and sales, and the Company's funding and securities investment activities); and Chase Capital Partners (venture capital and mezzanine finance). In addition, the Global Asset Management and Private Banking group serves high net worth individuals worldwide with banking and investment services, including the Vista Family of mutual funds and Vista unit trust funds.

REGIONAL AND NATIONWIDE CONSUMER BANK

     Regional and Nationwide Consumer Bank includes Credit Cards (Chase cardmember services); Deposits and Investments (consumer banking and commercial and professional banking); Mortgage Banking; National Consumer Finance (home equity secured lending, student lending and other consumer lending); International Consumer (consumer activities in Asia and Latin America); Middle Market (regional commercial banking); Texas Commerce; and the Company's franchise in northeastern New Jersey, where its banking subsidiary has 39 branches and private banking operations. The Company maintains a leading market share position in serving the financial needs of consumers, middle market commercial enterprises and small businesses in the New York metropolitan area. Texas Commerce is a leader in providing financial products and services to businesses and individuals throughout Texas and is the primary bank for more large corporations and middle market companies than any other bank in Texas.

GLOBAL SERVICES

     Global Services includes custody, cash management, payments, trade, trust and other fiduciary services. At September 30, 1996, the Company was custodian or trustee for approximately $4.1 trillion of assets.

TERMINAL BUSINESSES; CORPORATE

     Terminal Businesses represent discontinued portfolios, which are primarily refinancing country debt and the Company's commercial real estate problem asset and nonperforming portfolio, primarily at the Bank. Corporate includes the management results attributed to the parent company; the Company's investment in The CIT Group Holdings, Inc.; the impact of credit card securitizations; and some effects remaining at the corporate level after the implementation of management accounting policies, including residual credit provision and tax expense.

         CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED
                          STOCK DIVIDEND REQUIREMENTS

     The following are the consolidated ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated:

                                                     NINE
                                                    MONTHS
                                                     ENDED              YEAR ENDED DECEMBER 31,
                                                 SEPTEMBER 30,    ------------------------------------
                                                     1996         1995    1994    1993    1992    1991
                                                 -------------    ----    ----    ----    ----    ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits..............        1.59        1.90    1.86    1.62    1.50    1.20
  Including Interest on Deposits..............        1.28        1.41    1.42    1.31    1.21    1.07
Earnings to Combined Fixed Charges and
  Preferred Stock Dividend Requirements:
  Excluding Interest on Deposits..............        1.53        1.82    1.76    1.52    1.41    1.14
  Including Interest on Deposits..............        1.26        1.38    1.38    1.27    1.18    1.05

     For purposes of computing the ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                     DESCRIPTION OF COMPANY DEBT SECURITIES

     The statements under this caption are brief summaries of certain provisions contained in the Company Indentures (as defined below), do not purport to be complete and are qualified in their entirety by reference to such Company Indentures, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. Numerical references in parentheses below are to sections of the applicable Indenture. Wherever capitalized terms are used but not defined herein, such terms shall have the meanings assigned to them in the applicable Company Indenture, it being intended that such referenced sections of the Company Indentures and such defined terms shall be incorporated herein by reference.

GENERAL

     The Company Senior Securities have been issued in series under an Indenture dated as of December 1, 1989, as amended as of March 29, 1996 between the Company and Bankers Trust Company, as Trustee (the "Company Senior Trustee") (the "Company Senior Indenture"). The Company Subordinated Securities have been issued under an Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992, and as further amended, between the Company and First Trust of New York, National Association, as Trustee (the "Company Subordinated Trustee") (the "Company Subordinated Indenture"). The Company Debt Securities may be offered together with warrants to purchase the Company Debt Securities (the "Debt Warrants"), warrants to purchase shares of common stock of the Company (the "Common Stock Warrants"), warrants to purchase shares of preferred stock (the "Preferred Stock Warrants") and currency warrants entitling the holder to receive the cash value in U.S. dollars of the right to purchase or the right to sell foreign currencies or composite currencies, including European Currency Units ("ECU") (the "Currency Warrants"). The Company Senior Indenture and the Company Subordinated Indenture shall be collectively referred to as the "Company Indentures."

     Neither Company Indenture limits the amount of Company Debt Securities which may be issued thereunder and Company Debt Securities may be issued under either of the Company Indentures up to the aggregate principal amount which may be authorized from time to time by the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, including the Bank, Chase USA and Texas Commerce, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Company Debt Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations with respect to deposit liabilities, Federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.

     Reference is made to the applicable description below for the following terms and other information with respect to an issue of Company Debt Securities, including, where applicable: (i) the specific title of such Company Debt Securities; (ii) any limit on the aggregate principal amount or aggregate initial offering price of such Company Debt Securities; (iii) the purchase price of such Company Debt Securities (expressed as a percentage of the principal amount thereof); (iv) the date or dates on which the principal of such Company Debt Securities will be payable and the provisions, if any, for extension of such payment date or dates; (v) the rate or rates per annum at which such Company Debt Securities will bear interest, if any, including the rate of interest, if any, applicable to overdue payments of principal, or the method by which any such rate or rates will be determined and the dates on which such interest, if any, will be payable, the record dates for such interest payment dates and the date from which such interest, if any, will accrue; (vi) the place or places where the principal of (and premium, if any) and interest, if any, with respect to the Company Debt Securities will be payable; (vii) the terms of any mandatory or optional redemption provisions applicable to the Company Debt Securities; (viii) the terms of any sinking fund and analogous provisions with respect to the Company Debt Securities; (ix) authorized denominations of the Debt Securities (if other than denominations of $1,000 and integral multiples thereof); (x) if other than the currency of the United States, the currency or currencies, including ECU and other composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on the Company Debt Securities will be payable (which may be different for principal, premium and interest); (xi) if the principal of (and premium, if any) or interest, if any, on such Company Debt Securities are to be payable at the election of the Company or a holder thereof in one or more currencies or composite currencies, the currencies or composite currencies in which payment may be made and the manner of making such election; (xii) any provisions relating to the conversion or exchange of such Company Debt Securities; (xiii) the index, if any, with reference to which the amount of payments of principal of (and premium, if any) or interest, if any, on such Company Debt Securities will be determined; (xiv) whether such Company Debt Securities are Company Senior Securities or Company Subordinated Securities, or include both; (xv) the portion of the principal amount of such Company Debt Securities which will be payable upon declaration of acceleration of the maturity thereof, if other than the principal amount thereof, (xvi) any Events of Default applicable to such Company Debt Securities (if not set forth in the applicable Company Indenture);
(xvii) if such Company Debt Securities are Company Senior Securities, whether the provisions of the Company Senior Indenture relating to "Defeasance and Covenant Defeasance" will be applicable to such Company Senior Securities; (xviii) whether any of such Company Debt Securities are to be issuable in permanent global form; (xix) the terms of any Currency Warrants or Securities Warrants being offered with such Company Debt Securities; and (xx) any other specific terms of such Company Debt Securities (including any covenants applicable to the Company Debt Securities if not set forth in the applicable Company Indenture).

     The Company Debt Securities have been issued only in fully registered form without coupons. The Company Indentures also provide that Company Debt Securities of a series may be issued as permanent global Company Debt Securities. See "Permanent Global Debt Securities" below. No service charge will be made for any transfer or exchange of the Company Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Unless a particular issue of Company Debt Securities is represented by a permanent global note, principal of (and premium, if any) and interest, if any, on the Company Debt Securities will be payable, and the Company Debt Securities will be transferable or exchangeable, at the corporate trust office of the Bank in New York City, provided that payment of interest on any Company Debt Securities may be made at the option of the Company by check mailed to the registered holders of the Company Debt Securities at their registered addresses. The Company will have the right to require a holder of any Company Debt Security, in connection with the payment of the principal of (and premium, if any) and interest, if any, on such Company Debt Security, to certify information to the Company or, in the absence of such certification, the Company will be entitled to rely on any legal presumption to enable the Company to determine its duties and liabilities, if any, to deduct or withhold taxes, assessments or governmental charges from such payment.

     If the principal of (and premium, if any) or interest, if any, on any Company Debt Securities are to be payable in any currency other than U.S. dollars or, at the election of the Company or a holder thereof, in one or more currencies or composite currencies, or if any index is used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on any series of Company Debt Securities, any special Federal income tax, accounting and other considerations applicable thereto, if any, are described below.

     Some of the Company Debt Securities may have been issued as original issue discount Company Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates), to be sold at a discount below their stated principal amount. If any such Company Debt Securities have been so issued, the Federal income tax, accounting and other special considerations applicable to any such original issue discount Company Debt Securities, if any, are described below.

     Neither Company Indenture contains any restriction on the Company's ability to enter into a highly leveraged transaction or any provision affording special protection to holders of Company Debt Securities in the event the Company engages in a highly leveraged transaction. Further, neither Company Indenture contains any provisions that would provide protection to holders of Company Debt Securities upon a sudden and dramatic decline in the credit quality of the Company resulting from a takeover, recapitalization or similar restructuring of the Company.

     The Company Debt Securities of certain series may be issued under the Company Indentures upon the exercise of Securities Warrants issued with other Company Debt Securities or upon exchange or conversion of exchangeable or convertible Company Debt Securities. The specific terms of any such Securities Warrants, the specific terms of exchange or conversion of any such Company Debt Securities and the specific terms of the Company Debt Securities issuable upon the exercise of any such Securities Warrants or upon any such exchange or conversion, if any, are described below.

COMPANY SENIOR SECURITIES

     The Company Senior Securities are direct, unsecured obligations of the Company and will constitute Senior Indebtedness issued on a parity with the other Senior Indebtedness of the Company. As of September 30, 1996, Senior Indebtedness and Additional Senior Obligations of the Company aggregated approximately $10.0 billion. See "Description of Company Debt
Securities -- Company Subordinated Securities -- Subordination" below.

     Limitation on Disposition of Stock of the Bank. The Company Senior Indenture contains a covenant by the Company that, so long as any of the Company Senior Securities are outstanding, but subject to the rights of the Company in connection with its consolidation with or merger into another person or a sale of the Company's assets, neither the Company nor any Intermediate Subsidiary will sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank (except to the Company or an Intermediate Subsidiary), nor will the Company or any Intermediate Subsidiary permit the Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, nor will the Company permit any Intermediate Subsidiary that owns any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank to cease to be an Intermediate Subsidiary, unless (i) any such sale, assignment, transfer, grant of a security interest or other disposition is made for fair market value, as determined by the Board of Directors of the Company or such Intermediate Subsidiary, and (ii) the Company and any one or more Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding Voting Stock of the Bank (or any successor to the Bank) free and clear of any security interest after giving effect to such transaction. The foregoing, however, shall not preclude the Bank from being consolidated with or merged into another domestic banking corporation, if after such merger or consolidation the Company, or any successor thereto in a permissible merger, and any one or more Intermediate Subsidiaries own or owns at least 80% of the Voting Stock of the resulting bank and, giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing. An Intermediate Subsidiary is defined in the Company Senior Indenture as a Subsidiary (i) that is organized under the laws of any domestic jurisdiction and (ii) of which all the shares of each class of capital stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of, such capital stock, are owned directly by the Company, free and clear of any security interest. The limitation on the disposition of the Voting Stock of the Bank does not prevent the Bank from engaging in a sale of assets to the extent otherwise permitted by the Company Senior Indenture. (Section 1006).

     Events of Default. The Company Senior Indenture defines an Event of Default with respect to any series of Company Senior Securities as any one of the following events: (i) default in the payment of interest on any Company Senior Security of that series and continuance of such default for 30 days; (ii) default in the payment of principal of (or premium, if any, on) any Company Senior Security of that series at Maturity; (iii) default in the deposit of any sinking fund payment, when and as due by the terms of a Company Senior Security of that series, and continuance of such default for 5 days; (iv) failure by the Company for 60 days after due notice in performance of any other of the covenants or warranties in the Company Senior Indenture (other than a covenant or warranty included in the Company Senior Indenture solely for the benefit of a series of Company Senior Securities other than that series); (v) (A) failure by the Company to pay indebtedness for money borrowed, including Company Senior Securities of other series, in an aggregate principal amount exceeding $25,000,000, at the later of final maturity or upon the expiration of any applicable period of grace with respect to such principal amount or (B) acceleration of the maturity of any of the Company's indebtedness for money borrowed, including Company Senior Securities of other series, in an aggregate principal amount exceeding $25,000,000, if such failure to pay or acceleration results from a default under the instrument giving rise to, or securing, such indebtedness for money borrowed and is not rescinded or annulled within 30 days after due notice, unless such default is contested in good faith by appropriate proceedings; (vi) certain events of bankruptcy, insolvency or reorganization of the Company or the Bank; and (vii) any other Event of Default provided with respect to Company Senior Securities of that series. (Section 501).

     If any Event of Default with respect to Company Senior Securities of any series at the time Outstanding occurs and is continuing, either the Company Senior Trustee or the holders of not less than 25% in principal amount of the Outstanding Company Senior Securities of that series may declare the principal amount (or, if the Company Senior Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Company Senior Securities of that series to be due and payable immediately (provided that no such declaration is required upon certain events of bankruptcy); but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any) or interest on the Company Senior Securities of that series and certain other specified defaults) may be waived by the holders of a majority in principal amount of the Outstanding Company Senior Securities of that series on behalf of the holders of all Company Senior Securities of that series. (Sections 502 and 513).

     With respect to any series of Company Senior Securities that are Original Issue Discount Securities, reference is made below to the terms of such series for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Company Senior Indenture provides that the Company Senior Trustee will, within 90 days after the occurrence of a default known to it with respect to Company Senior Securities of any series at the time Outstanding with respect to which it is trustee, give to the holders of the Outstanding Company Senior Securities of that series notice of such default if uncured or not waived, provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any Company Senior Security of that series, or in the payment of any sinking fund installment which is provided for such series, the Company Senior Trustee will be protected in withholding such notice if the Company Senior Trustee in good faith determines that the withholding of such notice is in the interest of the holders of the Outstanding Company Senior Securities of such series and, provided further, that such notice shall not be given until 60 days after the occurrence of a default with respect to Outstanding Company Senior Securities of any series in the performance of a covenant in the Company Senior Indenture other than for the payment of the principal of (or premium, if any) or interest, if any, on any Company Senior Security of such series or the deposit of any sinking fund payment with respect to the Company Senior Securities of such series. The term "default" with respect to any series of Outstanding Company Senior Securities for the purpose only of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Company Senior Securities of such series. (Section 602).

     The Company Senior Indenture provides that, subject to the duty of the Company Senior Trustee during default to act with the required standard of care, the Company Senior Trustee will not be under any obligation to exercise any of its rights or powers under the Company Senior Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Company Senior Trustee reasonable security or indemnity. (Section 603). The Company Senior Indenture provides that the holders of a majority in principal amount of Outstanding Company Senior Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Company Senior Trustee for that series, or exercising any trust or other power conferred on such Company Senior Trustee, provided that such Company Senior Trustee may decline to act if such direction is contrary to law or the Company Senior Indenture. (Section 512).

     The Company Senior Indenture includes a covenant that the Company will file annually with the Company Senior Trustee a certificate of no default, or specifying any default that exists. (Section 1007).

     Defeasance and Covenant Defeasance. The Company Senior Indenture provides, if such provision is made applicable to the Company Senior Securities of any series pursuant to Section 301 of the Company

Senior Indenture (which, if applicable, with respect to a particular series of Company Senior Securities will be indicated below), that the Company may elect
(i) to defease and be discharged from all of its obligations with respect to such Company Senior Securities then outstanding (except for the obligations to register the transfer or exchange of such Company Senior Securities, to replace temporary or mutilated, destroyed, lost or stolen Company Senior Securities, to maintain an office or agency in respect of the Company Senior Securities and to hold moneys for payment in trust) ("defeasance") and/or (ii) to be released from its obligations with respect to such Company Senior Securities then outstanding under Section 1005 and Section 1006 (and any other sections applicable to such Company Senior Securities that are determined pursuant to Section 301 to be subject to covenant defeasance) and the consequences of the occurrence of an event of default specified in Section 501(4) (insofar as it is with respect to Section 1005, Section 1006 or any other section applicable to such Company Senior Securities that is determined pursuant to Section 301 to be subject to covenant defeasance) or Section 501(5) of the Company Senior Indenture (Section 1005 containing the covenant to pay taxes and other claims, Section 1006 containing the restrictions described above under "Limitation on Disposition of Stock of the Bank" and Sections 501(4) and 501(5) containing the provisions described above under "Events of Default" relating to covenant defaults and cross-defaults, respectively) ("covenant defeasance"), in either case upon the deposit with the Company Senior Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) and interest, if any, on such Company Senior Securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Company must deliver to the Company Senior Trustee an Opinion of Counsel (as specified in the Company Senior Indenture) to the effect that the holders of such Company Senior Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or upon a change in applicable Federal income tax law, in any such case after the date of the Company Senior Indenture.

     Under current Federal income tax law, defeasance would likely be treated as a taxable exchange of such Company Senior Securities for interests in the defeasance trust. As a consequence, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such Company Senior Securities and the value of the holder's proportionate interest in the defeasance trust, and thereafter would be required to include in income a proportionate share of the income, gain or loss, as the case may be, of the defeasance trust. Under current Federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Company Senior Securities. Purchasers of such Company Senior Securities should consult their own advisors with respect to the tax consequences to them of such defeasance and covenant defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

     If the Company exercises its covenant defeasance option with respect to any series of Company Senior Securities, payment of such Company Senior Securities may not be accelerated by reference to the covenants relating to covenant defeasance described above. The Company may exercise its defeasance option with respect to such Company Senior Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Company Senior Securities may not be accelerated because of any Event of Default. If the Company exercises its defeasance option or covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Company Senior Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

     Modification of the Indenture. Modifications and amendments of the Company Senior Indenture may be made by the Company and the Company Senior Trustee with the consent of the holders of not less than a majority in principal amount of each series of Outstanding Company Senior Securities affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Company Senior Indenture or modifying the rights of the holders of Outstanding Company Senior Securities of such series, except that no such supplemental indenture may
(i) change the Stated Maturity of any Company Senior Security of any series, or reduce the principal amount thereof (or premium, if any, thereon), or reduce the rate of payment of interest thereon, or change certain other provisions relating to the yield of the Company Senior Securities or change the currency or currencies in which the same is payable; (ii) reduce the aforesaid percentage of Outstanding Company Senior Securities of any series, the consent of the holders of which is required for any supplemental indenture, or reduce the percentage of principal amount of Outstanding Company Senior Securities necessary for waiver of compliance with certain provisions of the Company Senior Indenture or for waiver of certain covenants and defaults; or (iii) modify the provisions of the Company Senior Indenture relating to modification and amendment of the Company Senior Indenture. The Company Senior Indenture provides, however, that each of the amendments and modifications listed in clauses (i) through (iii) above may be made with the consent of the holder of each Outstanding Company Senior Security affected thereby. (Section 902).

     The Senior Indenture permits the Company and the Trustee to amend the Senior Indenture in certain circumstances without the consent of the holders of Senior Securities to evidence the merger of the Company at the replacement of the Trustee, to effect modifications that do not affect any Series of Senior Securities already outstanding and for certain other purposes.

     Consolidation, Merger and Sale of Assets. The Company, without the consent of the holders of any of the Company Senior Securities under the Company Senior Indenture, may consolidate with or merge into any other person or transfer or lease its assets substantially as an entirety to any person or may permit any corporation to merge into the Company, provided that: (i) the successor is a person organized under the laws of any domestic jurisdiction; (ii) the successor person, if other than the Company, assumes the Company's obligations on the Company Senior Securities and under the Company Senior Indenture; (iii) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (iv) certain other conditions are met. (Section
801).

     Outstanding Company Senior Securities. The Company Senior Indenture provides that, in determining whether the holders of the requisite principal amount of Outstanding Company Senior Securities have given any request, demand, authorization, direction, notice, consent or waiver, (i) the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purpose shall be that portion of the principal amount thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof; (ii) the portion of the principal amount of a Company Senior Security denominated in a foreign or composite currency or currencies that shall be deemed to be Outstanding for such purpose shall be the U.S. dollar equivalent, determined on the date of original issuance of such Company Senior Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Company Senior Security of the amount determined as provided in
(i) above) of such Company Senior Security; (iii) the portion of the principal amount of a Company Senior Security for which the amount of payments of principal of and any premium or interest on such Company Senior Security may be determined with reference to an index that shall be deemed to be Outstanding for such purpose shall be determined as of the date of original issuance of such Company Senior Security; and (iv) Company Senior Securities owned by the Company, any of its Affiliates or any other obligor upon the Company Senior Securities shall not be deemed to be Outstanding. (Section 101).

     Set forth below are the principal terms of the Company Senior Securities issued and outstanding as of the date of this Prospectus, with respect to which offers and sales relating to secondary market transactions may be made by direct or indirect wholly-owned subsidiaries of the Company.

TERMS AND PROVISIONS OF 7 3/8% SENIOR NOTES DUE 1997

     The 7 3/8% Senior Notes Due 1997 (the "7 3/8% 1997 Notes") are limited to $100,000,000 aggregate principal amount and will mature on June 15, 1997. The
7 3/8% 1997 Notes are not redeemable prior to maturity and no sinking fund is provided for the 7 3/8% 1997 Notes. The 7 3/8% 1997 Notes bear interest from May 26, 1992, payable semiannually in arrears on June 15 and December 15 to the persons in whose names the 7 3/8% 1997 Notes are registered at the close of business on the first day of June or December preceding such June 15 or December 15.

TERMS AND PROVISIONS OF 6 5/8% SENIOR NOTES DUE 1998

     The 6 5/8% Senior Notes Due 1998 (the "6 5/8% 1998 Notes") are limited to $300,000,000 aggregate principal amount and will mature on January 15, 1998. The 6 5/8% 1998 Notes are not redeemable prior to maturity and no sinking fund is provided for the 6 5/8% 1998 Notes. The 6 5/8% 1998 Notes bear interest from January 19, 1993, payable semiannually in arrears on January 15 and July 15 to the persons in whose names the 6 5/8% 1998 Notes are registered at the close of business on the first day of January or July preceding such January 15 or July 15.

TERMS AND PROVISIONS OF SENIOR MEDIUM-TERM NOTES, SERIES C

     Set forth below is a table indicating the issuance dates and the maturity dates of the $1,203,000,000 aggregate principal amount of Senior Medium-Term Notes, Series C (the "Senior Series C Notes") issued and outstanding as of the date of this Prospectus. The Senior Series C Notes are not subject to any sinking fund and are not redeemable prior to their stated maturity. The Senior Series C Notes have either (a) fixed interest rates or (b) floating interest rates which are reset periodically, by reference to an interest rate basis or formula.

                                 PRINCIPAL
         ISSUANCE DATE            AMOUNT                 MATURITY DATE                          RATE
------------------------------- -----------     ------------------------------- -------------------------------------
November 2, 1992............... $ 5,000,000     December 17, 1997.............. LIBOR reset quarterly +0.40%
May 28, 1993...................   5,000,000     May 28, 1997................... LIBOR reset quarterly +0.30%
June 16, 1993..................  15,000,000     December 18, 1996.............. 11% minus LIBOR but in no event shall the rate be less than zero.
June 16, 1993..................   5,000,000     December 18, 1996.............. 11% minus LIBOR but in no event shall the rate be less than zero.
June 16, 1993..................   5,000,000     December 18, 1996.............. 11% minus LIBOR but in no event shall the rate be less than zero.
June 28, 1993..................  26,000,000     June 30, 1997.................. LIBOR reset quarterly +0.25%
August 9, 1993.................   5,000,000     August 10, 1998................ LIBOR reset quarterly +0.25%
December 28, 1993..............   5,000,000     December 28, 1998.............. LIBOR reset annually
January 25, 1994...............  25,000,000     January 27, 1997............... LIBOR reset quarterly +0.05%
January 25, 1994...............  75,000,000     January 27, 1997............... LIBOR reset quarterly +0.05%
January 25, 1994...............  50,000,000     January 25, 1999............... LIBOR reset quarterly +0.15%
January 27, 1994...............  50,000,000     January 27, 1998............... LIBOR reset quarterly +0.10%
June 6, 1994...................  10,000,000     June 6, 1999................... LIBOR reset semiannually +0.40%
June 10, 1994..................   5,000,000     June 10, 1999.................. LIBOR reset quarterly +0.20%
June 14, 1994..................  25,000,000     June 16, 1997.................. LIBOR reset quarterly +0.13%
June 14, 1994..................  25,000,000     June 16, 1997.................. LIBOR reset quarterly +0.13%
July 16, 1994..................   5,000,000     July 15, 2004.................. LIBOR reset semiannually +0.65%
July 20, 1994..................   7,000,000     July 20, 2004.................. LIBOR reset semiannually +0.50%
July 20, 1994..................  10,000,000     July 20, 2004.................. LIBOR reset semiannually +0.50%
August 16, 1994................   5,000,000     August 16, 2004................ LIBOR reset semiannually +0.50% but in no event shall the rate exceed
                                                                                10.5%

                                 PRINCIPAL
         ISSUANCE DATE            AMOUNT                 MATURITY DATE                          RATE
------------------------------- -----------     ------------------------------- -------------------------------------
September 13, 1994.............   5,000,000     September 20, 1999............. LIBOR reset quarterly +0.37% but in no event shall the rate exceed 9.5%
September 24, 1994.............   5,000,000     October 4, 2004................ LIBOR reset semiannually +0.45%;
                                                                                converts to 9.5% fixed on October 1,
                                                                                1997
October 18, 1994...............   5,000,000     October 19, 2004............... LIBOR reset semiannually +0.45%;
                                                                                converts to 9.5% fixed on October 20,
                                                                                1997
October 26, 1994...............   5,000,000     October 26, 2004............... LIBOR reset semiannually +0.45%;
                                                                                converts to 9.625% fixed on October
                                                                                27, 1997
October 26, 1994...............  25,000,000     October 26, 1999............... LIBOR reset quarterly +0.375% but in no event shall the rate exceed 10%
November 2, 1994...............  15,000,000     November 2, 1999............... LIBOR reset quarterly +0.4% but in no event shall the rate exceed 9.75%
November 3, 1994...............  10,000,000     November 3, 1999............... LIBOR reset quarterly +0.38% but in no event shall the rate exceed 10%
November 4, 1994...............  10,000,000     November 4, 2004............... LIBOR reset semiannually +0.5%;
                                                                                converts to 9.35% fixed on November
                                                                                4, 1997
February 28, 1995.............. 150,000,000     February 28, 2000.............. LIBOR reset quarterly +0.20%
March 7, 1995..................  25,000,000     March 6, 1998.................. LIBOR reset quarterly +0.125%
March 16, 1995.................  10,000,000     March 16, 2005................. LIBOR reset semiannually +0.35%;
                                                                                converts to 9.0% fixed on March 16,
                                                                                1999
March 28, 1995.................   5,000,000     March 29, 2005................. 8.125% fixed
April 3, 1995..................   7,000,000     April 3, 2005.................. LIBOR reset semiannually +0.45%;
                                                                                converts to 9.25% fixed April 3, 1998
July 27, 1995..................  30,000,000     July 27, 2000.................. LIBOR reset quarterly +0.18%
August 10, 1995................  10,000,000     August 10, 2005................ LIBOR reset semiannually +0.45%;
                                                                                converts to 8.0% fixed on August 10,
                                                                                1999
September 1, 1995..............  13,000,000     September 1, 2005.............. LIBOR reset quarterly +0.40%;
                                                                                converts to 8.75% fixed on September
                                                                                1, 1999
November 8, 1995...............  25,000,000     November 8, 1998............... 5.88% fixed
November 10, 1995..............  50,000,000     November 10, 1998.............. LIBOR reset quarterly +0.10%
November 10, 1995..............  25,000,000     November 10, 2001.............. Constant maturity 10 year Treasury
                                                                                Index minus 0.34%
November 15, 1995..............  10,000,000     May 1, 2001.................... Constant maturity 5 year Treasury
                                                                                Index minus 0.10%
October 15, 1996............... 400,000,000     October 15, 1998............... LIBOR reset quarterly

COMPANY SUBORDINATED SECURITIES

     General. The Company Subordinated Securities are direct, unsecured obligations of the Company. The obligations of the Company pursuant to the Company Subordinated Securities are subordinate in right of payment to all Senior Indebtedness and, in certain circumstances relating to the dissolution, winding-up, liquidation or reorganization of the Company, to all Additional Senior obligations, whether outstanding as of the date hereof or hereafter created, assumed or incurred, as discussed below under "Subordination." The Company Subordinated Indenture does not contain any restriction on the amount of Senior Indebtedness or Additional Senior Obligations which the Company may incur.

     Unless otherwise indicated below with respect to a particular series of Company Subordinated Securities, the maturity of the Company Subordinated Securities will be subject to acceleration only in the event of bankruptcy or reorganization of the Company. See "Defaults and Waivers Thereof" below.

     The holders of any series of Company Subordinated Securities which are specified below and are convertible into Common Stock ("Subordinated Convertible Securities") will be entitled, as specified below, subject to prior redemption, repayment or repurchase, to convert any Subordinated Convertible Securities of such series into Common Stock, at the conversion price specified below, subject to adjustment and to such other terms as are set forth below.

     The holders of a particular series of Company Subordinated Securities may be obligated at maturity, or at any earlier time as set forth below with respect to such series, to exchange them for Capital Securities of the

Company. (Article Seventeen). The terms of any such exchange and the Capital Securities issuable upon such exchange are, to the extent applicable to a particular series of Company Subordinated Securities, described below. "Capital Securities" may consist of Common Stock, perpetual preferred stock or other capital securities of the Company acceptable to its primary Federal banking regulator. Currently, the Company's primary Federal banking regulator is the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Whenever Company Subordinated Securities are exchangeable for Capital Securities, the Company will be obligated to deliver Capital Securities with a market value equal to the principal amount of such Company Subordinated Securities. In addition, the Company will unconditionally undertake, at the expense of the Company, to sell the Capital Securities in a sale (the "Secondary Offering") on behalf of any holders who elect to receive cash for the Capital Securities. The Common Stock is described below under "Description of Capital Stock -- Common Stock". A general description of the preferred stock of the Company is set forth below under "Description of Capital Stock -- Preferred Stock".

     Subordination. On August 28, 1992, the Federal Reserve Board revised the risk-based capital guidelines to impose additional restrictions on subordinated debt securities in order for such securities to qualify as "Tier 2 Capital." See "Certain Regulatory Matters -- Capital Ratios." In response to these guidelines, the Company Subordinated Indenture was amended and restated as of December 15, 1992 to permit the Company to issue Company Subordinated Securities that would qualify as Tier 2 Capital. Company Subordinated Securities issued prior to the amendment and restatement of the Company Subordinated Indenture are collectively referred to herein as "Antecedent Company Subordinated Indebtedness" and Company Subordinated Securities issued on after the date of the amendment and restatement of the Company Subordinated Indenture are collectively referred to herein as "Post-Amendment Company Subordinated Indebtedness".

     Antecedent Company Subordinated Indebtedness consist of the following Company Subordinated Securities: (i) the 10 1/8% Subordinated Capital Notes Due 2000; (ii) the 9 3/4% Subordinated Capital Notes Due 1999; (iii) the 8 1/2% Subordinated Notes Due 2002; (iv) the 8 5/8% Subordinated Debentures Due 2002;
(v) the 8 1/8% Subordinated Notes Due 2002; and (vi) the 10 3/8% Subordinated Notes Due 1999. At September 30, 1996, an aggregate principal amount of approximately $1.05 billion of Antecedent Company Subordinated Indebtedness was outstanding. All Company Subordinated Securities other than Antecedent Company Subordinated Indebtedness are Post-Amendment Company Subordinated Indebtedness. At September 30, 1996, an aggregate principal amount of approximately $1.02 billion of Post-Amendment Company Subordinated Indebtedness was outstanding.

     The Company Subordinated Indenture provides that "Senior Indebtedness" shall mean the principal of (and premium, if any) and interest on (i) all indebtedness of the Company for money borrowed, whether outstanding on the date of execution of the Company Subordinated Indenture or thereafter created, assumed or incurred, except (A) Post-Amendment Company Subordinated Indebtedness, (B) Antecedent Company Subordinated Indebtedness, (C) MHC Subordinated Securities, (D) Old Chase Subordinated Securities and (E) such other indebtedness of the Company which by its terms is expressly stated to be not superior in right of payment to the Company Subordinated Securities or to rank pari passu in right of payment with the Company Subordinated Securities (such other indebtedness hereinafter referred to as "Other Subordinated Indebtedness") and (ii) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness of the Company for money borrowed" shall mean any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for payment of the purchase price of property or assets. As of September 30, 1996, an aggregate principal amount of $100 million of Other Subordinated Indebtedness was outstanding.

     Old Chase Subordinated Securities consist of the following outstanding subordinated securities assumed by the Company as a result of the merger of Old Chase into the Company: (i) 7 1/2% Subordinated Notes Due 1997, (ii) 10% Subordinated Notes Due 1999, (iii) 8% Subordinated Notes Due 1999, (iv) 7 3/4% Subordinated Notes Due 1999, (v) 8.80% Subordinated Notes Due 2000, (vi) 9 3/8% Subordinated Notes Due 2001, (vii) 9 3/4 Subordinated Notes Due 2001, (viii) 9.05% Subordinated Notes Due 2002, (ix) 8% Subordinated Notes Due 2002, (x)
7 1/2% Subordinated Notes Due 2003, (xi) Floating Rate

Subordinated Notes Due 2003, (xii) Floating Rate Subordinated Notes Due 2003,
(xiii) 8% Subordinated Notes Due 2004, (xiv) 7 7/8% Subordinated Notes Due 2004,
(xv) 8% Subordinated Notes Due 2005, (xvi) 6 1/2% Subordinated Notes Due 2005,
(xvii) 6 1/4% Subordinated Notes Due 2006, (xviii) 6 3/4% Subordinated Notes Due September 2008, (xix) 6 1/8% Subordinated Notes Due 2008, (xx) 6 1/2% Subordinated Notes Due 2009, (xxi) Subordinated Medium-Term Notes, Series A and C, (xxii) Floating Rate Subordinated Notes Due 1997, (xxiii) Floating Rate Subordinated Notes Due 2000, and (xxiv) Floating Rate Subordinated Notes Due 2009. At September 30, 1996, an aggregate principal amount of approximately $4.55 billion of Old Chase Subordinated Securities were outstanding.

     MHC Subordinated Securities consist of the following outstanding subordinated securities assumed by the Company as a result of the merger of Manufacturers Hanover Corporation with and into the Company: (i) the Floating Rate Subordinated Notes Due 1997 and (ii) the 8 1/2% Subordinated Capital Notes Due 1999. At September 30, 1996, an aggregate principal amount of approximately $243 million of MHC Subordinated Securities were outstanding.

     The Company Subordinated Indenture provides that "Additional Senior Obligations" shall mean all indebtedness of the Company, whether outstanding on December 15, 1992 or thereafter created, assumed or incurred, for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Additional Senior Obligations do not include claims in respect of Senior Indebtedness or obligations which, by their terms, are expressly stated to be not superior in right of payment to the Company Subordinated Securities or to rank pari passu in right of payment with the Company Subordinated Securities. For purposes of this definition, "claim" shall have the meaning assigned thereto in Section 101(4) of the United States Bankruptcy Code of 1978, as amended and in effect on December 15, 1992.

     The Company Subordinated Securities (irrespective of whether such Company Subordinated Securities are Antecedent or Post-Amendment Company Subordinated Indebtedness) are subordinate in right of payment to all Senior Indebtedness. No payment pursuant to the Company Subordinated Securities or exchange for Capital Securities may be made, and no holder of the Company Subordinated Securities shall be entitled to demand or receive any such payment or exchange, unless all amounts of principal (and premium, if any) and interest, if any, then due with respect to all Senior Indebtedness shall have been paid in full or duly provided for, and unless at the time of such payment or exchange and immediately after giving effect thereto, there shall not exist with respect to any such Senior Indebtedness any event of default permitting the holders thereof to accelerate the maturity thereof or any event which, with notice or lapse of time or both, would become such an event of default. Such subordination will not prevent the occurrence of any default in respect of the Company Subordinated Securities. See "Defaults and Waiver Thereof" below for limitations on the rights of acceleration. (Article Sixteen).

     The Post-Amendment Company Subordinated Securities are subordinate in right of payment to Senior Indebtedness as described above and, in certain circumstances relating to the dissolution or winding-up of the Company, to Additional Senior Obligations. Accordingly, upon any distribution of the assets of the Company upon dissolution, winding-up, liquidation or reorganization, (i) the holders of Senior Indebtedness will be entitled to receive payment in full of principal (and premium, if any) and interest, if any, before any payment or distribution is made on the Company Subordinated Securities, and (ii) if, after giving effect to the operation of clause (i) above, (A) amounts remain available for payment or distribution in respect of the Company Subordinated Securities and (B) creditors in respect of Additional Senior Obligations have not received payment in full of amounts due or to become due thereon or payment of such amounts has not been duly provided for, then such amounts available for payment or distribution in respect of the Post-Amendment Company Subordinated Indebtedness shall first be applied to pay or provide for the payment in full of all such Additional Senior Obligations before any payment may be made on the Post-Amendment Company Subordinated Indebtedness.

     The Antecedent Company Subordinated Indebtedness will not be subordinated to indebtedness of the Company which is not Senior Indebtedness, the Post-Amendment Company Subordinated Indebtedness will not be subordinated to indebtedness of the Company which is not Senior Indebtedness or Additional Senior

Obligations, and the creditors of the Company who do not hold Senior Indebtedness or Additional Senior Obligations will not benefit from the subordination provisions described herein. In the event of the bankruptcy or reorganization of the Company before or after maturity of the Company Subordinated Securities (and prior to any exchange or conversion thereof), such other creditors would rank pari passu in right of payment with holders of the Company Subordinated Securities, subject, however, to the broad equity powers of a Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of holders of any series of Company Subordinated Securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against the Company.

     Summary of Subordination Provisions Relating to Company Subordinated Securities. No series of subordinated debt securities of the Company, including, without limitation, the Post-Amendment Company Subordinated Indebtedness, the Antecedent Company Subordinated Indebtedness, the Old Chase Subordinated Securities, the MHC Subordinated Securities and the Other Subordinated Indebtedness, is subordinated to any other series of subordinated debt securities of the Company. However, Antecedent Company Subordinated Indebtedness is subordinated, by its terms, only to Senior Indebtedness; Post-Amendment Company Subordinated Indebtedness and Other Subordinated Indebtedness are subordinated, by their terms, to Senior Indebtedness and, in certain circumstances relating to the dissolution, winding-up, liquidation or reorganization of the Company, to Additional Senior Obligations; the MHC Subordinated Securities are subordinated, by their terms, to Senior Indebtedness, Additional Senior Obligations and all other obligations of the Company to its creditors other than any obligation of the Company as is by its terms expressly stated to be not superior in right of payment to or to rank pari passu in right of payment with or junior to such MHC Subordinated Securities; and Old Chase Subordinated Securities are subordinated by their terms, to Senior Indebtedness, Additional Senior Obligations and all other obligations of the Company to its creditors, except obligations ranking on a parity with or ranking junior to such Old Chase Subordinated Securities. As a result of the differences between the subordination provisions applicable to the Post-Amendment Company Subordinated Indebtedness, the Antecedent Company Subordinated Indebtedness, the MHC Subordinated Securities and Old Chase Subordinated Securities and the Other Subordinated Indebtedness, in the event of a dissolution, winding-up, liquidation or reorganization of the Company, the holders of Post-Amendment Company Subordinated Indebtedness and Other Subordinated Indebtedness may receive less, ratably, than the holders of Antecedent Company Subordinated Indebtedness, but more, ratably, than the holders of MHC Subordinated Securities and Old Chase Subordinated Securities.

     Limitation on Disposition of Voting Stock of the Bank. With respect to Post-Amendment Company Subordinated Indebtedness, the Company Subordinated Indenture contains no covenant that the Company will not sell, transfer or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the Bank, nor does it prohibit the Bank from issuing any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the Bank. However, the Company Subordinated Indenture does contain a covenant by the Company, for the exclusive benefit of the Antecedent Company Subordinated Indebtedness and subject to the provisions described below under "Consolidation, Merger and Sale of Assets," that the Company will not sell, transfer or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the Bank, nor will it permit the Bank to issue any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the Bank, with the following exceptions: (i) issuances or sales of directors' qualifying shares;
(ii) issuances or sales of shares to the Company; (iii) sales or other dispositions or issuances for fair market value, as determined by the Board of Directors of the Company, if after giving effect to such sales, dispositions or issuances and to the issuance of any shares issuable upon conversion of convertible securities or upon the exercise of options, warrants or rights, the Company would own directly or indirectly through subsidiaries not less than 80% of the issued and outstanding shares of voting stock of the Bank; (iv) sales or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; and (v) sales of voting stock by the Bank to its shareholders if such sales do not reduce the percentage of shares of voting stock owned by the Company. (Section 5.07).

     Defaults and Waiver Thereof. The Company Subordinated Indenture defines an Event of Default (i) with respect to Antecedent Company Subordinated Indebtedness, as any one of certain events of bankruptcy, insolvency and reorganization affecting the Company; (ii) with respect to Post-Amendment Company Subordinated Indebtedness, any one of certain events of bankruptcy or reorganization affecting the Company; and (iii) with respect to any Company Subordinated Securities, any other Event of Default specifically provided for by the terms of such series of Company Subordinated Securities, as may be described below with respect to such series. (Section 7.01). In case an Event of Default shall have occurred and be continuing with respect to any series of Company Subordinated Securities then outstanding under the Company Subordinated Indenture, the Company Subordinated Trustee or the holders of at least 25% in aggregate principal amount of the Company Subordinated Securities of that series which are then outstanding may declare the principal (or, in the case of original issue discount Company Subordinated Securities, such lesser amount of principal as may be provided therein) of all Company Subordinated Securities of that series to be due and payable immediately in cash, but such declaration may be annulled, and certain past defaults may be waived, by the holders of not less than a majority in aggregate principal amount of the Company Subordinated Securities of that series, upon the conditions provided in the Company Subordinated Indenture. (Section 7.01). The right of the holders of the Company Subordinated Securities of a series to demand payment in cash would exist upon the occurrence and continuance of an Event of Default before or after the stated maturity of the Company Subordinated Securities of such series, so long as the Company Subordinated Securities of such series have not been exchanged or converted as provided in the Company Subordinated Indenture. Any such right to payment in cash would, in the event of the bankruptcy or reorganization of the Company, be subject as to enforcement to the broad equity powers of a Federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the Company Subordinated Securities. Prior to any declaration accelerating the maturity of the Company Subordinated Securities of any series, the holders of a majority in aggregate principal amount of the Company Subordinated Securities of that series at the time outstanding may on behalf of the holders of all Company Subordinated Securities of that series waive any past default or Event of Default and its consequences, except a default in the payment of the principal of (or premium, if any) or interest, if any, on the Company Subordinated Securities of that series. (Section 7.07).

     Unless otherwise provided in the terms of a series of Company Subordinated Securities, there will be no right of acceleration of the payment of principal of the Company Subordinated Securities of such series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the Company Subordinated Securities or the Company Subordinated Indenture. In the event of a default in the payment of interest or principal (including the delivery of any Capital Securities in exchange for Company Subordinated Securities) or the performance of any covenant or agreement in the Company Subordinated Securities or the Company Subordinated Indenture, the Company Subordinated Trustee may, subject to certain limitations and conditions, seek to enforce payment of such interest or principal (including the delivery of any Capital Securities in exchange for Company Subordinated Securities) or the performance of such covenant or agreement.

     The Company Subordinated Indenture provides that the Company Subordinated Trustee shall, within 90 days after the occurrence of a default with respect to the Company Subordinated Securities of any series, give to the holders of the Company Subordinated Securities of that series notice of all uncured defaults known to it (the term "default" being defined to include the events specified above without grace periods or notice), provided, that except in the case of an Event of Default that relates to the bankruptcy or reorganization of the Company or a default in payment of principal (or premium, if any) or interest, if any, in respect of the Company Subordinated Securities of that series, or the obligation to deliver Capital Securities in exchange for such Company Subordinated Securities, the Company Subordinated Trustee shall be protected in withholding such notice if and so long as the board of directors or trustees, the executive committee or a trust committee of directors or responsible officers or both, of the Company Subordinated Trustee, in good faith determines that the withholding of such notice is in the interest of such holders. (Section 7.08). The Company will be required to furnish to the Company Subordinated Trustee annually an officers' certificate as to the absence of defaults under the Company Subordinated Indenture. (Section 5.06).

     Subject to the provisions of the Company Subordinated Indenture relating to the duties of the Company Subordinated Trustee, the Company Subordinated Trustee will be under no obligation to exercise any of its rights or powers under the Company Subordinated Indenture at the request, order or direction of any of the holders of the Company Subordinated Securities, unless such holders shall have offered to the Company Subordinated Trustee reasonable security or indemnity. Subject to such provision for security or indemnification, the holders of a majority in principal amount of the Company Subordinated Securities of any series then outstanding under the Company Subordinated Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Company Subordinated Trustee with respect to the Company Subordinated Securities of such series. (Sections 7.07 and 8.02).

     Modification of the Company Subordinated Indenture. The Company Subordinated Indenture contains provisions permitting the Company and the Company Subordinated Trustee, with the consent of the holders of not less than a majority in principal amount of the Company Subordinated Securities at the time outstanding of each series affected by such modification, to modify the Company Subordinated Indenture or any supplemental indenture or the rights of the holders of the Company Subordinated Securities, provided that no such modification shall, without the consent of the holder of each Company Subordinated Security affected thereby: (i) change the stated maturity date of the principal of, or any installment of principal of or interest on, any such Company Subordinated Security; (ii) reduce the principal amount of (or premium, if any) or interest, if any, on any such Company Subordinated Security; (iii) reduce the portion of the principal amount of an original issue discount Company Subordinated Security payable upon acceleration of the maturity thereof; (iv) reduce any amount payable upon redemption of any Company Subordinated Security;
(v) change the place or places where, or the coin or currency in which, any Company Subordinated Security or any premium or the interest thereon is payable;
(vi) change the definition of "Market Value"; (vii) impair the right of any holders of Company Subordinated Securities of any series to receive on any Exchange Date for Company Subordinated Securities of such series Capital Securities with a Market Value equal to that required by the terms of the Company Subordinated Securities; (viii) impair the conversion rights of any holders of Company Subordinated Securities of a series entitled to the conversion rights set forth in Article Nineteen of the Company Subordinated Indenture; (ix) impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any such Company Subordinated Security (including any right of redemption at the option of the holder of such Company Subordinated Security) or impair any rights to the delivery of Capital Securities in exchange for any Company Subordinated Security or to require the Company to sell Capital Securities in a Secondary Offering or to require the delivery of Common Stock, Company Debt Securities or other property upon conversion of Company Subordinated Securities; (x) reduce the above-stated percentage of Company Subordinated Securities of any series the consent of the holders of which is necessary to modify or amend the Company Subordinated Indenture or reduce the percentage of Company Subordinated Securities of any series the holders of which are required to waive any past default or Event of Default; or (xi) modify the foregoing requirements. (Section 11.02).

     The Company Subordinated Indenture permits the Company and the Company Subordinated Trustee to amend the Company Subordinated Indenture in certain circumstances without the consent of the holders of Company Subordinated Securities to evidence the merger of the Company or the replacement of the Company Subordinated Trustee, to effect modifications which do not affect any series of Company Subordinated Securities already outstanding and for certain other purposes. (Section 11.01).

     Consolidation, Merger and Sale of Assets. The Company may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets as an entirety to any other corporation, unless (i) either the Company shall be the continuing corporation or the successor corporation shall expressly assume the payment of the principal of (including issuance and delivery of Capital Securities) (and premium, if any) and interest, if any, on the Company Subordinated Securities and the performance and observance of all the covenants and conditions of the Company Subordinated Indenture binding upon the Company, and (ii) the Company or such successor corporation shall not, immediately after such merger or consolidation or such sale or conveyance, be in default in the performance of any such covenant or condition. (Article Twelve).

     Outstanding Subordinated Securities. The Subordinated Indenture provides that, in determining whether the holders of the requisite principal amount of Outstanding Subordinated Securities have given any request, demand, authorization, direction, notice, consent or waiver, the portion of the principal amount of any Discounted Security that shall be deemed to be outstanding for such purpose shall be that portion of the principal amount thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof, and Subordinated Securities owned by the Company, any of its affiliates or any other obligor upon the Subordinated Securities shall not be deemed to be outstanding.

     Set forth below are the principal terms of the Company Subordinated Securities issued and outstanding as of the date of this Prospectus, with respect to which offers and sales relating to secondary market transactions may be made by direct or indirect wholly-owned subsidiaries of the Company.

TERMS AND PROVISIONS OF 10 3/8% SUBORDINATED NOTES DUE 1999

     The 10 3/8% Subordinated Notes Due 1999 (the "10 3/8% 1999 Notes") are limited to $100,000,000 aggregate principal amount and will mature on March 15, 1999. The 10 3/8% 1999 Notes are not redeemable prior to maturity and no sinking fund is provided for the 10 3/8% 1999 Notes. The 10 3/8% 1999 Notes bear interest from March 15, 1989, payable semiannually in arrears on each March 15 and September 15, commencing September 15, 1989 to the persons in whose names the 10 3/8% 1999 Notes are registered at the close of business on the first day of March or September preceding such March 15 or September 15. The happening of one or more of the following events shall constitute an Event of Default with respect to the 10 3/8% 1999 Notes: (i) default for 30 days in the payment of any installment of interest on any 10 3/8% 1999 Note; (ii) default in the payment, when due, of the principal of any 10 3/8% 1999 Note; (iii) default, for 60 days after appropriate written notice, in the observance of performance of any other covenants or agreements of the Company contained in the 10 3/8% 1999 Notes or in the Company Subordinated Indenture for the benefit of the 10 3/8% 1999 Notes; and (iv) certain events of bankruptcy, insolvency and reorganization affecting the Company or the Bank.

TERMS AND PROVISIONS OF 9 3/4% SUBORDINATED CAPITAL NOTES DUE 1999

     The 9 3/4% Subordinated Capital Notes Due 1999 (the "9 3/4% 1999 Notes") are limited to $300,000,000 aggregate principal amount and will mature on June 15, 1999. The 9 3/4% 1999 Notes are not redeemable prior to maturity, except upon the occurrence of certain events relating to the Federal income tax treatment of the 9 3/4% 1999 Notes to the Company, and no sinking fund is provided for the 9 3/4% 1999 Notes. The 9 3/4% 1999 Notes bear interest from June 22, 1987, payable semiannually in arrears on each June 15 and December 15, commencing December 15, 1987 to the persons in whose names the 9 3/4% 1999 Notes are registered at the close of business on the first day of June or December preceding such June 15 or December 15. At maturity, the 9 3/4% 1999 Notes will be exchanged for Capital Securities having a Market Value equal to the principal amount of the 9 3/4% 1999 Notes, except to the extent that the Company, at its option, elects to pay in cash the principal amount of the 9 3/4% 1999 Notes, in whole or in part, from amounts representing proceeds of other issuances of Capital Securities which the Company has theretofore designated for such use ("Designated Proceeds"). The Company has Designated Proceeds sufficient to pay the 9 3/4% 1999 Notes in cash at maturity.

TERMS AND PROVISIONS OF 10 1/8% SUBORDINATED CAPITAL NOTES DUE 2000

     The 10 1/8% Subordinated Capital Notes Due 2002 (the "10 1/8% 2000 Notes") are limited to $150,000,000 aggregate principal amount and will mature on November 1, 2000. The 10 1/8% 2000 Notes are not subject to redemption prior to maturity, except upon the occurrence of certain events relating to the Federal income tax treatment of the 10 1/8% 2000 Notes to the Company, and no sinking fund is provided for the 10 1/8% 2000 Notes. The 10 1/8% 2000 Notes bear interest from November 1, 1988, payable semiannually in arrears on each May 1 and November 1, commencing May 1, 1989 to the persons in whose names the 10 1/8% 2000 Notes are registered at the close of business on the fifteenth day of April or October preceding such May 1 or November 1. At maturity, the 10 1/8% 2000 Notes will be exchanged for Capital Securities having a Market Value equal to the principal amount of the 10 1/8% 2000 Notes, except to the extent that the Company, at its option, elects to pay in cash the principal amount of the 10 1/8% 2000 Notes, in whole or in part, from Designated Proceeds. The Company has Designated Proceeds sufficient to pay the 10 1/8% 2000 Notes in cash at maturity.

TERMS AND PROVISIONS OF 8 1/2% SUBORDINATED NOTES DUE 2002

     The 8 1/2% Subordinated Notes Due 2002 (the "8 1/2% 2002 Notes") are limited to $200,000,000 aggregate principal amount and will mature on February 15, 2002. The 8 1/2% 2002 Notes are not redeemable prior to maturity and no sinking fund is provided for the 8 1/2% 2002 Notes. The 8 1/2% 2002 Notes bear interest from February 10, 1992, payable semiannually in arrears on each February 15 and August 15, commencing August 15, 1992 to the persons in whose names the 8 1/2% 2002 Notes are registered at the close of business on the first day of February or August preceding such February 15 or August 15. The happening of one or more of the following events shall constitute an Event of Default with respect to the 8 1/2% 2002 Notes: (i) default for 30 days in the payment of any installment of interest on any 8 1/2% 2002 Note; (ii) default in the payment, when due, of the principal of any 8 1/2% 2002 Note; (iii) default, for 60 days after appropriate written notice, in the observance or performance of any other covenants or agreements of the Company contained in the 8 1/2% 2002 Notes; and
(iv) certain events of bankruptcy, insolvency and reorganization affecting the Company or the Bank.

TERMS AND PROVISIONS OF 8 5/8% SUBORDINATED DEBENTURES DUE 2002

     The 8 5/8% Subordinated Notes Due 2002 (the "8 5/8% 2002 Notes") are limited to $150,000,000 aggregate principal amount and will mature on May 1, 2002. The 8 5/8% 2002 Notes are not redeemable prior to maturity and no sinking fund is provided for the 8 5/8% 2002 Notes. The 8 5/8% 2002 Notes bear interest from May 1, 1992, payable semiannually in arrears on each May 1 and November 1, commencing November 1, 1992 to the persons in whose names the 8 5/8% 2002 Notes are registered at the close of business on the fifteenth day of April or October preceding such May 1 or November 1.

TERMS AND PROVISIONS OF 8 1/8% SUBORDINATED NOTES DUE JUNE 15, 2002

     The 8 1/8% Subordinated Notes Due June 15, 2002 (the "8 1/8% June 15, 2002 Notes") are limited to $100,000,000 aggregate principal amount and will mature on June 15, 2002. The 8 1/8% June 15, 2002 Notes are not redeemable prior to maturity and no sinking fund is provided for the 8 1/8% June 15, 2002 Notes. The 8 1/8% June 15, 2002 Notes bear interest from June 15, 1992, payable semiannually in arrears on each June 15 and December 15, commencing December 15, 1992 to the persons in whose names the 8 1/8% June 15, 2002 Notes are registered at the close of business on the first day of June or December preceding such June 15 or December 15.

TERMS AND PROVISIONS OF 7 5/8% SUBORDINATED NOTES DUE 2003

     The 7 5/8% Subordinated Notes Due 2003 (the "7 5/8% 2003 Notes") are limited to $200,000,000 aggregate principal amount and will mature on January 15, 2003. The 7 5/8% 2003 Notes are not redeemable prior to maturity and no sinking fund is provided for the 7 5/8% 2003 Notes. The 7 5/8% 2003 Notes bear interest from January 22, 1993, payable semiannually in arrears on each January 15 and July 15, commencing July 15, 1993 to the persons in whose names the 7 5/8% 2003 Notes are registered at the close of business on the first day of January or July preceding such January 15 or July 15.

TERMS AND PROVISIONS OF 7 1/8% SUBORDINATED DEBENTURES DUE 2005

     The 7 1/8% Subordinated Debentures Due 2005 (the "7 1/8% 2005 Debentures") are limited to $200,000,000 aggregate principal amount and will mature on March 1, 2005. The 7 1/8% 2005 Debentures are not redeemable prior to maturity and no sinking fund is provided for the 7 1/8% 2005 Debentures. The 7 1/8% 2005 Debentures bear interest from March 1, 1993, payable semiannually in arrears on each March 1 and September 1, commencing September 1, 1993 to the persons in whose names the 7 1/8% 2005 Debentures are registered at the close of business on the fifteenth day of February or August preceding such March 1 or September 1.

TERMS AND PROVISIONS OF 7 7/8% SUBORDINATED DEBENTURES DUE 2006

     The 7 7/8% Subordinated Debentures Due 2006 (the "7 7/8% 2006 Debentures") are limited to $150,000,000 aggregate principal amount and will mature on July 15, 2006. The 7 7/8% 2006 Debentures are not redeemable prior to maturity and no sinking fund is provided for the 7 7/8% 2006 Debentures. The 7 7/8% 2006 Debentures bear interest from July 27, 1994, payable semiannually in arrears on each January 15 and July 15, commencing January 15, 1995 to the persons in whose names the 7 7/8% 2006 Debentures are registered at the close of business on the first day of January or July preceding such January 15 or July 15.

TERMS AND PROVISIONS OF 6 1/2% SUBORDINATED DEBENTURES DUE 2009

     The 6 1/2% Subordinated Debentures Due 2009 (the "6 1/2% 2009 Debentures") are limited to $200,000,000 aggregate principal amount and will mature on January 15, 2009. The 6 1/2% 2009 Debentures are not redeemable prior to maturity and no sinking fund is provided for the 6 1/2% 2009 Debentures. The
6 1/2% 2009 Debentures bear interest from January 25, 1994, payable semiannually in arrears on each January 15 and July 15, commencing July 15, 1994, to the persons in whose names the 6 1/2% 2009 Debentures are registered at the close of business on the first day of January or July preceding such January 15 or July 15.

TERMS AND PROVISIONS OF SUBORDINATED MEDIUM-TERM NOTES, SERIES A

     Set forth below is a table indicating the issuance dates and the maturity dates of the $65,000,000 aggregate principal amount of Subordinated Medium-Term Notes, Series A (the "Subordinated Series A Notes") issued and outstanding as of the date of this Prospectus. The Subordinated Series A Notes are not subject to any sinking fund and are not subject to redemption or repayment prior to maturity. The Subordinated Series A Notes have either (a) fixed interest rates or (b) floating interest rates which are determined, and adjusted periodically, by reference to an interest rate basis or formula.

                           PRINCIPAL
      ISSUANCE DATE         AMOUNT             MATURITY DATE                   RATE
------------------------- -----------    ------------------------- ----------------------------
April 5, 1995............ $15,000,000    April 5, 2005............ 10%; converts to LIBOR reset
                                                                   semiannually in 1999 but in
                                                                   no event shall the rate be
                                                                   less than 3%
May 24, 1995............. $15,000,000    May 24, 2002............. 7.11%
May 25, 1995............. $25,000,000    May 25, 2007............. 7.73%
June 15, 1995............ $10,000,000    June 15, 2010............ 7.25%

TERMS AND PROVISIONS OF SUBORDINATED SENIOR MEDIUM-TERM NOTES, SERIES B

     Set forth below is a table indicating the issuance dates and the maturity dates of the $207,250,000 aggregate principal amount of Subordinated Medium-Term Notes, Series B (the "Subordinated Series B Notes") issued and outstanding as of the date of this Prospectus. The Subordinated Series B Notes are not subject to any sinking fund and are not redeemable prior to their stated maturity. The Subordinated Series B Notes have either (a) fixed interest rates or (b) floating interest rates which are reset periodically, by reference to an interest rate basis or formula.

                               PRINCIPAL
        ISSUANCE DATE            AMOUNT               MATURITY DATE              RATE
------------------------------ ----------     ------------------------------ ------------
March 31, 1995................ $ 1,250,000    August 30, 2004............... Zero Coupon
April 7, 1995................. $ 3,000,000    April 7, 2002................. Zero Coupon
April 28, 1995................ $ 8,500,000    May 16, 2005.................. 7.60%
May 5, 1995................... $ 8,000,000    May 15, 2005.................. 7.60%
May 12, 1995.................. $ 4,750,000    May 16, 2005.................. 7.60%
May 17, 1995.................. $25,000,000    May 17, 2005.................. 7.50%
May 19, 1995.................. $ 3,000,000    June 15, 2005................. 7.25%
May 25, 1995.................. $50,000,000    May 15, 2010.................. 7.50%
May 26, 1995.................. $ 1,250,000    June 15, 2005................. 7.15%
June 2, 1995.................. $ 2,500,000    June 15, 2005................. 7.15%
June 30, 1995................. $15,000,000    June 15, 2007................. 7.05%
July 28, 1995................. $25,000,000    July 15, 2010................. 7.58%
August 1, 1995................ $15,000,000    August 15, 2005............... 7.125%
August 25, 1995............... $15,000,000    August 25, 2010............... 7.35%
November 16, 1995............. $20,000,000    November 16, 2010............. 7.00%
November 24, 1995............. $10,000,000    November 24, 2010............. 7.10%

PERMANENT GLOBAL COMPANY DEBT SECURITIES

     Certain series of the Company Debt Securities were issued in permanent global form. See "Permanent Global Debt Securities" for a discussion of the rights of beneficial owner of interest in permanent global debt securities.

INFORMATION CONCERNING THE TRUSTEES

     The Company, the Bank and certain other subsidiaries of the Company maintain deposits with, and conduct other banking transactions with, the trustees under each of the Company Indentures in the ordinary course of business. First Trust of New York, National Association, is trustee under the MHC Senior Indenture.

                    DESCRIPTION OF OLD CHASE DEBT SECURITIES

     The statements under this caption are brief summaries of certain provisions contained in the Old Chase Indentures (as defined below), do not purport to be complete and are qualified in their entirety by reference to such Old Chase Indentures, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. Whenever capitalized terms are used but not defined herein, such terms shall have the meanings assigned to them in the applicable Old Chase Indenture, it being intended that such defined terms shall be incorporated herein by reference.

GENERAL

     The Old Chase Senior Securities have been issued under an Indenture, dated as of July 1, 1986, between the Old Chase and Bankers Trust Company, as Trustee (the "Old Chase Senior Trustee"), as amended (the "Old Chase Senior Indenture"). The Old Chase Subordinated Securities have been issued under an Indenture, dated as of May 1, 1987, between the Old Chase and First Trust of New York, National Association, as Trustee (the "Old Chase Subordinated Trustee "), as amended (the "Old Chase Subordinated Indenture"). The Old Chase Senior Indenture and the Old Chase Subordinated Indenture shall be collectively called the "Old Chase Indentures." As a result of the merger of Old Chase with and into the Company, the Company has assumed the obligations and liabilities of Old Chase including the Old Chase Indentures and the Old Chase Debt Securities.

     Since the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, including the Bank, Chase USA and Texas Commerce, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Old Chase Debt Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations with respect to deposit liabilities, Federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.

     The Old Chase Debt Securities have been issued in fully registered form only and may be transferred, combined or split up into authorized denominations without payment of any charge other than stamp taxes or other governmental charges. None of the Old Chase Indentures contain any restriction on the Company's ability to enter into a highly leveraged transaction or any provision affording special protection to holders of Old Chase Debt Securities in the event the Company engages in a highly leveraged transaction. Further, none of the Old Chase Indentures contain any provisions that would provide protection to holders of Old Chase Debt Securities upon a sudden and dramatic decline in the credit quality of the Company resulting from a takeover, recapitalization or similar restructuring of the Company.

OLD CHASE SENIOR SECURITIES

     The Old Chase Senior Securities are direct, unsecured obligations of the Company and constitute Senior Indebtedness issued on a parity with the other Senior Indebtedness of the Company. See "Description of Company Debt Securities -- Company Subordinated Securities" above.

     Limitation on Disposition of Voting Stock of the Bank. The Old Chase Senior Indenture contains a covenant by Company that, so long as any securities issued under the Old Chase Senior Indenture are outstanding, the Company will not create a security interest in more than 20% of the shares of voting stock of the Bank, or permit more than 20% of such shares (exclusive of directors' qualifying shares) to be held directly or indirectly other than (i) by the Company or (ii) by any corporation which is wholly-owned (except for directors' qualifying shares) by the Company.

     Defaults and Waiver Thereof. The Old Chase Senior Indenture contains a covenant that provides that one or more of the following events shall constitute an Event of Default with respect to the Old Chase Senior Securities of any series: (i) default in the payment of interest on any Old Chase Senior Securities of such series for a period of 30 days; (ii) default in the payment of the principal of (or premium, if any, on) any Old

Chase Senior Securities of such series; (iii) default in performance, or breach, of any covenant or warranty of the Company contained in the Old Chase Senior Indenture for the benefit of Old Chase Senior Securities of such series for a period of 60 days after notice has been given to the Company; (iv) certain events of insolvency of the Company; and (v) any other Event of Default specifically provided for by the terms of the Old Chase Senior Securities of such series. In case an Event of Default shall have occurred and be continuing with respect to the Old Chase Senior Securities of any series, the Old Chase Senior Trustee or the holders of not less than 25% in principal amount of the Old Chase Senior Securities of such series then outstanding may declare the principal of the Old Chase Senior Securities of such series (or, if the Old Chase Senior Securities of such series were issued as discounted Old Chase Senior Securities, such portion of the principal as may be specified in the terms of that series) to be due and payable immediately, but such declaration may be annulled, and certain past defaults waived, by the holders of not less than a majority in principal amount of the Old Chase Senior Securities of such series, upon the conditions provided in the Indenture.

     The Old Chase Senior Indenture provides that, subject to the duty of the Old Chase Senior Trustee during a default to act with the required standard of care, the Old Chase Senior Trustee will be under no obligation to exercise any of its rights or powers under the Old Chase Senior Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Old Chase Senior Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Old Chase Senior Trustee and certain other conditions, the holders of a majority in principal amount of the outstanding securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Old Chase Senior Trustee, or exercising any trust or power conferred on the Old Chase Senior Trustee, with respect to the Old Chase Senior Securities of that series.

     Meetings, Modification and Waiver. Modifications and amendments of the Old Chase Senior Indenture may be made by the Company and the Old Chase Senior Trustee with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding security affected thereby, (a) change the stated maturity of the principal of, or any installment of principal of or interest on, any Old Chase Senior Security, (b) reduce the principal amount of any Old Chase Senior Security or change the rate of interest or the method of calculation of interest thereon (except as provided in the Old Chase Senior Indenture or in such Old Chase Senior Security), or any premium payable upon the redemption thereof, (c) change any obligation of the Company to pay additional amounts pursuant to the Old Chase Senior Indenture,
(d) reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof, (e) adversely affect the right of repayment, if any, at the option of the holder thereof, (f) change the coin or currency in which, any Old Chase Senior Security or any premium or any interest thereon is payable, (g) impair the right to institute suit for the enforcement of any payment on or with respect to any Old Chase Senior Security,
(h) reduce the percentage in principal amount of outstanding securities of any series, the consent of whose holders is required for modification or amendment of the Old Chase Senior Indenture or for waiver of compliance with certain provisions of the Old Chase Senior Indenture or for waiver of certain defaults,
(i) change any obligation of the Company to maintain an office or agency in the Borough of Manhattan, The City of New York, or any obligation of the Company to maintain an office or agency outside the United States pursuant to the Old Chase Senior Indenture, or (j) modify certain provisions of the Old Chase Senior Indenture requiring consent of specified percentages of holders except to increase any such percentage.

     Set forth below are the principal terms of the Old Chase Senior Securities issued and outstanding as of the date of this Prospectus, with respect to which offers and sales relating to secondary market transactions may be made by direct or indirect wholly-owned subsidiaries of the Company.

TERMS AND PROVISIONS OF 7 7/8% NOTES DUE 1997

     The 7 7/8% Notes Due January 15, 1997 (the "7 7/8% January 15, 1997 Notes") are limited to $250,000,000 aggregate principal amount and will mature on July 15, 1997. The 7 7/8% January 15, 1997 Notes are not redeemable prior to maturity and no sinking fund is provided for in the 7 7/8% July 15, 1997 Notes. The
7 7/8% July 15, 1997 Notes bear interest from January 14, 1987 payable January 15 and July 15, commencing

July 15, 1987 to the persons in whose names the 7 7/8% January 15, 1997 Notes are registered at the close of business on the first day of January and July preceding such January 15 or July 15.

TERMS AND PROVISIONS OF 5 1/2% NOTES DUE 2001

     The 5 1/2% Notes Due February 15, 2001 (the "5 1/2% February 15, 2001 Notes") are limited to $200,000,000 aggregate principal amount and will mature on July 15, 2001. The 5 1/2% February 15, 2001 Notes are not redeemable prior to maturity and no sinking fund is provided for in the 5 1/2% February 15, 2001 Notes. The 5 1/2% February 15, 2001 Notes bear interest from February 12, 1996 payable February 15 and August 15, commencing August 15, 1996 to persons in whose names the 5 1/2% February 15, 2001 Notes are registered at the close of business on the first day of January and July preceding such February 15 and August 15.

TERMS AND PROVISIONS OF OLD CHASE SENIOR MEDIUM-TERM NOTES, SERIES A

     Set forth below is a table indicating the issuance dates and the maturity dates of the $151,000,000 aggregate principal amount of Old Chase Senior Medium-Term Notes, Series A (the "Old Chase Senior Series A Notes") issued and outstanding as of the date of this Prospectus. The Old Chase Senior Series A Notes have either (a) fixed interest rates or (b) floating interest rates which are determined, and adjusted periodically, by returning to an interest rate basis or formula.

                                     PRINCIPAL
           ISSUANCE DATE              AMOUNT                   MATURITY DATE            RATE
----------------------------------- -----------     ----------------------------------- -----
February 3, 1992................... $10,000,000     February 3, 1997................... 8.15%
February 4, 1992................... 100,000,000     February 4, 1997................... 8.00%
March 16, 1992.....................  25,000,000     March 17, 1997..................... 8.31%
April 30, 1992.....................   5,000,000     April 30, 1997..................... 8.00%
May 5, 1992........................   1,000,000     May 6, 1997........................ 8.14%
May 5, 1992........................  10,000,000     May 5, 1997........................ 8.15%

TERMS AND PROVISIONS OF OLD CHASE SENIOR MEDIUM-TERM NOTES, SERIES B

     Set forth below is a table indicating the issuance dates and the maturity dates of the $224,995,000 aggregate principal amount of Old Chase Senior Medium-Term Notes, Series B (the "Old Chase Senior Series B Notes") issued and outstanding as of the date of this Prospectus. The Old Chase Senior Series B Notes have either (a) fixed interest rates or (b) floating interest rates which are determined, and adjusted periodically, by reference to an interest rate basis or formula.

                          PRINCIPAL
      ISSUANCE DATE         AMOUNT             MATURITY DATE       RATE
------------------------- ----------     ------------------------- ----
March 29, 1996........... $49,995,000    March 29, 2006........... 6.850%
March 29, 1996...........  50,000,000    March 29, 2001........... 6.430%
March 28, 1996...........  50,000,000    March 27, 1998........... LIBOR reset quarterly +.04%
March 28, 1996...........  50,000,000    March 29, 2001........... 6.450%
March 29, 1996...........  25,000,000    March 29, 2001........... 6.430%

TERMS AND PROVISIONS OF OLD CHASE SENIOR MEDIUM-TERM NOTES, SERIES C

     Set forth below is a table indicating the issuance date and the maturity dates of the $25,000,000 aggregate principal amount of Old Chase Senior Medium-Term Notes, Series C (the "Old Chase Senior Series C Notes") issued and outstanding as of the date of this Prospectus. The Old Chase Senior Series C Notes have either (a) fixed interest rates or (b) floating interest rates which are determined, and adjusted periodically, by reference to an interest rate basis or formula.

                                    PRINCIPAL
           ISSUANCE DATE              AMOUNT                  MATURITY DATE            RATE
----------------------------------- ----------     ----------------------------------- -----
March 29, 1996..................... $25,000,000    March 29, 2001..................... 6.50%

OLD CHASE SUBORDINATED SECURITIES

     Old Chase Subordinated Securities are unsecured debt obligations of the Company. Payment of the principal of the Old Chase Subordinated Securities is subject to acceleration only in the event of bankruptcy, insolvency or reorganization of the Company. The provisions of the Old Chase Subordinated Indenture do not restrict the ability of the Company to incur additional Old Chase Senior Indebtedness (as defined below) from time to time.

     Subordination. The Old Chase Subordinated Securities are subordinated, by their terms, to Senior Indebtedness, Additional Senior Obligations and all other obligations of the Company to its creditors other than the Old Chase Subordinated Securities, except obligations ranking on a parity with or ranking junior to such Old Chase Subordinated Securities (collectively, "Old Chase Senior Indebtedness").

     No payment pursuant to the Old Chase Subordinated Securities may be made, and no holder of Old Chase Subordinated Securities shall be entitled to demand or receive any such payment unless all amounts of principal, premium, if any, and interest then due on all Old Chase Senior Indebtedness shall have been paid in full.

     Upon any distribution of the assets of the Company upon dissolution, winding-up, liquidation or reorganization, the holders of Old Chase Senior Indebtedness will be entitled to receive payment in full of principal, premium, if any, and interest before any payment is made on the Old Chase Subordinated Securities. By reason of such subordination, in the event of the insolvency of the Company, holders of Old Chase Senior Indebtedness may receive more ratably, and holders of Old Chase Subordinated Securities may receive less ratably, than other creditors of the Company, including holders of Company Subordinated Securities. See "Description of Company Debt Securities -- Company Subordinated Securities".

     The Old Chase Subordinated Securities will not be subordinated to indebtedness of the Company which is not Old Chase Senior Indebtedness, and the creditors of the Company who do hold Old Chase Senior Indebtedness will not benefit from the subordination provisions described herein. In the event of the bankruptcy or reorganization of the Company, such other creditors would rank pari passu in right of payment with holders of the Old Chase Subordinated Securities, subject, however, to the broad equity powers of a Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of holders of any series of Old Chase Subordinated Securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against the Company.

     Defaults and Waiver Thereof. The Old Chase Subordinated Indenture defines an Event of Default with respect to Old Chase Subordinated Securities of any series as certain events involving the bankruptcy, insolvency or reorganization of the Company and such other events as may be established for any series of Old Chase Subordinated Securities. If an Event of Default with respect to Old Chase Subordinated Securities of any series at the time outstanding occurs and is continuing, either the Old Chase Subordinated Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Old Chase Subordinated Securities of that series, by notice as provided in the Old Chase Subordinated Indenture, may declare the principal amount (or, if the Old Chase Subordinated Securities of that series are original issue discount Old Chase Subordinated Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Old Chase Subordinated Securities of that series to be due and payable immediately in cash. The foregoing provision would be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature of the rights of the holders of the Old Chase Subordinated Securities of such series. At any time after a declaration of acceleration with respect to Old Chase Subordinated Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Old Chase Subordinated Trustee, the holders of a majority aggregate principal amount of the outstanding Old Chase Subordinated Securities of that series may, under certain circumstances, rescind and annul such declaration.

     The Old Chase Subordinated Indenture provides that, subject to the duty of the Old Chase Subordinated Trustee during the continuance of an Event of Default to act with the required standard of care, the Old Chase Subordinated Trustee will be under no obligation to exercise any of its rights or powers under the Old Chase Subordinated Indenture at the request or direction of any of the holders of the Old Chase Subordinated Securities of any series, unless such holders shall have offered to the Old Chase Subordinated Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Subordinated Trustee, the holders of a majority in aggregate principal amount of the outstanding Old Chase Subordinated Securities of any series will have the right to direct the time, method and place of conduct any proceeding for any remedy available to the Old Chase Subordinated Trustee, or exercising any trust or power conferred on the Old Chase Subordinated Trustee, with respect to the Old Chase Subordinated Securities of such series.

     The Old Chase Subordinated Indenture provides that notwithstanding any other provision of the Old Chase Subordinated Indenture, each holder of Old Chase Subordinated Securities of any series shall have the right to institute suit for the enforcement of any payment (including any delivery of capital securities to be exchanged for such Old Chase Subordinated Securities) of principal of (and premium if any) and interest, if any, on such Old Chase Subordinated Securities on the respective stated maturity dates expressed in such Old Chase Subordinated Securities or on the exchange date or the redemption date thereof, as the case may be, and that such right shall not be impaired without the consent of such holder.

     The holders of not less than a majority in principal amount of the outstanding Old Chase Subordinated Securities of any series may, on behalf of the holders of all Old Chase Subordinated Securities of such series, waive any past default under the Old Chase Subordinated Indenture with respect to Old Chase Subordinated Securities of such series and its consequences, except a default (i) in the payment (including any obligation to exchange capital securities for Old Chase Subordinated Securities of such series) of principal of (or premium, if any) or interest, if any, on any Old Chase Subordinated Security of such series, or (ii) in respect of a covenant or provision of the Old Chase Subordinated Indenture which cannot be modified or amended without the consent of the holder of each outstanding Old Chase Subordinated Security of such series affected thereby.

     The Company is required to file annually with the Old Chase Subordinated Trustee a written statement of officers as to the existence or non-existence of defaults.

     Modification of the Old Chase Subordinated Indenture. The Old Chase Subordinated Indenture provides that, with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding Old Chase Subordinated Securities of each series affected thereby, modifications and alterations of the Old Chase Subordinated Indenture may be made which affect the rights of the holders of the Old Chase Subordinated Securities of such series, but no such modification or alteration may be made without the consent of the holder of each Old Chase Subordinated Security affected thereby which would (i) change the fixed maturity of the principal of, or any instalment of principal of or interest on, any Old Chase Subordinated Security, or reduce the principal amount thereof or change the rate or rates (or the method of ascertaining the rate or rates) of interest thereon (except as provided in the Old Chase Subordinated Indenture or in the Old Chase Subordinated Securities of such series) or any premium payable upon the redemption thereof, or reduce the portion of the principal amount of any original issue discount Old Chase Subordinated Security payable upon acceleration of the maturity thereof, or change any place where, or the coin or currency in which, the principal amount of any Old Chase Subordinated Security or any premium or interest thereon is payable, or impair any right to institute suit for the enforcement of any right to receive payment of the principal of (and premium, if any) and interest, if any, on such Old Chase Subordinated Security on the respective stated maturity dates expressed in such Old Chase Subordinated Security (or, in the case of redemption, on the redemption date), or, if applicable to have delivered capital securities to be exchanged for such Old Chase Subordinated Security and to have such capital securities sold in a secondary offering to the extent provided in such Old Chase Subordinated Security and in the Old Chase Subordinated Indenture, or modify the provisions of the Old

Chase Subordinated Indenture with respect to the subordination of the Old Chase Subordinated Securities of such series in a manner adverse to the holders, or
(ii) reduce the above-stated percentage in principal amount of outstanding Old Chase Subordinated Securities of such series required to modify or alter the Old Chase Subordinated Indenture, or (iii) impair the right of any holder of Old Chase Subordinated Securities of such series, subject to the provisions of the Old Chase Subordinated Indenture and of Old Chase Subordinated Securities of such series, to receive on any exchange date for Old Chase Subordinated Securities of such series capital securities with a market value equal to the amount established with respect to the securities of such series held by such holder.

     Set forth below are the principal terms of the Old Chase Securities issued and outstanding as of the date of this Prospectus, with respect to which offers and sales relating to secondary market transactions may be made by direct or indirect wholly-owned subsidiaries of the Company.

TERMS AND PROVISIONS OF 7 1/2% SUBORDINATED NOTES DUE 1997

     The 7 1/2% Subordinated Notes Due December 1, 1997 (the "7 1/2% December 1, 1997 Notes") are limited to $200,000,000 aggregate principal amount and will mature on December 1, 1997. The 7 1/2% December 1, 1997 Notes are not redeemable and no sinking fund is provided for the 7 1/2% December 1, 1997 Notes. The
7 1/2% December 1, 1997 Notes bear interest from November 19, 1992, payable semi-annually in arrears on each June 1 and December 1, commencing June 1, 1993 to the persons in whose names the 7 1/2% December 1, 1997 Notes are registered at the close of business on the fifteenth day of May or November preceding such June 1 and December 1.

TERMS AND PROVISIONS OF 10% SUBORDINATED NOTES DUE 1999

     The 10% Subordinated Notes Due June 15, 1999 (the "10% June 15, 1999 Notes") are limited to $275,000,000 aggregate principal amount and will mature on June 15, 1999. The 10% June 15, 1999 Notes are not redeemable and no sinking fund is provided for the 10% June 15, 1999 Notes. The 10% June 15, 1999 Notes bear interest from June 15, 1987, payable semiannually in arrears on each June 15 and December 15, commencing December 15, 1987, to the persons in whose names the 10% June 15, 1999 Notes are registered at the close of business on the first day of June or December preceding such June 15 and December 15.

TERMS AND PROVISIONS OF 8% SUBORDINATED NOTES DUE 1999

     The 8% Subordinated Notes Due June 15, 1999 (the "8% June 15, 1999 Notes") are limited to $200,000,000 aggregate principal amount and will mature on June 15, 1999. The 8% June 15, 1999 Notes are not redeemable and no sinking fund is provided for the 8% June 15, 1999 Notes. The 8% June 15, 1999 Notes bear interest from June 24, 1992 payable semi-annually in arrears on each June 15 and December 15, commencing December 15, 1992 to the persons in whose names the 8% June 15, 1999 Notes are registered at the close of business on the first day of June or December preceding such June 15 and December 15.

TERMS AND PROVISIONS OF 7 3/4% SUBORDINATED NOTES DUE NOVEMBER 1, 1999

     The 7 3/4% Subordinated Notes Due November 1, 1999 (the "7 3/4% November 1, 1999 Notes") are limited to $200,000,000 aggregate principal amount and will mature on November 1, 1999. The 7 3/4% November 1, 1999 Notes are not redeemable and no sinking fund is provided for the 7 3/4% November 1, 1999 Notes. The
7 3/4% November 1, 1999 Notes bear interest from November 1, 1992 payable semi-annually in arrears on each May 1 and November 1, commencing May 1, 1993 to the persons in whose names the 7 3/4% November 1, 1999 Notes are registered at the close of business on the fifteenth day of April or October preceding such May 1 and November 1.

TERMS AND PROVISIONS OF 8.80% SUBORDINATED NOTES DUE FEBRUARY 1, 2000

     The 8.80% Subordinated Notes Due February 1, 2000 (the "8.80% February 1, 2000 Notes") are limited to $150,000,000 aggregate principal amount and will mature on February 1, 2000. The 8.80% February 1, 2000 Notes are redeemable on any interest payment date after February 1, 1997 at a redemption price equal to the principal amount and unpaid interest on the notes redeemed. No sinking fund is provided for the 8.80% February 1, 2000 Notes. The 8.80% February 1, 2000 Notes bear interest from January 24, 1995 payable semi-annually in arrears on each February 1 and August 1, commencing August 1, 1995 to the persons in whose names the 8.80% February 1, 2000 Notes are registered at the close of business on the fifteenth day of January or July preceding such February 1 and August 1.

TERMS AND PROVISIONS OF 9 3/8% SUBORDINATED NOTES DUE JULY 1, 2001

     The 9 3/8% Subordinated Notes Due July 1, 2001 (the "9 3/8% July 1, 2001 Notes") are limited to $200,000,000 aggregate principal amount and will mature on July 1, 2001. The 9 3/8% July 1, 2001 Notes are not redeemable and no sinking fund is provided for the 9 3/8% July 1, 2001 Notes. The 9 3/8% July 1, 2001 Notes bear interest from July 13, 1989 payable semi-annually in arrears on each January 1 and July 1, commencing January 1, 1990 to the persons in whose names the 9 3/8% July 1, 2001 Notes are registered at the close of business on the fifteenth day of December or June preceding such January 1 and July 1.

TERMS AND PROVISIONS OF 9 3/4% SUBORDINATED NOTES DUE NOVEMBER 1, 2001

     The 9 3/4% Subordinated Notes Due November 1, 2001 (the "9 3/4% November 1, 2001 Notes") are limited to $150,000,000 aggregate principal amount and will mature on November 1, 2001. The 9 3/4% November 1, 2001 Notes are not redeemable and no sinking fund is provided for the 9 3/4% November 1, 2001 Notes. The
9 3/4% November 1, 2001 Notes bear interest from March 1, 1991 payable semi-annually in arrears on each May 1 and November 1, commencing May 1, 1992 to the persons in whose names the 9 3/4% November 1, 2001 Notes are registered at the close of business on the fifteenth day of April or October preceding such May 1 and November 1.

TERMS AND PROVISIONS OF 9.05% SUBORDINATED NOTES DUE FEBRUARY 1, 2002

     The 9.05% Subordinated Notes Due February 1, 2002 (the "9.05% February 1, 2002 Notes") are limited to $100,000,000 aggregate principal amount and will mature on February 1, 2002. The 9.05% February 1, 2002 Notes are redeemable on any interest payment date after February 1, 1997 at a redemption price equal to the principal amount and unpaid interest on the notes redeemed. No sinking fund is provided for the 9.05% February 1, 2002 Notes. The 9.05% February 1, 2002 Notes bear interest from February 2, 1995 payable semi-annually in arrears on each February 1 and August 1, commencing August 1, 1995 to the persons in whose names the 9.05% February 1, 2002 Notes are registered at the close of business on the fifteenth day of January or July preceding such February 1 and August 1.

TERMS AND PROVISIONS OF 8% SUBORDINATED NOTES DUE APRIL 15, 2002

     The 8% Subordinated Notes Due April 15, 2002 (the "8% April 15, 2002 Notes") are limited to $150,000,000 aggregate principal amount and will mature on April 15, 2002. The 8% April 15, 2002 Notes are redeemable on any interest payment date after April 15, 1997 at a redemption price equal to the principal amount and unpaid interest on the notes. No sinking fund is provided for the 8% April 15, 2002 Notes. The 8% April 15, 2002 Notes bear interest from April 26, 1995 payable semi-annually in arrears on each April 15 and October 15, commencing October 15, 1995 to the persons in whose names the 8% April 15, 2002 Notes are registered at the close of business on the fifteenth day of April or October preceding such April 15 and October 15.

TERMS AND PROVISIONS OF 7 1/2% SUBORDINATED NOTES DUE FEBRUARY 1, 2003

     The 7 1/2% Subordinated Notes Due February 1, 2003 (the "7 1/2% February 1, 2003 Notes") are limited to $200,000,000 aggregate principal amount and will mature on February 1, 2003. The 7 1/2% February 1, 2003 Notes are not redeemable and no sinking fund is provided for the 7 1/2% February 1, 2003 Notes. The
7 1/2% February 1, 2003 Notes bear interest from February 2, 1993, payable semi-annually in arrears on each February 1 and August 1, commencing August 1, 1993 to the persons in whose names the 7 1/2% February 1,

2003 Notes are registered at the close of business on the fifteenth day of January 15 or July 15 preceding such February 1 and August 1.

TERMS AND PROVISIONS OF FLOATING RATE SUBORDINATED NOTES DUE OCTOBER 15, 2003

     The Floating Rate Subordinated Notes Due October 15, 2003 (the "Floating Rate October 15, 2003 Notes") are limited to $150,000,000 aggregate principal amount and will mature on October 15, 2003. The Floating Rate October 15, 2003 Notes are not redeemable and no sinking fund is provided for the Floating Rate October 15, 2003 Notes. The Floating Rate October 15, 2003 Notes bear interest from July 15, 2003 payable quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing October 15, 2003 to the persons in whose names the Floating Rate October 15, 1993 Notes are registered at the close of business on the first day of January, April, July or October preceding such January 15, April 15, July 15 and October 15. The per annum interest rate for each period will be reset quarterly based on the greater of LIBOR plus .125% or 4.35%.

TERMS AND PROVISIONS OF FLOATING RATE SUBORDINATED NOTES DUE AUGUST 1, 2003

     The Floating Rate Subordinated Notes Due August 1, 2003 (the "Floating Rate August 1, 2003 Notes") are limited to $100,000,000 aggregate principal amount and will mature on August 1, 2003. The Floating Rate August 1, 2003 Notes are not redeemable and no sinking fund is provided for the Floating Rate August 1, 2003 Notes. The Floating Rate August 1, 2003 Notes bear interest from August 5, 1993 payable quarterly in arrears on each February 1, May 1, August 1 and November 1, commencing November 1, 1993 to the persons in whose names the Floating Rate August 1, 2003 Notes are registered at the close of business on the fifteenth day of January, April, July or October preceding such February 1, May 1, August 1 and November 1. The per annum interest rate for each period will be reset quarterly based on the greater of LIBOR or 4.50%.

TERMS AND PROVISIONS OF 8% SUBORDINATED NOTES DUE MAY 15, 2004

     The 8% Subordinated Notes Due May 15, 2004 (the "8% May 15, 2004 Notes") are limited to $150,000,000 aggregate principal amount and will mature on May 15, 2004. The 8% May 15, 2004 Notes are redeemable on any day on or after May 15, 1999 at a redemption price equal to the principal amount and unpaid interest on the Notes. No sinking fund is provided for the 8% May 15, 2004 Notes. The 8% May 15, 2004 Notes bear interest from May 15, 1994 payable semi-annually in arrears on each May 15 and November 15, commencing November 15, 1994 to the persons in whose names the 8% May 15, 2004 Notes are registered at the close of business on the first day of May or November preceding such May 15 and November 15.

TERMS AND PROVISIONS OF 7 7/8% SUBORDINATED NOTES DUE AUGUST 1, 2004

     The 7 7/8% Subordinated Notes Due August 1, 2004 (the "7 7/8% August 1, 2004 Notes") are limited to $150,000,000 aggregate principal amount and will mature on August 1, 2004. The 7 7/8% August 1, 2004 Notes are redeemable on and after August 1, 1999, at a redemption price equal to the principal amount and unpaid interest on the notes. No sinking fund is provided for the 7 7/8% August 1, 2004 Notes. The 7 7/8% August 1, 2004 Notes bear interest from August 10, 1994 payable semi-annually in arrears on each February 1 and August 1, commencing February 1, 1995 to the persons in whose names the 7 7/8% August 1, 2004 Notes are registered at the close of business on the fifteenth day of January or July preceding such February 1 and August 1.

TERMS AND PROVISIONS OF 8% SUBORDINATED NOTES DUE MAY 1, 2005

     The 8% Subordinated Notes Due May 1, 2005 (the "8% May 1, 2005 Notes") are limited to $150,000,000 aggregate principal amount and will mature on May 1, 2005. The 8% May 1, 2005 Notes are redeemable on May 1, 1998 and on any interest payment date thereafter at a redemption price equal to the principal amount and unpaid interest on the notes. No sinking fund is provided for the 8% May 1, 2005 Notes. The 8% May 1, 2005 Notes bear interest from May 11, 1995 payable semi-annually in arrears on each May 1 and November 1, commencing March 1, 1995 to the persons in whose names the 8% May 1, 2005 Notes are registered at the close of business on the fifteenth day of April or October preceding such May 1 and November 1.

TERMS AND PROVISIONS OF 6 1/2% SUBORDINATED NOTES DUE AUGUST 1, 2005

     The 6 1/2% Subordinated Notes Due August 1, 2006 (the "6 1/2% August 1, 2006 Notes") are limited to $200,000,000 aggregate principal amount and will mature on August 1, 2006. The 6 1/2% August 1, 2006 Notes are not redeemable and no sinking fund is provided for the 6 1/2% August 1, 2006 Notes. The 6 1/2% August 1, 2006 Notes bear interest from July 27, 1993 payable semi-annually in arrears on each February 1 and August 1, commencing February 1, 1994 to the persons in whose names the 6 1/2% August 1, 2006 Notes are registered at the close of business on the fifteenth day of January or July preceding such February 1 and August 1.

TERMS AND PROVISIONS OF 6 1/4% SUBORDINATED NOTES DUE JANUARY 15, 2006

     The 6 1/4% Subordinated Notes Due January 15, 2006 (the "6 1/4% January 15, 2006 Notes") are limited to $200,000,000 aggregate principal amount and will mature on January 15, 2006. The 6 1/4% January 15, 2006 Notes are not redeemable and no sinking fund is provided for the 6 1/4% January 15, 2006 Notes. The
6 1/4% January 15, 2006 Notes bear interest from January 19, 1996 payable semi-annually in arrears on each January 15 and July 15, commencing July 15, 1996 to the persons in whose names the 6 1/4% January 15, 2006 Notes are registered at the close of business on the first day of January or July preceding such January 15 and July 15.

TERMS AND PROVISIONS OF 6 3/4% SUBORDINATED NOTES DUE AUGUST 15, 2008

     The 6 3/4% Subordinated Notes Due August 15, 2008 (the "6 3/4% August 15, 2008 Notes") are limited to $200,000,000 aggregate principal amount and will mature on August 15, 2008. The 6 3/4% August 15, 2008 Notes are not redeemable and no sinking fund is provided for the 6 3/4% August 15, 2008 Notes. The 6 3/4% August 15, 2008 Notes bear interest from August 17, 1993 payable semi-annually in arrears on each February 15 and August 15, commencing February 15, 1994 to the persons in whose names the 6 3/4% August 15, 2008 Notes are registered at the close of business on the first day of August or February preceding such August 15 and February 15.

TERMS AND PROVISIONS OF 6 1/8% SUBORDINATED NOTES DUE OCTOBER 15, 2008

     The 6 1/8% Subordinated Notes Due October 15, 2008 (the "6 1/8% October 15, 2008 Notes") are limited to $100,000,000 aggregate principal amount and will mature on October 15, 2008. The 6 1/8% October 15, 2008 Notes are not redeemable and no sinking fund is provided for the 6 1/8% October 15, 2008 Notes. The
6 1/8% October 15, 2008 Notes bear interest from October 18, 1993 payable semi-annually in arrears on each April 15 and October 15, commencing August 15, 1994 to the persons in whose names the 6 1/8% October 15, 2008 Notes are registered at the close of business on the first day of April or October preceding such April 15 and October 15.

TERMS AND PROVISIONS OF 6 1/2% SUBORDINATED NOTES DUE JANUARY 15, 2009

     The 6 1/2% Subordinated Notes Due January 15, 2009 (the "6 1/2% January 15, 2009 Notes") are limited to $150,000,000 aggregate principal amount and will mature on January 15, 2009. The 6 1/2% January 15, 2009 Notes are not redeemable and no sinking fund is provided for the 6 1/2% January 15, 2009 Notes. The
6 1/2% January 15, 2009 Notes bear interest from January 15, 1994 payable semi-annually in arrears on each January 15 and July 15, commencing January 15, 1994 to the persons in whose names the 6 1/2% January 15, 2009 Notes are registered at the close of business on the first day of January or July preceding such January 15 and July 15.

TERMS AND PROVISIONS OF SUBORDINATED MEDIUM-TERM NOTES, SERIES A

     Set forth below is a table indicating the issuance dates and the maturity dates of the $99,975,000 aggregate principal amount of Subordinated Medium-Term Notes, Series A (the "Old Chase Subordinated Series A Notes") issued and outstanding as of the date of this Prospectus. The Old Chase Subordinated Series A Notes have either (a) fixed interest rates or (b) floating interest rates which are determined, and adjusted periodically, by reference to an interest rate basis or formula.

                                    PRINCIPAL
           ISSUANCE DATE              AMOUNT                  MATURITY DATE            RATE
----------------------------------- ----------     ----------------------------------- -----
February 13, 1992.................. $71,675,000    February 13, 1999.................. 8.65%
February 19, 1992..................   4,800,000    February 19, 1999.................. 8.76%
February 19, 1992..................   6,000,000    February 19, 1999.................. 8.77%
February 20, 1992..................  10,000,000    February 20, 1999.................. 8.81%
February 24, 1992..................   7,500,000    February 24, 1999.................. 9.00%

TERMS AND PROVISIONS OF SUBORDINATED MEDIUM-TERM NOTES, SERIES B

     Set forth below is a table indicating the issuance dates and the maturity dates of the $241,205,000 aggregate principal amount of Subordinated Medium-Term Notes, Series B (the "Old Chase Subordinated Series B Notes") issued and outstanding as of the date of this Prospectus. The Old Chase Subordinated Series B Notes have either (a) fixed interest rates or (b) floating interest rates which are determined, and adjusted periodically, by reference to an interest rate basis or formula.

                          PRINCIPAL
      ISSUANCE DATE         AMOUNT            MATURITY DATE        RATE
------------------------- ----------     ------------------------  ----
July 23, 1992............ $75,000,000    July 23, 1999...........  7.580%
September 1, 1993........  91,205,000    September 1, 2003.......  LIBOR reset semi-annually
                                                                   minus 0.15%; but in no event
                                                                   shall the rate be more than
                                                                   9.0% or less than 5.5%
May 25, 1995.............  25,000,000    May 15, 2010............  7.625%
July 19, 1995............  25,000,000    July 15, 2010...........  7.200%
February 15, 1996........  25,000,000    February 15, 2011.......  6.600%

TERMS AND PROVISIONS OF SUBORDINATED MEDIUM-TERM NOTES, SERIES C

     Set forth below is a table indicating the issuance dates and the maturity dates of the $136,750,000 aggregate principal amount of Senior Medium-Term Notes, Series C (the "Old Chase Subordinated Series C Notes") issued and outstanding as of the date of this Prospectus. The Old Chase Subordinated Series C Notes have either (a) fixed rates or (b) floating interest rates which are determined, and adjusted periodically, by reference to an interest rate basis or formula.

                                     PRINCIPAL
           ISSUANCE DATE              AMOUNT                   MATURITY DATE            RATE
----------------------------------- -----------     ----------------------------------- -----
December 23, 1994.................. $ 1,500,000     December 15, 2004.................. 8.50%
December 23, 1994..................   3,000,000     December 15, 2001.................. 8.40%
December 30, 1994..................   4,000,000     December 15, 2001.................. 8.50%
January 13, 1995...................   3,500,000     January 15, 2002................... 8.55%
January 20, 1995...................   5,500,000     January 15, 2002................... 8.60%
January 27, 1995...................   6,500,000     January 15, 2002................... 8.40%
February 3, 1995...................   7,000,000     February 15, 2002.................. 8.55%
February 3, 1995...................  15,000,000     February 15, 2002.................. 9.00%
February 10, 1995..................   7,000,000     February 15, 2002.................. 8.25%
February 17, 1995..................   3,500,000     February 15, 2002.................. 8.10%
February 24, 1995..................   3,250,000     February 15, 2002.................. 8.25%
March 3, 1995......................   2,000,000     March 15, 2002..................... 7.90%
June 23, 1995......................  25,000,000     June 15, 2005...................... 7.05%
February 1, 1996...................  25,000,000     February 1, 2011................... 6.75%
February 1, 1996...................  25,000,000     February 1, 2011................... 6.75%

PERMANENT GLOBAL OLD CHASE DEBT SECURITIES


     Certain series of the Old Chase Debt Securities were issued in permanent global form. See "Permanent Global Debt Securities" for a discussion of the rights of beneficial owners of interests in permanent global debt securities.

                       DESCRIPTION OF MHC DEBT SECURITIES

     The statements under this caption are brief summaries of certain provisions contained in the MHC Indentures (as defined below), do not purport to be complete and are qualified in their entirety by reference to such MHC Indentures, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. Wherever capitalized terms are used but not defined herein, such terms shall have the meanings assigned to them in the applicable MHC Indenture, it being intended that such defined terms shall be incorporated herein by reference.

GENERAL

     The MHC Senior Securities have been issued under an Indenture, dated as of June 1, 1982, between MHC and First Trust Company of New York (National Association), as Trustee (the "MHC Senior Trustee"), as amended (the "MHC Senior Indenture"). The MHC Subordinated Securities have been issued under an Indenture, dated as of June 1, 1985, between MHC and IBJ Schroder Bank & Trust Company (the "MHC Subordinated Trustee"), as amended (the "MHC Subordinated Indenture"). The MHC Senior Indenture and the MHC Subordinated Indenture shall be collectively referred to as the "MHC Indentures." As a result of a merger, the Company has assumed the obligations and liabilities of MHC under the MHC Indentures and the MHC Debt Securities.

     Since the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, including the Bank, Chase USA and Texas Commerce, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the MHC Debt Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations with respect to deposit liabilities, Federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.

     The MHC Debt Securities have been issued in fully registered form only and may be transferred, combined or split up into authorized denominations without payment of any charge other than stamp taxes or other governmental charges. Neither MHC Indenture contains any restriction on the Company's ability to enter into a highly leveraged transaction or any provision affording special protection to holders of MHC Debt Securities in the event the Company engages in a highly leveraged transaction. Further, neither MHC Indenture contains any provisions that would provide protection to holders of MHC Debt Securities upon a sudden and dramatic decline in the credit quality of the Company resulting from a takeover, recapitalization or similar restructuring of the Company.

MHC SENIOR SECURITIES

     The MHC Senior Securities are direct, unsecured obligations of the Company and constitute Senior Indebtedness issued on a parity with the other Senior Indebtedness of the Company. See "Description of Company Debt
Securities -- Company Subordinated Securities" above.

     Limitation on Disposition of Voting Stock of the Bank. The MHC Senior Indenture contains a covenant by the Company that, so long as any of the MHC Senior Securities are outstanding, it will not sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the Bank (the successor by merger to Manufacturers Hanover Trust Company), nor will it permit the Bank to issue any shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of, voting stock of the Bank, unless (a) any such sale, assignment, transfer or other disposition is made for fair market value, as determined by the Board of Directors of the Company and (b) the Company will own at least 80% of the issued and outstanding voting stock of the Bank after giving effect to such transaction.

     Defaults and Waiver Thereof. The MHC Senior Indenture provides that the happening of one or more of the following events shall constitute an Event of Default with respect to any series of MHC Senior

Securities then outstanding under the MHC Senior Indenture: (i) default for 30 days in the payment of any installment of interest on any MHC Senior Securities of that series; (ii) default in the payment, when due, of the principal of (or premium if any, on) any MHC Senior Securities of that series; (iii) default, for 60 days after written notice, in the observance or performance of any other of the covenants or agreements of the Company in the MHC Senior Securities of that series or in the MHC Senior Indenture relating to that series; and (iv) certain events of insolvency. In case an Event of Default shall have occurred and be continuing with respect to any series of MHC Senior Securities then outstanding under the MHC Senior Indenture, the MHC Senior Trustee or the holders of at least 25% in aggregate principal amount of the MHC Senior Securities of that series which are then outstanding may declare the principal, or, in the case of discounted MHC Senior Securities, such lesser amount of principal as may be provided therein, of all MHC Senior Securities of that series to be due and payable immediately, but such declaration may be annulled, and certain past defaults waived, by the holders of not less than a majority in aggregate principal amount of the MHC Senior Securities of that series, upon the conditions provided in the MHC Senior Indenture. The MHC Senior Indenture provides that the MHC Senior Trustee shall, within 90 days after the occurrence of a default with respect to the MHC Senior Securities of any series, give to the holders of the MHC Senior Securities of that series notice of all uncured defaults known to it (the term "default" being defined to include the events specified above without grace periods or notice); provided that, except in the case of default in payment of principal (or premium, if any) or interest, if any, in respect of the MHC Senior Securities of that series, the MHC Senior Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or responsible officers or both, of the trustee, in good faith determines that the withholding of such notice is in the interest of such holders. The Company is required to furnish to the MHC Senior Trustee annually an officers' certificate to the effect that the Company is not in default under any provision of the MHC Senior Indenture.

     Subject to the provisions of the MHC Senior Indenture relating to the duties of the MHC Senior Trustee, the MHC Senior Trustee is under no obligation to exercise any of its rights or powers under the MHC Senior Indenture at the request, order or direction of any of the holders of the MHC Senior Securities, unless such holders have offered to the MHC Senior Trustee reasonable indemnity. Subject to such provision for indemnification, the holders of a majority in principal amount of the MHC Senior Securities of any series then outstanding under the MHC Senior Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the MHC Senior Trustee with respect to the MHC Senior Securities of such series.

     Modification of the Indenture. The MHC Senior Indenture provides that, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the MHC Senior Securities of the series to be affected then outstanding under the MHC Senior Indenture (voting as one class), modifications and alterations of the MHC Senior Indenture may be made which affect the rights of the holders of the MHC Senior Securities of each such series, but no such modification or alteration may be made which would (i) extend the fixed maturity of any MHC Senior Security or reduce the principal amount thereof or reduce the rate or extend the time of payment of any interest thereon or (ii) reduce the above-stated percentage of holders required to modify or alter the MHC Senior Indenture, without consent of all the holders of the MHC Senior Securities then outstanding under the MHC Senior Indenture to be affected thereby.

     Set forth below are the principal terms of the MHC Senior Securities issued and outstanding as of the date of this Prospectus, with respect to which offers and sales relating to secondary market transactions may be made by direct or indirect wholly-owned subsidiaries of the Company.

TERMS AND PROVISIONS OF 8 1/8% NOTES DUE JANUARY 15, 1997

     The 8 1/8% Notes Due January 15, 1997 (the "8 1/8% January 15, 1997 Notes") are limited to $150,000,000 aggregate principal amount and will mature on January 15, 1997. The 8 1/8% January 15, 1997 Notes are not redeemable prior to maturity and no sinking fund is provided for the 8 1/8% January 15, 1997 Notes. The 8 1/8% January 15, 1997 Notes bear interest from January 20, 1987, payable semi-annually in arrears on each January 15 and July 15, commencing July 15, 1987 to the persons in whose names the 8 1/8% January 15,

1997 Notes are registered at the close of business on the first day of January or July preceding such January 15 or July 15.

MHC SUBORDINATED SECURITIES

     MHC Subordinated Securities are unsecured debt obligations of the Company. Payment of the principal of the MHC Subordinated Securities is subject to acceleration only in the event of bankruptcy, insolvency or reorganization of the Company. The provisions of the MHC Subordinated Indenture do not restrict the ability of the Company to incur additional MHC Senior Indebtedness (as defined below) from time to time.

     Subordination. The MHC Subordinated Securities are subordinated, by their terms, to Senior Indebtedness, Additional Senior Obligations and all other obligations of the Company to its creditors other than any obligation of the Company as is by its terms expressly stated to be not superior in right of payment to or to rank pari passu in right of payment with or junior to such MHC Subordinated Securities (collectively, "MHC Senior indebtedness").

     No payment pursuant to the MHC Subordinated Securities may be made, and no holder of MHC Subordinated Securities shall be entitled to demand or receive any such payment unless all amounts of principal, premium, if any, and interest then due on all MHC Senior Indebtedness shall have been paid in full or if, at the time of such payment or immediately after giving effect thereto, there shall exist with respect to any such MHC Senior Indebtedness any event of default permitting the holders thereof to accelerate the maturity thereof or any event which, with notice or lapse of time or both, would become such an event of default. Such subordination will not prevent the occurrence of any default in respect of the MHC Subordinated Securities. See "Defaults and Waivers Thereof " below.

     Upon any distribution of the assets of the Company upon dissolution, winding-up, liquidation or reorganization, the holders of MHC Senior Indebtedness will be entitled to receive payment in full of principal, premium, if any, and interest before any payment is made on the MHC Subordinated Securities. By reason of such subordination, in the event of the insolvency of the Company, holders of MHC Senior Indebtedness may receive more ratably, and holders of MHC Subordinated Securities may receive less ratably, than other creditors of the Company, including holders of Company Subordinated Securities. See "Description of Company Debt Securities -- Company Subordinated Securities".

     The MHC Subordinated Securities will not be subordinated to indebtedness of the Company which is not MHC Senior Indebtedness, and the creditors of the Company who do not hold MHC Senior Indebtedness, and the creditors of the Company who do not hold MHC Senior Indebtedness will not benefit from the subordination provisions described herein. In the event of the bankruptcy or reorganization of the Company, such other creditors would rank pari passu in right of payment with holders of the MHC Subordinated Securities, subject, however, to the broad equity powers of a Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of holders of any series of MHC Subordinated Securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against the Company.

     Defaults and Waiver Thereof. The MHC Subordinated Indenture provides that the happening of one or more of the following events shall constitute an Event of Default with respect to any series of MHC Subordinated Securities then outstanding under the MHC Subordinated Indenture: (i) default for 30 days in the payment of any instalment of interest on any MHC Subordinated Securities of that series; (ii) default in the payment, when due, of the principal of (or premium, if any, on) any MHC Subordinated Securities of that series; (iii) default, for 60 days after written notice, in the observance or performance of any other of the covenants or agreements of the Company in the MHC Subordinated Securities of that series or in the MHC Subordinated Indenture relating to that series; and
(iv) certain events of insolvency. In case (a) an Event of Default shall have occurred and be continuing with respect to any series of MHC Subordinated Securities then outstanding under the MHC Subordinated Indenture (other than MHC Subordinated Securities designated as Primary Capital Securities), or (b) certain events of insolvency with respect to the Company shall have occurred and be continuing with respect to any series of MHC Subordinated Securities then outstanding under the MHC Subordinated Indenture that has been designated as Primary Capital Securities, then, the MHC Subordinated Trustee or the holders of at least 25% in aggregate principal amount of the MHC Subordinated Securities of that series which are then outstanding may declare the principal of all MHC Subordinated Securities of that series to be due and payable immediately, but such declaration may be annulled, and certain past defaults waived, by the holders of not less than a majority in aggregate principal amount of the MHC Subordinated Securities of that series, upon the conditions provided in the MHC Subordinated Indenture. The MHC Subordinated Indenture provides that the MHC Subordinated Trustee shall, within 90 days after the occurrence of a default with respect to the MHC Subordinated Securities of any series, give to the holders of the MHC Subordinated Securities of that series notice of all uncured defaults known to it (the term "default" being defined to include the events specified above without grace periods or notice); provided that, except in the case of default in payment of principal (or premium, if any) or interest, if any, in respect of the MHC Subordinated Securities of that series, the MHC Subordinated Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or responsible officers or both, of the MHC Subordinated Trustee, in good faith determines that the withholding of such notice is in the interest of such holders. The Company is required to furnish to the MHC Subordinated Trustee annually an officers' certificate to the effect that the Company is not in default under any provision of the Indenture.

     Subject to the provisions of the MHC Subordinated Indenture relating to the duties of the MHC Subordinated Trustee, the MHC Subordinated Trustee is under no obligation to exercise any of its rights or powers under the MHC Subordinated Indenture at the request, order or direction of any of the holders of the MHC Subordinated Securities, unless such holders have offered to the MHC Subordinated Trustee reasonable indemnity. Subject to such provision for indemnification, the holders of a majority in principal amount of the MHC Subordinated Securities of any series then outstanding under the MHC Subordinated Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the MHC Subordinated Trustee with respect to the MHC Subordinated Securities of such series.

     Modification of the MHC Subordinated Indenture. The MHC Subordinated Indenture provides that, with the consent of the holders of not less than 66 2/3% in aggregate principal amount then outstanding under the MHC Subordinated Indenture of the MHC Subordinated Securities of all series to be affected (voting as one class), modifications and alterations of the MHC Subordinated Indenture may be made which affect the rights of the holders of the MHC Subordinated Securities of each such series, but no such modification or alteration may be made which would (i) extend the fixed maturity of any MHC Subordinated Security or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the above-stated percentage of holders required to modify or alter the MHC Subordinated Indenture, without the consent of all the holders of the MHC Subordinated Securities and other securities then outstanding under the MHC Subordinated Indenture to be affected thereby.

     Set forth below are the principal terms of the MHC Subordinated Securities issued and outstanding as of the date of this Prospectus, with respect to which offers and sales relating to secondary market transactions may be made by direct or indirect wholly-owned subsidiaries of the Company.

TERMS AND PROVISIONS OF 8 1/2% SUBORDINATED CAPITAL NOTES DUE FEBRUARY 15, 1999

     The 8 1/2% Subordinated Capital Notes Due February 15, 1999 (the "8 1/2% February 15, 1999 Notes") are limited to $150,000,000 aggregate principal amount and will mature on February 15, 1999. The 8 1/2% February 15, 1999 Notes are not redeemable prior to maturity and no sinking fund is provided for the 8 1/2% February 15, 1999 Notes. The 8 1/2% February 15, 1999 Notes bear interest from February 24, 1987, payable semi-annually on each February 15 and August 15, commencing August 15, 1987 to the persons in whose names the 8 1/2% February 15, 1999 Notes are registered at the close of business on the first day of February or August preceding such February 15 or August 15. At maturity, the 8 1/2% February 15, 1999 Notes will be exchanged for Capital Securities of the Company having a Market Value equal to the principal amount of the 8 1/2% February 15, 1999 Notes, except to the extent that the Company, at its option, elects to pay in cash the principal amount of the 8 1/2% February 15, 1999 Notes, in whole or in part, from Designated Proceeds. The Company has Designated Proceeds sufficient to pay the 8 1/2% February 15, 1999 Notes in cash at maturity.

PERMANENT GLOBAL MHC DEBT SECURITIES

     The MHC Senior Securities were issued in permanent global form. See "Permanent Global Debt Securities" for a discussion of the rights of beneficial owner of interest in permanent global debt securities.

INFORMATION CONCERNING THE TRUSTEES

     The Company, the Bank and certain other subsidiaries of the Company maintain deposits with, and conduct other business transactions with, the trustees under each of the MHC Indentures in the ordinary course of business. First Trust of New York (National Association) is the trustee under the Company Subordinated Indenture.

                        PERMANENT GLOBAL DEBT SECURITIES

     Certain series of the Debt Securities may have been issued as permanent global Debt Securities. Each such global Debt Security has been deposited with, or on behalf of, The Depository Trust Company, as depositary (the "Depositary"), or its nominee and registered in the name of a nominee of the Depositary. Except under the limited circumstances described below, permanent global Debt Securities will not be exchangeable for definitive certificated Debt Securities.

     Ownership of beneficial interests in a permanent global Debt Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a permanent global Debt Security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for a permanent global Debt Security. Ownership of beneficial interests in such permanent global Debt Security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The Depositary has no knowledge of the actual beneficial owners of the Debt Securities. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a permanent global Debt Security.

     The Company has been advised by the Depositary that upon the issuance of a permanent global Debt Security and the deposit of such permanent global Debt Security with the Depositary, the Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts represented by such permanent global Debt Security to the accounts of such participants.

     Payment of principal of, and interest on, Debt Securities represented by a permanent global Debt Security registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the permanent global Debt Security representing such Debt Securities. The Company has been advised by the Depositary that upon receipt of any payment of principal of, or interest on, a permanent global Debt Security, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such permanent global Debt Security as shown in the records of the Depositary. Payments by participants to owners of beneficial interests in a permanent global Debt Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the sole responsibility of such participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

     None of the Company, the trustees or any other agent of the Company or the trustees will have any responsibility or liability for any aspect of the records of the Depositary, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global Debt Security or for maintaining, supervising or reviewing any of the records of the Depositary, any nominee or any participant relating to such beneficial interests.

     A permanent global Debt Security is exchangeable for definitive Debt Securities registered in the name of, and a transfer of a permanent global Debt Security may be registered to, any person other than the Depositary or its nominee, only if:

          (a) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such permanent global Debt Security or if at any time the Depositary ceases to be registered under the Exchange Act;

          (b) the Company in its sole discretion determines that such permanent global Debt Security shall be exchangeable for definitive Debt Securities in registered form; or

          (c) there shall have occurred and be continuing an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default under the Debt Securities.

     Any permanent global Debt Security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the permanent global Debt Security, in denominations of $1,000 and integral multiples thereof. Such definitive Debt Securities will be registered in the name or names of such persons as the Depositary shall instruct the registrar. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in such permanent global Debt Security. Any principal and interest will be payable, the transfer of the definitive Debt Securities will be registerable and the definitive Debt Securities will be exchangeable at the corporate trust office of the Bank in the Borough of Manhattan, The City of New York, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as of the record date and as shown on the register for the Debt Securities.

     Except as provided above, owners of the beneficial interests in a permanent global Debt Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders thereof for any purpose under the Indentures, and no permanent global Debt Security shall be exchangeable except for another permanent global Debt Security of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in such permanent global Debt Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the permanent global Debt Security or the Indentures.

     The Company understands that, under existing industry practices, in the event that the Company requests any action of holders, or an owner of a beneficial interest in such permanent global Debt Security desires to give or take any action that a holder is entitled to give or take under the Debt Securities or the Indentures, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     The Depositary has advised the Company that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the Commission.

                          DESCRIPTION OF CAPITAL STOCK

     The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the General Corporation Law of the State of Delaware and the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), including Certificates of Designations pursuant to which the outstanding series of preferred stock were issued.

COMMON STOCK

     The Company is authorized to issue up to 750,000,000 shares of Common Stock. At September 30, 1996, the Company had outstanding 439,936,546 shares of Common Stock (including 61,530 shares held in its treasury) and had reserved approximately 60,196,883 shares of Common Stock for issuance under various employee or non-employee directed incentive, compensation and option plans under the Company's Dividend Reinvestment Plan.

     Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, provided that, so long as any shares of preferred stock are outstanding, no dividends (other than dividends payable in Common Stock) or other distributions (including redemptions and purchases) may be made with respect to the Common Stock unless full dividends on the shares of preferred stock, including accumulations in the case of cumulative preferred stock, have been paid.

     Subject to the rights, if any, of the holders of any series of preferred stock, all voting rights are vested in the holders of shares of Common Stock, each share being entitled to one vote on all matters presented for a vote, including the election of directors. Holders of shares of Common Stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and, in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

     In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after there have been paid to or set aside for the holders of all series of preferred stock the full preferential amounts to which such holders are entitled, the holders of Common Stock will be entitled to share equally and ratably in any assets remaining after the payment of all debts and liabilities.

     The issued and outstanding shares of Common Stock are fully paid and nonassessable. Holders of shares of Common Stock are not entitled to preemptive rights. Shares of Common Stock are not convertible into shares of any other class of capital stock.

     ChaseMellon Shareholder Services, L.L.C. is the transfer agent, registrar and dividend disbursement agent for the Common Stock.

PREFERRED STOCK

     Under the Certificate of Incorporation, the Board of Directors is authorized, without further stockholder action, to provide for the issuance of up to 200,000,000 shares of Preferred Stock, in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be set forth in resolutions providing for the issue thereof adopted by the Board of Directors or a duly authorized committee thereof.

     At June 30, 1996, there were issued and outstanding: (i) 4,000,000 shares of 10.96% Preferred Stock (the "10.96% Preferred"); (ii) 14,000,000 shares of the 8 3/8% Preferred Stock (the "8 3/8% Preferred"); (iii) 2,000,000 shares of 7.92% Cumulative Preferred Stock (the "7.92% Preferred"); (iv) 2,000,000 shares of 7.58% Cumulative Preferred Stock (the "7.58% Preferred"), (v) 2,000,000 shares of 7 1/2% Cumulative Preferred Stock (the "7 1/2% Preferred"), (vi) 2,000,000 shares of Adjustable Rate Cumulative Preferred Stock, Series L (the "Series L Preferred"); (vii) 5,600,000 shares of 10 1/2% Cumulative Preferred Stock (the "10 1/2% Preferred"); (viii) 4,000,000 shares of 9.76% Cumulative Preferred Stock (the "9.76% Preferred"); (ix) 8,000,000 shares of 10.84% Cumulative Preferred Stock (the "10.84% Preferred"); (x) 6,000,000 shares of 9.08% Cumulative Preferred Stock (the "9.08 Preferred"); (xi) 6,800,000 shares of 8 1/2% Cumulative Preferred Stock (the 8 1/2% Preferred"); (xii) 9,600,000 shares of 8.32% Cumulative Preferred Stock (the "8.32% Preferred");
(xiii) 6,900,000 shares of 8.40% Cumulative Preferred Stock (the "8.40% Preferred"); and (xiv) 9,100,000 shares of Adjustable Rate Preferred Stock, Series N (the "Series N Preferred"). The shares of 7.92% Preferred, 7.58% Preferred and 7 1/2% Preferred are represented by Depositary Shares each representing 0.25 of a share. The series of preferred stock referred to in clauses (i) through (vi) are sometimes referred to below as the "Pre-Merger Preferred Stock", and the series of preferred stock listed in clauses (vii) through (xiv) are sometimes referred to below as the "Merger Preferred Stock".

     All series of outstanding preferred stock rank on a parity with each other such series and all have preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation or dissolution of the Company.

     Dividends on all outstanding series of preferred stock are cumulative. The amounts of the cumulative dividends on the Series L Preferred and the Series N Preferred vary with the interest rates on certain U.S. Government obligations.

     In the event of a liquidation or dissolution or winding-up of the Company, the holders of each series of outstanding preferred stock will be entitled to receive out of the assets of the company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of outstanding preferred stock upon liquidation, liquidating distributions, in the amount set forth opposite such series in the table below, plus accrued and unpaid dividends, if any. Each series of outstanding preferred stock is redeemable at the option of the Company, in each case at a redemption price equal to its liquidation value, plus accrued and unpaid dividends, thereon, if any, to the date fixed for redemption, as set forth in the table below.

                                                                    LIQUIDATION VALUE/REDEMPTION PRICE
                                                                                PER SHARE
                                              REDEEMABLE ON OR         (PLUS, IN EACH CASE, ACCRUED
        SERIES OF PREFERRED STOCK                  AFTER               AND UNPAID DIVIDENDS IF ANY)
-----------------------------------------    ------------------     ----------------------------------
10.96% Preferred.........................         June 30, 2000                    $ 25
8 3/8% Preferred.........................          June 1, 1997                    $ 25
7.92% Preferred..........................       October 1, 1997                    $100
7.58% Preferred..........................         April 1, 1998                    $100
7 1/2% Preferred.........................          June 1, 1998                    $100
Series L Preferred.......................         June 30, 1999                    $100
10 1/2% Preferred........................    September 30, 1998                    $ 25
9.76% Preferred..........................    September 30, 1999                    $ 25
10.84% Preferred.........................         June 30, 2001                    $ 25
9.08% Preferred..........................        March 31, 1997                    $ 25
8 1/2% Preferred.........................         June 30, 1997                    $ 25
8.32% Preferred..........................    September 30, 1997                    $ 25
8.40% Preferred..........................        March 31, 1998                    $ 25
Series N Preferred.......................         June 30, 1999                    $ 25

     If at the time of any annual meeting of the Company's stockholders the equivalent of six quarterly dividends payable on any series of preferred stock is in default, the number of directors of the Company will be increased by two and the holders of all outstanding series of preferred stock, voting as a single class without regard to series, will be entitled to elect those additional two directors at each such annual meeting. Each director elected by the holders of shares of preferred stock shall continue to serve as such director for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term such default shall cease to exist.

     The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of any series of Pre-Merger Preferred Stock, voting as a separate class, is required for any amendment of the Certificate of Incorporation that would adversely affect the powers, preferences, privileges or rights of such series of Pre-Merger Preferred Stock. The affirmative vote or consent of the holders of shares representing at least two-thirds of the voting power of the outstanding shares of any series of Pre-Merger Preferred Stock and any other series of preferred stock ranking on a parity with such series of Pre-Merger Preferred Stock as to dividends or upon liquidation, voting as a single class without regard to series, is required to create, authorize or issued, or reclassify any stock of the Company into, any additional class or series of stock ranking prior to such series of Pre-Merger Preferred Stock as to dividends or upon liquidation, or to create, authorize or issue any obligation or security convertible into or exercisable for any such prior ranking preferred stock.

     Each series of Merger Preferred Stock provides that the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of all series of preferred stock, voting together as a single class without regard to series, will be required to (a) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of preferred stock other than a series which shall not have any right to object to such creation or (b) alter or change the provisions of the Certificate of Incorporation so as to adversely affect the voting powers, preferences or special rights of the holders of a series of preferred stock; provided that if such amendment shall not adversely affect all series of preferred stock, such amendment need only be approved by the holders of at least two-thirds of the shares of all series of preferred stock adversely affected thereby, voting together as a single class without regard to series.

     No series of outstanding preferred stock is convertible into shares of Common Stock or other securities. No series of outstanding preferred stock is subject to preemptive rights. ChaseMellon Shareholder Services, L.L.C. is the transfer agent, registrar and dividend disbursement agent for the preferred stock.

                       DESCRIPTION OF SECURITIES WARRANTS

     The Company may issue Securities Warrants for the purchase of Company Debt Securities, Preferred Stock or Common Stock. Securities Warrants may be issued independently or together with Company Debt Securities, Preferred Stock or Common Stock and may be attached to or separate from such Company Debt Securities, Preferred Stock or Common Stock. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") to be entered into between the Company and the Bank or another bank or trust company, as warrant agent (the "Securities Warrant Agent"). The Securities Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrants or beneficial owners of Securities Warrants. Copies of the forms of Securities Warrant Agreements, including the forms of Securities Warrant Certificates representing the Securities Warrants, are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the Securities Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Securities Warrant Agreements.

     At June 30, 1996, there were no Securities Warrants outstanding. If any Securities Warrants are issued, reference is made to the description of such Securities Warrants included herein for the terms of such Securities Warrants, including, where applicable: (i) the designation, aggregate principal amount, currencies, denominations and terms of the series of Company Debt Securities purchasable upon exercise of such Securities Warrants and the price at which such Company Debt Securities may be purchased upon such exercise; (ii) the designation, number of shares, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of Preferred Stock purchasable upon exercise of Securities Warrants to purchase Preferred Stock and the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise; (iii) the number of shares of Common Stock purchasable upon the exercise of Securities Warrants to purchase Common Stock and the price at which such number of shares of Common Stock may be purchased upon such exercise; (iv) the date on which the right to exercise such Securities Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (v) United States Federal income tax consequences applicable to such Securities Warrants; and

(vi) any other terms of such Securities Warrants. Securities Warrants for the purchase of Common Stock will be offered and exercisable for U.S. dollars only. Securities Warrants will be issued in registered form only. The exercise price for Securities Warrants will be subject to adjustment as described herein.

     Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Company Debt Securities or such number of shares of Preferred Stock or Common Stock at such exercise price as shall in each case be set forth in, or calculable from, the description herein relating to the Securities Warrants, which exercise price may be subject to adjustment upon the occurrence of certain events. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void. The place or places where, and the manner in which, Securities Warrants may be exercised shall be described herein.

     Prior to the exercise of any Securities Warrants to purchase Company Debt Securities, Preferred Stock or Common Stock, holders of such Securities Warrants will not have any of the rights of holders of the Company Debt Securities, Preferred Stock or Common Stock, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of (and premium, if any) or interest, if any, on the Company Debt Securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the Preferred Stock or Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

                        DESCRIPTION OF CURRENCY WARRANTS

     The Company may issue Currency Warrants. The following description of the terms of the Currency Warrants sets forth certain general terms and provisions of Currency Warrants as described herein. At June 30, 1996, no Currency Warrants were outstanding. If any Currency Warrants are issued, the particular terms of such Currency Warrants and the extent, if any, to which such general provisions do not apply to such Currency Warrants so offered will be described herein.

     Each issue of Currency Warrants will be issued under a warrant agreement (each, a "Currency Warrant Agreement") to be entered into between the Company and the Bank or another bank or trust company, as warrant agent (the "Currency Warrant Agent"), all as described herein. The Currency Warrant Agent will act solely as the agent of the Company under the applicable Currency Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any holders of such Currency Warrants. A copy of the form of Currency Warrant Agreement, including the form of warrant certificate, is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the Currency Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the particular Currency Warrants and Currency Warrant Agreement.

     The Company may issue Currency Warrants either in the form of currency put warrants entitling the holders thereof to receive from the Company the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or composite currency (the "Designated Currency") for a specified amount of U.S. dollars (each, a "Currency Put Warrant"), or in the form of currency call warrants entitling the holders thereof to receive from the Company the cash settlement value in U.S. dollars of the right to purchase a specified amount of a Designated Currency for a specified amount of U.S. dollars (each, a "Currency Call Warrant").

     If any Currency Warrants are issued, reference is hereby made to the description of such Currency Warrants included herein for the terms of such Current Warrants, including, where applicable: (i) whether such Currency Warrants shall be Currency Put Warrants, Currency Call Warrants or both; (ii) the aggregate amount of such Currency Warrants; (iii) the offering price of such Currency Warrants; (iv) the Designated Currency, which currency may be a foreign currency or a composite currency, including ECU, and information regarding such currency or composite currency; (v) the date on which the right to exercise such Currency Warrants commences and the date on which such right expires; (vi) the manner in which such Currency Warrants may be exercised; (vii) the circumstances which will cause the Currency Warrants to be deemed automatically exercised;
(viii) the minimum number, if any, of such Currency Warrants exercisable at any one time and any other restrictions on exercise; (ix) the method of determining the amount payable in connection with the exercise of such Currency Warrants; (x) the national securities exchange on which such Currency Warrants will be listed, (xi) whether such Currency Warrants will be represented by certificates or issued in book-entry form; (xii) the place or places at which payment of the cash settlement value of such Currency Warrants is to be made by the Company, if applicable; (xiii) information with respect to book-entry procedures, if any; (xiv) the plan of distribution of such Currency Warrants; and (xv) any other terms of such Currency Warrants.

     Prospective holders of Currency Warrants should be aware of special United States Federal income tax considerations applicable to instruments such as the Currency Warrants. The description of a particular issue of Currency Warrants shall describe such tax considerations.

     Except as may otherwise be provided herein, the Currency Warrants will be issued in the form of global Currency Warrant Certificates, registered in the name of a depositary or its nominee. Holders will not be entitled to receive definitive certificates representing Currency Warrants. A holder's ownership of a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such holder's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling holder's brokerage firm.

     Each issue of Currency Warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of such issue of Currency Warrants. In the event that any issue of Currency Warrants are delisted from, or permanently suspended from trading on, such exchange, the expiration date for such Currency Warrants will be the date such delisting or trading suspension becomes effective, and Currency Warrants not previously exercised will be deemed automatically exercised on such expiration date. The applicable Currency Warrant Agreement will contain a covenant of the Company not to seek delisting of the Currency Warrants, or suspension of their trading, on such exchange unless the Company has concurrently arranged for listing on another national securities exchange.

                   RISK FACTORS RELATING TO CURRENCY WARRANTS

     ANY CURRENCY WARRANTS ISSUED BY THE COMPANY WILL INVOLVE A HIGH DEGREE OF RISK, INCLUDING RISKS ARISING FROM FLUCTUATIONS IN THE PRICE OF THE UNDERLYING CURRENCY, FOREIGN EXCHANGE RISKS AND THE RISK OF EXPIRING WORTHLESS. FURTHER, THE CASH SETTLEMENT VALUE OF THE CURRENCY WARRANTS AT ANY TIME PRIOR TO EXERCISE OR EXPIRATION COULD BE LESS THAN THE TRADING VALUE OF THE CURRENCY WARRANTS. THE TRADING VALUE OF CURRENCY WARRANTS WILL FLUCTUATE BECAUSE SUCH VALUE IS DEPENDENT, AT ANY TIME, ON A NUMBER OF FACTORS, INCLUDING THE TIME REMAINING TO EXERCISE SUCH CURRENCY WARRANTS, THE RELATIONSHIP BETWEEN THE EXERCISE PRICE OF CURRENCY WARRANTS AND THE PRICE AT SUCH TIME OF THE DESIGNATED CURRENCY AND THE EXCHANGE RATE ASSOCIATED WITH THE DESIGNATED CURRENCY. BECAUSE CURRENCY WARRANTS WILL BE UNSECURED OBLIGATIONS OF THE COMPANY, CHANGES IN THE PERCEIVED CREDITWORTHINESS OF THE COMPANY MAY ALSO BE EXPECTED TO AFFECT THE TRADING PRICES OF SUCH CURRENCY WARRANTS. FINALLY, THE AMOUNT OF ACTUAL CASH SETTLEMENT OF A CURRENCY WARRANT MAY VARY AS A RESULT OF FLUCTUATIONS IN THE PRICE OF THE DESIGNATED CURRENCY BETWEEN THE TIME INSTRUCTIONS ARE GIVEN TO EXERCISE THE CURRENCY WARRANT AND THE TIME SUCH EXERCISE IS ACTUALLY EFFECTED.

     HOLDERS OF CURRENCY WARRANTS SHOULD BE PREPARED TO SUSTAIN A LOSS OF SOME OR ALL OF THE PURCHASE PRICE OF THEIR CURRENCY WARRANTS. PROSPECTIVE HOLDERS OF CURRENCY WARRANTS SHOULD BE EXPERIENCED WITH RESPECT TO OPTIONS AND OPTION TRANSACTIONS AND SHOULD REACH AN INVESTMENT

DECISION ONLY AFTER CAREFUL CONSIDERATION WITH THEIR ADVISERS OF THE SUITABILITY OF SUCH CURRENCY WARRANTS IN LIGHT OF THEIR PARTICULAR FINANCIAL CIRCUMSTANCES, THE INFORMATION SET FORTH UNDER "DESCRIPTION OF CURRENCY WARRANTS" ABOVE, AND TO THE OTHER INFORMATION REGARDING THE CURRENCY WARRANTS AND THE DESIGNATED CURRENCY SET FORTH HEREIN.

                                 OTHER MATTERS


     The distribution of the Debt Securities by CSI will comply with the requirements of Section 2720 of the Conduct Rules of the NASD regarding an NASD member firm distributing securities of an affiliate.


                                    EXPERTS

     The financial statements of the Company incorporated in this Prospectus by reference to the Annual Report of the Company (which are included in the Company's Current Report on Form 8-K dated April 16, 1996) have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

------------------------------------------------------
------------------------------------------------------
    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT OR UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS


                                          PAGE
                                         -------
Available Information....................       2
Incorporation of Certain Documents by
  Reference..............................       2
The Chase Manhattan Corporation..........       3
Consolidated Ratios of Earnings to Fixed
  Charges and Preferred Stock Dividend
  Requirements...........................       4
Description of Company Debt Securities...       5
Description of Old Chase Debt
  Securities.............................      22
Description of MHC Debt Securities.......      33
Permanent Global Debt Securities.........      37
Description of Capital Stock.............      39
Description of Securities Warrants.......      41
Description of Currency Warrants.........      42
Risk Factors Relating to Currency
  Warrants...............................      43
Other Matters............................      44
Experts..................................      44


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                      LOGO
                              THE CHASE MANHATTAN
                                  CORPORATION

                                DEBT SECURITIES
                                    WARRANTS
                              --------------------
                                   PROSPECTUS
                              --------------------
------------------------------------------------------
------------------------------------------------------

+++++++++++++++++++++++++++++++++++++++++++++

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting compensation are as follows:


        Registration fee -- Securities and Exchange Commission...........  $1,034,483
        Blue Sky fees and expenses.......................................       5,000*
        Attorneys' fees and expenses.....................................      25,000*
        Accountants' fees and expenses...................................      20,000*
        Printing and engraving expenses..................................      20,000*
        Rating agency fees...............................................      50,000*
        Trustee fees.....................................................      30,000*
        NASD fee.........................................................      30,500*
        Miscellaneous expenses...........................................      10,000*
                                                                             --------
             Total.......................................................  $1,224,983*
                                                                           ==========


---------------
* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its By-Laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.


     The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.



     The Restated Certificate of Incorporation of The Chase Manhattan Corporation (the "Registrant") provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Registrant's Restated Certificate of Incorporation empowers the Registrant to indemnify any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

     The Registrant's Restated Certificate of Incorporation also empowers the Registrant by action of its Board of Directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or incurred by him in any such capacity arising out of his status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not the Registrant would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

     In addition, the Registrant's By-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The By-laws provide a clear and unconditional right to indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Registrant or, at the request of the Registrant, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The By-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-laws, entitle the persons to be indemnified to be reimbursed for the expenses of prosecuting any such claim against the Registrant and entitle them to have all expenses incurred in advance of the final disposition of a proceeding paid by the Registrant. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the By-laws, which right of indemnification and of advancement of expenses is not exclusive.


     The Registrant's By-laws also provide that the Registrant may enter into contracts with any director, officer, employee or agent of the Registrant in furtherance of the indemnification provisions in the By-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

ITEM 16. LIST OF EXHIBITS.


  EXHIBIT
  NUMBER                                  DOCUMENT DESCRIPTION
  -------   ---------------------------------------------------------------------------------
    1.1     Form of Debt Securities Underwriting Agreement (including form of Delayed
            Delivery Contract) (incorporated by reference to Exhibit 1 to Registration
            Statement on Form S-3 (File No. 33-13062) of The Chase Manhattan Corporation
            (formerly known as Chemical Banking Corporation)).
    1.2     Form of Master Agency Agreement, dated as of February 1, 1990, as amended and restated as of April 30, 1993, between The Chase Manhattan Corporation (formerly known as Chemical Banking Corporation) and Merrill Lynch & Co., Merrill Lynch,
            Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc., The First Boston
            Corporation, Goldman, Sachs & Co., Shearson Lehman Brothers Inc., Morgan, Stanley
            & Co. Incorporated and Salomon Brothers Inc (incorporated by reference to Exhibit
            1 to the Current Report on Form 8-K dated June 22, 1993 of The Chase Manhattan
            Corporation (formerly known as Chemical Banking Corporation) (File No. 1-5805)).
    1.3     Form of Preferred Stock Underwriting Agreement (incorporated by reference to
            Exhibit 1 to Registration Statement on Form S-3 (File No. 33-25139) of The Chase
            Manhattan Corporation (formerly known as Chemical Banking Corporation)).
    1.4     Form of Common Stock Underwriting Agreement (incorporated by reference to Exhibit
            1.1 to Registration Statement on Form S-3 (File No. 33-58634) of The Chase
            Manhattan Corporation (formerly known as Chemical Banking Corporation)).
    3.1     Restated Certificate of Incorporation of The Chase Manhattan Corporation
            (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form
            S-8, dated July 11, 1996 (File No. 333-07941) of The Chase Manhattan
            Corporation).
    3.2     By-Laws of The Chase Manhattan Corporation (formerly known as Chemical Banking
            Corporation), as amended (incorporated by reference to Exhibit 3.2 of the Annual
            Report on Form 10-K dated December 31, 1993 of The Chase Manhattan Corporation
            (formerly known as Chemical Banking Corporation) (File No. 1-5805)).
    4.1     Form of Certificates for shares of Common Stock.*
    4.2     Form of Certificate of Designations for Preferred Stock (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-3 (File No.
            33-47105) of The Chase Manhattan Corporation (formerly known as Chemical Banking
            Corporation)).
    4.3     Form of Certificate for shares of Preferred Stock (incorporated by reference to
            Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 33-25139) of The
            Chase Manhattan Corporation (formerly known as Chemical Banking Corporation)).
    4.4     Form of Deposit Agreement (incorporated by reference to Exhibit 4.6 to the
            Registration Statement on Form S-3 (File No. 33-25139) of The Chase Manhattan
            Corporation (formerly known as Chemical Banking Corporation)).
    4.5     Form of Depositary Receipt of Depositary Shares (incorporated by reference to
            Exhibit 4.5 to the Registration Statement on Form S-3 (File No. 33-25139) of The
            Chase Manhattan Corporation (formerly known as Chemical Banking Corporation)).
    4.6     Form of Indenture dated as of December 1, 1989, between The Chase Manhattan
            Corporation (formerly known as Chemical Banking Corporation) and Bankers Trust
            Company, as successor to The Chase Manhattan Bank (National Association), which
            Indenture includes the form of Senior Securities (incorporated by reference to
            Exhibit 4.9 to the Registration Statement on Form S-3 (File No. 33-32409) of The
            Chase Manhattan Corporation (formerly known as Chemical Banking Corporation)).
    4.7     Form of Indenture dated as of April 1, 1987, as amended and restated as of
            December 15, 1992, between The Chase Manhattan Corporation (formerly known as
            Chemical Banking Corporation) and First Trust of New York, National Association,
            as successor to Morgan Guaranty Trust Company of New York, as Trustee
            (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of
            The Chase Manhattan Corporation (formerly known as Chemical Banking Corporation)
            File No. 1-5805) dated December 22, 1992).

  EXHIBIT
  NUMBER                                  DOCUMENT DESCRIPTION
  -------   ---------------------------------------------------------------------------------
    4.8     Second Supplemental Indenture dated as of October 8, 1996, between The Chase
            Manhattan Corporation and First Trust of New York, National Association, as
            Trustee, to the Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992 (incorporated by reference to Exhibit 4.5 to the
            Registration Statement on Form S-3 (File No. 333-14959) of The Chase Manhattan
            Corporation).
    4.9     Second Supplemental Indenture dated as of October 8, 1996 between The Chase
            Manhattan Corporation and IBJ Schroder Bank and Trust Company, as Trustee, to the
            Indenture dated as of June 1, 1985 (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-3 (File No. 333-14959) of The Chase
            Manhattan Corporation).
    4.10    Third Supplemental Indenture dated as of March 29, 1996 among Chemical Banking
            Corporation, The Chase Manhattan Corporation and Bankers Trust Company, as
            Trustee, to the Indenture dated as of July 1, 1986 (incorporated by reference to
            Exhibit 4.18 to the Registration Statement on Form S-3 (File No. 333-14959) of
            The Chase Manhattan Corporation).
    4.11    First Supplemental Indenture dated as of March 29, 1996 among Chemical Banking
            Corporation, The Chase Manhattan Corporation and Bankers Trust Company, as
            Trustee, to the Indenture dated as of August 1, 1974 (incorporated by reference to Exhibit 4.20 to the Registration Statement on Form S-3 (File No. 333-14959) of
            The Chase Manhattan Corporation).
    4.12    First Supplemental Indenture dated as of March 29, 1996 among Chemical Banking
            Corporation, The Chase Manhattan Corporation Chemical Bank, as resigning Trustee, and First Trust of New York, National Association, as successor Trustee, to the
            Indenture dated as of September 1, 1993 (incorporated by reference to Exhibit
            4.22 to the Registration Statement on Form S-3 (File No. 333-14959) of The Chase
            Manhattan Corporation).
    4.13    Second Supplemental Indenture dated as of October 8, 1996 between The Chase
            Manhattan Corporation and First Trust of New York, National Association, to the
            Amended and Restated Indenture dated as of September 1, 1993 (incorporated by reference to Exhibit 4.23 to the Registration Statement on Form S-3 (File No.
            333-14959) of The Chase Manhattan Corporation).
    4.14    Form of Senior Security (incorporated by reference to Exhibit 4.1 to the
            Registration Statement on Form S-3 (File No. 33-36164) of The Chase Manhattan
            Corporation (formerly known as Chemical Banking Corporation)).
    4.15    Form of Subordinated Security (incorporated by reference to Exhibit 4.4 to the
            Current Report on Form 8-K dated March 8, 1989 of The Chase Manhattan Corporation
            (formerly known as Chemical Banking Corporation) (File No. 1-5805)).
    4.16    Form of Equity Commitment Note (incorporated by reference to Exhibit 4.2 to the
            Registration Statement on Form S-3 (File No. 33-15230) of The Chase Manhattan
            Corporation (formerly known as Chemical Banking Corporation)).
    4.17    Form of Equity Contract Note (incorporated by reference to Exhibit 4.3 to the
            Registration Statement on Form S-3 (File No. 33-15230) of The Chase Manhattan
            Corporation (formerly known as Chemical Banking Corporation)).
    4.18    Form of Debt Securities Warrant Agreement (incorporated by reference to Exhibit
            4.23 to the Registration Statement on Form S-3 (File No. 33-47105) of The Chase
            Manhattan Corporation (formerly known as Chemical Banking Corporation)).
    4.19    Form of Preferred Stock Warrant Agreement (incorporated by reference to Exhibit
            4.24 to the Registration Statement on Form S-3 (File No. 33-47105) of The Chase
            Manhattan Corporation (formerly known as Chemical Banking Corporation)).
    4.20    Form of Common Stock Warrant Agreement (incorporated by reference to Exhibit 4.25 to the Registration Statement on Form S-3 (File No. 33-47105) of The Chase
            Manhattan Corporation (formerly known as Chemical Banking Corporation)).

  EXHIBIT
  NUMBER                                  DOCUMENT DESCRIPTION
  -------   ---------------------------------------------------------------------------------
    4.21    Form of Currency Warrants Warrant Agreement (incorporated by reference to Exhibit
            4.26 to the Registration Statement on Form S-3 (File No. 33-47105) of The Chase
            Manhattan Corporation (formerly known as Chemical Banking Corporation)).
    4.22    Form of Fixed Rate Senior Medium-Term Notes (incorporated by reference to Exhibit
            4.1 to the Current Report on Form 8-K dated June 22, 1993 of The Chase Manhattan
            Corporation (formerly known as Chemical Banking Corporation) (File No. 1-5805)).
    4.23    Form of Global Certificate representing Fixed Rate Senior Medium-Term Notes
            (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K dated
            June 22, 1993 of The Chase Manhattan Corporation (formerly known as Chemical
            Banking Corporation) (File No. 1-5805)).
    4.24    Form of Floating Rate Senior Medium-Term Notes (incorporated by reference to
            Exhibit 4.3 to Current Report on Form 8-K dated June 22, 1993 of The Chase
            Manhattan Corporation (formerly known as Chemical Banking Corporation) (File No.
            1-5805)).
    4.25    Form of Global Certificate representing Floating Rate Senior Medium-Term Notes
            (incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K dated
            June 22, 1993 of The Chase Manhattan Corporation (formerly known as Chemical
            Banking Corporation) (File No. 1-5805)).
    4.26    Form of Fixed Rate Subordinated Medium-Term Notes (incorporated by reference to
            Exhibit 4.5 to Current Report on Form 8-K dated June 22, 1993 of The Chase
            Manhattan Corporation (formerly known as Chemical Banking Corporation) (File No.
            1-5805)).
    4.27    Form of Global Certificate representing Fixed Rate Subordinated Medium-Term Notes
            (incorporated by reference to Exhibit 4.6 to Current Report on Form 8-K dated
            June 22, 1993 of The Chase Manhattan Corporation (formerly known as Chemical
            Banking Corporation) (File No. 1-5805)).
    4.28    Form of Floating Rate Subordinated Medium-Term Notes (incorporated by reference to Exhibit 4.7 to Current Report on Form 8-K dated June 22, 1993 of The Chase
            Manhattan Corporation (formerly known as Chemical Banking Corporation)(File No.
            1-5805)).
    4.29    Form of Global Certificate representing Floating Rate Subordinated Medium-Term
            Notes (incorporated by reference to Exhibit 4.8 to Current Report on Form 8-K dated June 22, 1993 of The Chase Manhattan Corporation (formerly known as
            Chemical Banking Corporation) (File No. 1-5805)).
    5       Opinion of Simpson Thacher & Bartlett.**
   12.1     Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to
            Exhibit 12(a) to Quarterly Report on Form 10-Q for the Quarter Ended September
            30, 1996 of The Chase Manhattan Corporation (File No. 1-5805)).
   12.2     Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend
            Requirements (incorporated by reference to Exhibit 12(b) to Quarterly Report on
            Form 10-Q for the Quarter Ended September 30, 1996 of The Chase Manhattan
            Corporation (File No. 1-5805)).
   23.1     Consent of Price Waterhouse LLP.*
   23.2     Consent of Simpson Thacher & Bartlett (included in Exhibit 5).**
   24       Powers of Attorney.*
   25.1     Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture
            Act of 1939 of Bankers Trust Company.*
   25.2     Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture
            Act of 1939 of First Trust of New York, National Association.*


---------------
 * Filed herewith.


** Previously filed.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 on Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 22, 1996.



                                          THE CHASE MANHATTAN CORPORATION

                                                       (Registrant)


                                          By      /s/  ANTHONY J. HORAN


                                            ------------------------------------

                                                (Anthony J. Horan, Corporate
                                                         Secretary)



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                    SIGNATURE                                       TITLE
  ---------------------------------------------  --------------------------------------------
                        *                        Director, Chairman of the Board and Chief
  ---------------------------------------------  Executive Officer (Principal Executive
               (Walter V. Shipley)               Officer)
                        *                        Director, President, Chief Operating Officer
  ---------------------------------------------
              (Thomas G. Labrecque)
                        *                        Director and Senior Vice Chairman of the
  ---------------------------------------------  Board
               (Edward D. Miller)
                        *                        Director and Vice Chairman
  ---------------------------------------------
           (William B. Harrison, Jr.)
                        *                        Director
  ---------------------------------------------
             (Frank A. Bennack, Jr.)
                        *                        Director
  ---------------------------------------------
              (Susan V. Berresford)
                        *                        Director
  ---------------------------------------------
               (M. Anthony Burns)
                        *                        Director
  ---------------------------------------------
              (H. Laurance Fuller)
                        *                        Director
  ---------------------------------------------
               (Melvin R. Goodes)
                        *                        Director
  ---------------------------------------------
              (William H. Gray III)
                        *                        Director
  ---------------------------------------------
                (George V. Grune)
                        *                        Director
  ---------------------------------------------
                (Harold S. Hook)

                    SIGNATURE                                       TITLE
  ---------------------------------------------  --------------------------------------------
                        *                                          Director
  ---------------------------------------------
               (Helene L. Kaplan)
                        *                                          Director
  ---------------------------------------------
              (J. Bruce Llewellyn)
                        *                                          Director
  ---------------------------------------------
             (Edmund T. Pratt, Jr.)
                        *                                          Director
  ---------------------------------------------
               (Henry B. Schacht)
                        *                                          Director
  ---------------------------------------------
               (Andrew C. Sigler)
                        *                                          Director
  ---------------------------------------------
               (John R. Stafford)
                        *                                          Director
  ---------------------------------------------
              (Marina v.N. Whitman)
                        *                        Chief Financial Officer (Principal Financial
  ---------------------------------------------  Officer)
                (Peter J. Tobin)
                        *                        Controller (Principal Accounting Officer)
  ---------------------------------------------
              (Joseph L. Sclafani)



     * Anthony J. Horan hereby signs this Amendment No. 1 on behalf of each of the indicated persons for whom he is attorney-in-fact on November 22, 1996 pursuant to a power of attorney filed herewith.



                                          By      /s/  ANTHONY J. HORAN


                                            ------------------------------------

                                                      Anthony J. Horan
                                                    Corporate Secretary



Dated: November 22, 1996

                                 EXHIBIT INDEX



                                                                                     SEQUENTIALLY
  EXHIBIT                                                                              NUMBERED
  NUMBER                            DOCUMENT DESCRIPTION                                 PAGE
  ------   ----------------------------------------------------------------------    ------------
    1.1    Form of Debt Securities Underwriting Agreement (including form of
           Delayed Delivery Contract) (incorporated by reference to Exhibit 1 to
           Registration Statement on Form S-3 (File No. 33-13062) of The Chase
           Manhattan Corporation (formerly known as Chemical Banking
           Corporation)).........................................................
    1.2    Form of Master Agency Agreement, dated as of February 1, 1990, as amended and restated as of April 30, 1993, between The Chase Manhattan
           Corporation (formerly known as Chemical Banking Corporation) and
           Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
           Incorporated, Bear, Stearns & Co. Inc., The First Boston Corporation,
           Goldman, Sachs & Co., Shearson Lehman Brothers Inc., Morgan, Stanley &
           Co. Incorporated and Salomon Brothers Inc (incorporated by reference to Exhibit 1 to the Current Report on Form 8-K dated June 22, 1993 of
           The Chase Manhattan Corporation (formerly known as Chemical Banking
           Corporation) (File No. 1-5805)).......................................
    1.3    Form of Preferred Stock Underwriting Agreement (incorporated by reference to Exhibit 1 to Registration Statement on Form S-3 (File No.
           33-25139) of The Chase Manhattan Corporation (formerly known as
           Chemical Banking Corporation))........................................
    1.4    Form of Common Stock Underwriting Agreement (incorporated by reference to Exhibit 1.1 to Registration Statement on Form S-3 (File No.
           33-58634) of The Chase Manhattan Corporation (formerly known as
           Chemical Banking Corporation))........................................
    3.1    Restated Certificate of Incorporation of The Chase Manhattan
           Corporation (incorporated by reference to Exhibit 4.1 to the
           Registration Statement on Form S-8, dated July 11, 1996 (File No.
           333-07941) of The Chase Manhattan Corporation)........................
    3.2    By-Laws of The Chase Manhattan Corporation (formerly known as Chemical
           Banking Corporation), as amended (incorporated by reference to Exhibit
           3.2 of the Annual Report on Form 10-K dated December 31, 1993 of The
           Chase Manhattan Corporation (formerly known as Chemical Banking
           Corporation) (File No. 1-5805)).......................................
    4.1    Form of Certificates for shares of Common Stock*......................
    4.2    Form of Certificate of Designations for Preferred Stock (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-3
           (File No. 33-47105) of The Chase Manhattan Corporation (formerly known as Chemical Banking Corporation)).....................................
    4.3    Form of Certificate for shares of Preferred Stock (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3
           (File No. 33-25139) of The Chase Manhattan Corporation (formerly known as Chemical Banking Corporation)).....................................
    4.4    Form of Deposit Agreement (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 (File No. 33-25139) of The
           Chase Manhattan Corporation (formerly known as Chemical Banking
           Corporation)).........................................................
    4.5    Form of Depositary Receipt of Depositary Shares (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3
           (File No. 33-25139) of The Chase Manhattan Corporation (formerly known as Chemical Banking Corporation)).....................................

                                                                                     SEQUENTIALLY
  EXHIBIT                                                                              NUMBERED
  NUMBER                            DOCUMENT DESCRIPTION                                 PAGE
  ------   ----------------------------------------------------------------------    ------------
    4.6    Form of Indenture dated as of December 1, 1989, between The Chase
           Manhattan Corporation (formerly known as Chemical Banking Corporation)
           and Bankers Trust Company, as successor to The Chase Manhattan Bank
           (National Association), which Indenture includes the form of Senior
           Securities (incorporated by reference to Exhibit 4.9 to the
           Registration Statement on Form S-3 (File No. 33-32409) of The Chase
           Manhattan Corporation (formerly known as Chemical Banking
           Corporation)).........................................................
    4.7    Form of Indenture dated as of April 1, 1987, as amended and restated
           as of December 15, 1992, between The Chase Manhattan Corporation
           (formerly known as Chemical Banking Corporation) and First Trust of
           New York, National Association, as successor to Morgan Guaranty Trust
           Company of New York, as Trustee (incorporated by reference to Exhibit
           4.1 to the Current Report on Form 8-K of The Chase Manhattan
           Corporation (formerly known as Chemical Banking Corporation) File No.
           1-5805) dated December 22, 1992)......................................
    4.8    Second Supplemental Indenture dated as of October 8, 1996 between The
           Chase Manhattan Corporation and First Trust of New York, National
           Association, as Trustee, to the Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992 (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3
           (File No. 333-14959) of The Chase Manhattan Corporation)..............
    4.9    Second Supplemental Indenture dated as of October 8, 1996 between The
           Chase Manhattan Corporation and IBJ Schroder Bank and Trust Company,
           as Trustee, to the Indenture dated as of June 1, 1985 (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-3
           (File No. 333-14959) of The Chase Manhattan Corporation).
    4.10   Third Supplemental Indenture dated as of March 29, 1996 among Chemical
           Banking Corporation, The Chase Manhattan Corporation and Bankers Trust
           Company, as Trustee, to the Indenture dated as of July 1, 1986
           (incorporated by reference to Exhibit 4.18 to the Registration
           Statement on Form S-3 (File No. 333-14959) of The Chase Manhattan
           Corporation).
    4.11   First Supplemental Indenture dated as of March 29, 1996 among Chemical
           Banking Corporation, The Chase Manhattan Corporation and Bankers Trust
           Company, as Trustee, to the Indenture dated as of August 1, 1974
           (incorporated by reference to Exhibit 4.20 to the Registration
           Statement on Form S-3 (File No. 333-14959) of The Chase Manhattan
           Corporation).
    4.12   First Supplemental Indenture dated as of March 29, 1996 among Chemical
           Banking Corporation, The Chase Manhattan Corporation Chemical Bank, as
           resigning Trustee, and First Trust of New York, National Association,
           as successor Trustee, to the Indenture dated as of September 1, 1993
           (incorporated by reference to Exhibit 4.22 to the Registration
           Statement on Form S-3 (File No. 333-14959) of The Chase Manhattan
           Corporation).
    4.13   Second Supplemental Indenture dated as of October 8, 1996 between The
           Chase Manhattan Corporation and First Trust of New York, National
           Association, to the Amended and Restated Indenture dated as of
           September 1, 1993 (incorporated by reference to Exhibit 4.23 to the
           Registration Statement on Form S-3 (File No. 333-14959) of The Chase
           Manhattan Corporation).
    4.14   Form of Senior Security (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 33-36164) of The
           Chase Manhattan Corporation (formerly known as Chemical Banking
           Corporation)).........................................................

                                                                                     SEQUENTIALLY
  EXHIBIT                                                                              NUMBERED
  NUMBER                            DOCUMENT DESCRIPTION                                 PAGE
  ------   ----------------------------------------------------------------------    ------------
    4.15   Form of Subordinated Security (incorporated by reference to Exhibit
           4.4 to the Current Report on Form 8-K dated March 8, 1989 of The Chase
           Manhattan Corporation (formerly known as Chemical Banking Corporation)
           (File No. 1-5805))....................................................
    4.16   Form of Equity Commitment Note (incorporated by reference to Exhibit
           4.2 to the Registration Statement on Form S-3 (File No. 33-15230) of
           The Chase Manhattan Corporation (formerly known as Chemical Banking
           Corporation)).........................................................
    4.17   Form of Equity Contract Note (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 33-15230) of The
           Chase Manhattan Corporation (formerly known as Chemical Banking
           Corporation)).........................................................
    4.18   Form of Debt Securities Warrant Agreement (incorporated by reference to Exhibit 4.23 to the Registration Statement on Form S-3 (File No.
           33-47105) of The Chase Manhattan Corporation (formerly known as
           Chemical Banking Corporation))........................................
    4.19   Form of Preferred Stock Warrant Agreement (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-3 (File No.
           33-47105) of The Chase Manhattan Corporation (formerly known as
           Chemical Banking Corporation))........................................
    4.20   Form of Common Stock Warrant Agreement (incorporated by reference to
           Exhibit 4.25 to the Registration Statement on Form S-3 (File No.
           33-47105) of The Chase Manhattan Corporation (formerly known as
           Chemical Banking Corporation))........................................
    4.21   Form of Currency Warrants Warrant Agreement (incorporated by reference to Exhibit 4.26 to the Registration Statement on Form S-3 (File No.
           33-47105) of The Chase Manhattan Corporation (formerly known as
           Chemical Banking Corporation))........................................
    4.22   Form of Fixed Rate Senior Medium-Term Notes (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated June 22, 1993 of The Chase Manhattan Corporation (formerly known as Chemical Banking
           Corporation) (File No. 1-5805)).......................................
    4.23   Form of Global Certificate representing Fixed Rate Senior Medium-Term
           Notes (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K dated June 22, 1993 of The Chase Manhattan Corporation
           (formerly known as Chemical Banking Corporation) (File No. 1-5805))...
    4.24   Form of Floating Rate Senior Medium-Term Notes (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K dated June 22,
           1993 of The Chase Manhattan Corporation (formerly known as Chemical
           Banking Corporation) (File No. 1-5805))...............................
    4.25   Form of Global Certificate representing Floating Rate Senior
           Medium-Term Notes (incorporated by reference to Exhibit 4.4 to Current
           Report on Form 8-K dated June 22, 1993 of The Chase Manhattan
           Corporation (formerly known as Chemical Banking Corporation) (File No.
           1-5805))..............................................................
    4.26   Form of Fixed Rate Subordinated Medium-Term Notes (incorporated by reference to Exhibit 4.5 to Current Report on Form 8-K dated June 22,
           1993 of The Chase Manhattan Corporation (formerly known as Chemical
           Banking Corporation) (File No. 1-5805))...............................
    4.27   Form of Global Certificate representing Fixed Rate Subordinated
           Medium-Term Notes (incorporated by reference to Exhibit 4.6 to Current
           Report on Form 8-K dated June 22, 1993 of The Chase Manhattan
           Corporation (formerly known as Chemical Banking Corporation) (File No.
           1-5805))..............................................................

                                                                                     SEQUENTIALLY
  EXHIBIT                                                                              NUMBERED
  NUMBER                            DOCUMENT DESCRIPTION                                 PAGE
  ------   ----------------------------------------------------------------------    ------------
    4.28   Form of Floating Rate Subordinated Medium-Term Notes (incorporated by reference to Exhibit 4.7 to Current Report on Form 8-K dated June 22,
           1993 of The Chase Manhattan Corporation (formerly known as Chemical
           Banking Corporation) (File No. 1-5805))...............................
    4.29   Form of Global Certificate representing Floating Rate Subordinated
           Medium-Term Notes (incorporated by reference to Exhibit 4.8 to Current
           Report on Form 8-K dated June 22, 1993 of The Chase Manhattan
           Corporation (formerly known as Chemical Banking Corporation) (File No.
           1-5805))..............................................................
    5      Opinion of Simpson Thacher & Bartlett**...............................
   12.1    Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12(a) to the Quarterly Report on Form 10-Q for
           the Quarter Ended September 30, 1996 of The Chase Manhattan
           Corporation (File No. 1-5805))........................................
   12.2    Computation of Ratios of Earnings to Fixed Charges and Preferred Stock
           Dividend Requirements (incorporated by reference to Exhibit 12(b) to the Quarterly Report on Form 10-Q for the Quarter Ended September 30,
           1996 of The Chase Manhattan Corporation (File No. 1-5805))............
   23.1    Consent of Price Waterhouse LLP*......................................
   23.2    Consent of Simpson Thacher & Bartlett (included in Exhibit 5)**.......
   24      Powers of Attorney*...................................................
   25.1    Form T-1 Statement of Eligibility and Qualifications under the Trust
           Indenture Act of 1939 of Bankers Trust Company*.......................
   25.2    Form T-1 Statement of Eligibility and Qualifications under the Trust
           Indenture Act of 1939 of First Trust of New York, National
           Association*..........................................................


---------------

 * Filed herewith.



** Previously filed.